As filed with the Securities and Exchange Commission on July 11, 2005

Registration file no. 333-122938

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 3 ON FORM SB-2

TO

REGISTRATION STATEMENT ON FORM S-3

UNDER

THE SECURITIES ACT OF 1933

VCG HOLDING CORP.

(Exact name of small business issuer in its charter)

COLORADO	7900	84-1157022
(State of jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

390 Union Blvd., Suite 540, Lakewood, Colorado 80228

(303) 934-2424

(Address and telephone number of principal executive offices)

Troy H. Lowrie

Chief Executive Officer

VCG Holding Corp.

390 Union Blvd., Suite 540, Lakewood, CO 80228

(303) 934-2424

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Ralph De Martino, Esq.

Cozen O’Connor

1667 K Street, N.W, Suite 500, Washington, DC 20006

(202) 912-4825

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: FROM TIME TO TIME AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (3)
Common Stock, par value $0.0001 per share	1,350,000(2)	$2.77	$3,739,500	$440.14

(1)	Estimated solely for the purpose of calculating the registration fee, and based on the average of the high and low prices of the Common Stock on the American Stock Exchange on February 11, 2005 in accordance with Rule 457(c) under the Securities Act of 1933.

(2)	The Registrant has completed a sale to selected qualified purchasers of $1,250,000 of 12% 2-year Convertible Subordinated Notes in a private placement transaction. The Notes are convertible into shares of the Common Stock at a conversion price of $2.00 per share at the option of the Noteholder. The Registrant is registering for resale (i) 937,500 shares of Common Stock issuable upon the exercise of the Notes and warrants issued to the Noteholders in the private placement, (ii) 112,500 shares issuable upon the exercise of the Placement Agent’s warrants issued in the private placement, (iii) 200,000 shares issuable upon the exercise of the Financial Advisor’s Warrants issued in the private placement and (iv) 100,000 shares underlying options to purchase Common Stock at an exercise price of $3.00 per share that expire December 15, 2007 to a consultant of the Company as payment for consulting services rendered to the Company.

(3)	Paid in connection with VCG Holding’s Registration Statement on Form S-3 to register the same securities filed with the SEC on February 22, 2005 (SEC File No. 333-122938).

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8 (a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8 (a), may determine.

Explanatory Note

VCG Holding Corp. is filing this amendment on Form SB-2 to the registration statement filed on Form S-3 to register the offer and sale of certain securities by VCG Holding Corp.’s selling shareholders as provided in detail herein. VCG Holding Corp. filed a registration statement on Forms S-3 on February 22, 2005 and filed an amendment to that registration statement on Form S-3 on April 1, 2005. However, subsequent to the filing of the amendment on April 1, 2005, VCG Holding Corp. lost its Form S-3 eligibility since its Annual Report on Form 10-KSB for the period ended December 31, 2004 was not filed within the prescribed timeframe.

The information in this prospectus is not complete and may be changed. The selling security holders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not prohibited.

Subject to completion, dated July 11, 2005

Prospectus

VCG HOLDING CORP.

Securities Offered for Sale by the Selling Shareholders

1,350,000 shares of common stock issuable upon Conversion of the

Convertible Subordinated Notes and Exercise of Warrants

In November 2004, we sold to selected qualified purchasers of $1,250,000 of 12% two-year convertible subordinated notes and warrants in a private placement transaction.

The notes are convertible into shares of our common stock at a conversion price of $2.00 per share at the option of the noteholder. In addition, for every $10,000 principal amount of the notes purchased, an investor in the private placement received a 5-year warrant to purchase up to 1,250 common stock shares at an exercise price of $3.00 per share and a five year warrant to purchase up to 1,250 common stock shares at an exercise price of $4.00 per share.

Some purchasers obtained the right to purchase an additional $1,500,000 of the convertible notes at a conversion price of $3.51 per share and additional five year warrants exercisable at $3.86 and $4.21. The shares underlying the additional notes and warrants are not being registered in this prospectus.

This prospectus relates to resales from time to time of:

•	625,000 shares of common stock issuable upon the conversion of the subordinated notes at $2.00 per share (Notes),

•	312,500 shares of common stock issuable upon exercise of the two five year investor warrants,

•	112,500 shares issuable upon the exercise of the placement agent’s warrants issued in the private placement,

•	200,000 shares issuable upon the exercise of the financial advisor’s warrants issued in the private placement, and,

•	100,000 shares issuable upon the exercise of the consultant’s warrants price that expire December 15, 2007 issued as payment for consulting services rendered to our company (collectively, Warrants).

All of the shares being offered by this prospectus are being offered by the selling shareholders named in this prospectus. This offering is not being underwritten. We will not receive any proceeds from the sale of the shares of our common stock in this offering other than the initial conversion at $2.00 per share of the 12% Convertible Subordinated Notes. Also, upon any exercise of the investor warrants, we will receive the exercise price of the warrants, which are exercisable at $4.00 per share or $3.00 per share. In addition, upon any exercise of the placement agent’s and/or financial advisor’s and/or consultant’s warrants by payment of cash, we will receive the exercise price of the warrants, which is $2.00, $2.50 and $3.00 per share, respectively. See Private Placement.

Our common stock is traded on the American Stock Exchange under the symbol “PTT.” On July 5, 2005, the closing sale price of our common stock was $2.72 per share. You are urged to obtain current market quotations for the common stock.

INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. SEE RISK FACTORS DISCUSSION IN THIS PROSPECTUS BEGINNING ON P. 6

Neither the Securities and Exchange Commission, nor any state securities commission has approved or disapproved these securities or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is July     , 2005.

Prospectus Summary

The following summary highlights material information contained in this prospectus. This summary does not contain all the information you should consider before investing in our securities. Before making an investment decision, you should read the entire prospectus carefully, including the “risk factors” section, the financial statements and the notes to the financial statements.

Our Business

We own and operate nightclubs which provide premium quality live adult entertainment and upscale restaurant and beverage services in a first class environment to affluent patrons. Our management has over twenty years of experience in successfully owning and operating first class nightclubs and has in-depth knowledge of the industry.

Our principal executive offices are located at VCG Holding Corp., 390 Union Blvd., Suite 540, Lakewood, Colorado 80228; out telephone number is (303) 934-2424. All references to “we,” “our,” or “us” refer to VCG Holding Corp., a Colorado corporation, and our subsidiaries.

The Offering Summary

Common stock offered by the selling shareholders	1,350,000 shares

Common stock outstanding before the offering	8,476,559 shares

Common stock to be outstanding after the offering (assuming the conversion of all of the Notes and the exercise of all of the Warrants)	9,826,559 shares

Use of proceeds	We will not receive any proceeds from the sale of shares in this offering other than the initial conversion at $2.00 per share of the 12% Convertible Subordinated Notes. Upon any exercise of the investor warrants, we will receive the exercise price of the warrants, exercisable at $4.00 per share or $3.00 per share. In addition, upon any exercise of the placement agents’, financial advisor’s and consultant’s warrants by payment of cash, however, we will receive the exercise price of the warrants, which is $2.00, $2.50 and $3.00 per share, respectively.

American Stock Exchange trading symbol	“PTT”

All of the shares being offered by this prospectus are being offered by the selling shareholders listed herein. The selling shareholders identified in this prospectus, or their pledgees, donees, transferees or other successors-in-interest, may offer the shares or interests therein from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices.

Risk Factors

We have had limited operations which makes our future operating results difficult to predict.

We were incorporated as a Colorado corporation in 1998 and began operating adult entertainment nightclubs in 2002. Since 2002, we have acquired 6 nightclubs and developed and built 1 nightclub. We have subsequently in 2005, disposed of one of the acquired nightclubs at a loss. We have also entered into management agreements and option to purchase agreements for an existing club in Minnesota and a club to be developed and built in Hawaii. The two purchase agreements have expired and did not result in an ownership interest and significant financial losses were incurred.

We have a limited operating history. We face the risks and uncertainties of other early-stage companies. As a result of our limited operating history, we may not be able to correctly estimate our future operating expenses, which could lead to cash shortfalls. Our budgeted expense levels are based in part on our expectations concerning future revenues. We may be unable to adjust our operations in a timely manner to compensate for any unexpected shortfall in revenues. Accordingly, a significant shortfall in demand for our services could have an immediate and material adverse effect on our business, results of operations and financial condition. To the extent that expenses precede or are not rapidly followed by increased revenue, our business, results of operations and financial condition may be materially adversely affected.

We may need additional financing our business expansion plans may be significantly limited.

If cash generated from our operations is insufficient to satisfy our working capital and capital expenditure requirements, we will need to raise additional funds through the public or private sale of our equity or debt securities. The timing and amount of our capital requirements will depend on a number of factors, including cash flow and cash requirements for nightclub acquisitions. If additional funds are raised through the issuance of equity or convertible debt securities, the percentage ownership of our then-existing shareholders will be reduced. We cannot assure you that additional financing will be available on terms favorable to us, if at all. Any future equity financing, if available, may result in substantial dilution to existing shareholders, and debt financing, if available, may include restrictive covenants or may require us to grant a lender a security interest in our assets. Any failure by us to procure timely additional financing or investment adequate to fund our ongoing operations will have material adverse consequences on our business operations and as a result, on our consolidated financial condition, results of operations and cash flows. If we are unable to raise sufficient additional financing, we will not be able to continue our operations.

Our directors and executive officers own a majority of our common stock and may exercise significant influence over our direction and policies.

Our directors and executive officers beneficially own approximately 65% of the outstanding shares of our common stock. As a result of this stock ownership, management has sufficient voting power to significantly influence our direction and policies, the election of directors, the outcome of any other matter submitted to a vote of shareholders, and a change in control. Accordingly, our officers and directors currently have significant influence over the outcome of any corporate transaction or other matters submitted to the shareholders for approval, including mergers, consolidations and the sale of all or substantially all of our assets, and also could prevent or cause a change in control. Third parties may be discouraged from making a tender offer or bid to acquire us because of this concentration of ownership.

Our business operations are subject to regulatory uncertainties which may affect our ability to acquire additional nightclubs, remain in operation or be profitable.

Adult entertainment nightclubs are subject to ever changing local, state and federal regulation. Our business is regulated by local zoning, local and state liquor licensing, local ordinances and state and federal time place and manner restrictions. In the states in which we currently operate, liquor licenses renew annually, and are considered to be a “privileged” license that could be subject to suspension or revocation. The adult entertainment provided by our nightclubs has elements of speech and expression and, therefore, enjoys some protection under the First Amendment to the United States Constitution. However, the protection is limited to the expression, and not the conduct of an entertainer. While our nightclubs are generally well established in their respective markets, there can be no assurance that local, state and/or federal licensing and other regulations will permit our nightclubs to remain in operation or profitable in the future.

There is substantial competition in the nightclub entertainment industry which may affect our ability to operate profitably or acquire additional clubs.

Our existing nightclubs (and any other clubs that we may acquire) face competition from other nightclubs, both for nightclub acquisitions and patrons. These competitors may have greater financial and management resources than our company. In addition, the industry is especially sensitive to ever-changing and unpredictable competitive trends and competition for general entertainment dollars which cannot be easily predicted and which are beyond our control.

Our business is dependent upon management and employees for continuing operations and expansion.

Our success will depend, to a significant extent, on the efforts and abilities of Troy H. Lowrie, our Chairman of the Board, and Micheal L. Ocello, our President. The loss of the services of Messrs. Lowrie and/or Ocello or our inability to recruit and train additional key personnel in a timely fashion, could have a material and continuing adverse effect on our business and future prospects. A loss of one or more of our current officers or key personnel could severely and negatively impact our operations. We do not carry, nor do we have any present intention of obtaining key man life insurance on any of our executive officers or key management personnel. In addition, our current management team is understaffed and has very limited experience managing a public company subject to the SEC’s periodic reporting obligations. Hiring qualified management will be difficult due to the limited number of qualified professionals in the work force in general. We have in the past experienced difficulty in recruiting qualified personnel and there can be no assurance that we will be successful in attracting and retaining additional members of management if the business begins to grow. Failure to attract and retain personnel, particularly management personnel would materially harm our business, financial condition and results of operations.

If we are unable to effectively promote our brand and establish a leading position in the marketplace, our business may fail.

We believe that the importance of brand recognition will increase over time. In order to gain brand recognition, we believe we must increase our marketing and advertising budgets to create and maintain brand name loyalty. We do not know whether these efforts will lead to greater brand recognition. If we are unable to effectively promote our brand and establish a leading position in the marketplace, our operations will suffer.

We must continue to meet the American Stock Exchange continued listing requirements or we risk delisting.

Our securities are currently listed for trading on the American Stock Exchange. We must continue to satisfy AMEX’s continued listing requirements or risk delisting which would have an adverse effect on our business. If our securities are ever de-listed from the AMEX, it may trade on the over-the-counter market, which may be a less liquid market. In such case, our shareholders’ ability to trade, or obtain quotations of the market value of, shares of our common stock would be severely limited because of lower trading volumes and transaction delays. These factors could contribute to lower prices and larger spreads in the bid and ask prices for our securities. In addition, in accordance with the AMEX Rules, an-AMEX listed company is required to hold meetings of its stockholders annually to elect directors and to take action on other corporate matters in accordance with its charter, by-laws and applicable state laws. We intend to hold an annual meeting in the immediate future in order to meet the AMEX continued listing requirement. In the event we do not meet this requirement, AMEX may commence delisting proceedings, which may adversely affect the price of our securities. In the event of delisting of our securities from AMEX, they may be quoted on the OTC-BB. There is no assurance that we will be able to maintain compliance with the AMEX continued listing requirements.

Our acquisitions of companies may result in disruptions in business and diversion of management’s attention.

We may make acquisitions of complementary nightclubs, restaurants or related products. Any acquisitions will require the assimilation of the operations, products and personnel of the acquired businesses and the training and motivation of these individuals. Such acquisitions may disrupt our operations and divert management’s attention from day-to-day operations, which could impair our relationships with current employees, customers and partners. We may also have to or choose to incur debt or issue equity securities to pay for any future acquisitions. These issuances could be substantially dilutive to stockholders. In addition, our profitability may suffer because of acquisition-related costs or amortization or impairment costs for acquired goodwill and other intangible assets. If management is unable to fully integrate acquired business, products or person with existing operation, we may not receive the benefits of the acquisitions.

Our business plan and proposed strategy has not been independently evaluated.

We have not obtained any independent evaluation of our business plan and proposed business strategy. There can be no assurance that our nightclubs or proposed strategy will generate sufficient revenues to maintain profitability.

We may be subject to uninsured risks which if realized could expose us to liabilities which we may not be able to pay.

We maintain insurance in amounts we consider adequate for personal injury and property damage to which our nightclubs may be subject. When available at reasonable rates, we maintain personal injury liquor liability insurance. We currently do not have such personal injury liquor liability coverage in place. However, there can be no assurance that we will not be exposed to potential liabilities in excess of the coverage provided by insurance, including, but not limited to, liabilities which may be imposed pursuant to state “dram shop” statutes or common law theories of liability. In general, “dram shop” statutes provide that a person injured by an intoxicated person has the right to recover damages from an establishment that wrongfully served alcoholic beverages to such person if it was apparent to the server that the individual being sold, served or provided with an alcoholic beverage was obviously intoxicated to the extent that he presented a clear danger to himself and others.

We could use the issuance of additional shares of our authorized stock to deter a change in control.

As of June 30, 2005, we have 8,476,559 shares of common stock outstanding, out of a total of 50,000,000 shares of common stock authorized and 942,000 shares of Series A preferred stock out of a total of 1,000,000 shares authorized out of 1,000,000 shares authorized for future issuance under our Articles of Incorporation. This does not include 480,000 shares of common stock reserved for issuance under our 2002 Stock Option and Stock Bonus Plan and 129,043 shares of common stock reserved for issuance under our 2003 Stock Option and Stock Bonus Plan.

In addition, our Board is authorized to issue “blank check” preferred stock, with designations, rights and preferences as they may determine. Accordingly, our Board may, without stockholder approval, issue shares of preferred stock with dividend, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the holders of our common stock. This type of preferred stock could also be issued to discourage, delay or prevent a change in our control. The ability to issue “blank check” preferred stock is a traditional anti-takeover measure. These provisions in our charter documents make it difficult for a majority stockholder to gain control of the Board of Directors and of our company. The issuance of additional shares would make it more difficult for a third party to acquire us, even if its doing so would be beneficial to our shareholders.

We do not anticipate paying dividends on common shares in the foreseeable future.

Since our inception we have not paid any dividends on our common stock and we do not anticipate paying any dividends in the foreseeable future. In 2004, preferred stock dividends of $323,460 were paid. We expect that future earnings, if any, will be used for working capital and to finance growth.

Future sales of our common stock may depress our stock price.

The market price of our common stock could decline as a result of sales of substantial amounts of our common stock in the public market, or as a result of the perception that these sales could occur. In addition, these factors could make it more difficult for us to raise funds through future offerings of common stock. As of June 30, 2005, we have 8,476,559 shares of common stock outstanding.

There is a limited public trading market for our common stock.

Our stock is currently traded on the AMEX under the trading symbol of “PTT”. There is a limited public trading market for our common stock. Without an active trading market, there can be no assurance of any liquidity or resale value of our common stock, and stockholders may be required to hold shares of our common stock for an indefinite period of time.

Our stock price has been volatile and may fluctuate in the future.

The trading price of our securities may fluctuate significantly. This price may be influenced by many factors, including:

•	our performance and prospects;

•	the depth and liquidity of the market for our securities;

•	sales by selling shareholders of shares issued or issuable in connection with the private placement;

•	investor perception of us and the industry in which we operate;

•	changes in earnings estimates or buy/sell recommendations by analysts;

•	general financial and other market conditions; and

•	domestic and international economic conditions.

Public stock markets have experienced, and are currently experiencing, extreme price and trading volume volatility. These broad market fluctuations may adversely affect the market price of our securities. In addition, fluctuations in our stock price may have made our stock attractive to momentum, hedge or day-trading investors who often shift funds into and out of stocks rapidly, exacerbating price fluctuations in either direction particularly when viewed on a quarterly basis.

Provisions in our bylaws provide for indemnification of officers and directors, which could require us to direct funds away from our business.

Our bylaws provide for the indemnification of our officers and directors. We may be required to advance costs incurred by an officer or director and to pay judgments, fines and expenses incurred by an officer or director, including reasonable attorneys’ fees, as a result of actions or proceedings in which our officers and directors are involved by reason of being or having been an officer or director of our company. Funds paid in satisfaction of judgments, fines and expenses may be funds we need for the operation of our business, thereby affecting our ability to attain profitability.

Our internal disclosure controls had certain events of control deficiencies constituting material weaknesses.

Our Certifying Officers are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act) Rules 13a-15(e) and 15d-15(e)) for the company and we regularly evaluate the effectiveness of disclosure controls and procedures and report our conclusions about the effectiveness of the disclosure controls quarterly on our Form 10-OSB’s and annually on our Form 10KSB.

In our most recently filed Quarterly Report on Form 10QSB for the period March 31, 2005, the Certifying Officers have concluded that the company had certain events of control deficiencies, constituting material weaknesses. The nature of these control deficiencies and our plans and progress in implementing corrective steps, are discussed in Item 3, management is responsible for ensuring an effective control environment and is taking steps to ensure that the internal control environment remains free of significant deficiencies and/or material weaknesses, the inherent nature of our business and rapidly changing environment may effect management’s ability to be successful with this initiative. There can be no assurance that the steps that the company is undertaking or will undertake in the immediate future will prevent any future controls and procedures deficiencies.

We face an increased risk of litigation or regulatory inquiry as the result of the restatement of the December 31, 2004 financial statements.

On May 27, 2005, we filed an amended Annual Report on Form 10-KSB fro the period December 31, 2004 as provided in Note 3 of notes to such consolidated financial statements and of revising certain disclosures and presentations in other parts of the Form 10-KSB to be consistent with the restated consolidated financial statements. As the results of the foregoing restatements, we are facing an increased risk of litigation or regulatory inquiry into the foregoing restatements. We are unable to predict whether, if at all, the SEC determines to commence such an investigation or any action that the SEC might take, including the impostion of fines, penalties or other available remedies. Also, a significant amount of management’s time and attention will be diverted should such an investigation commences. Any such litigation or regulatory inquiry could could negatively impact the market value of our common stock.

As a public company, our business is subject to numerous reporting requirements that are currently evolving and could substantially increase our operating expenses and divert management’s attention from the operation of our business.

The Sarbanes-Oxley Act of 2002, which became law in July 2002, has required changes in some of our corporate governance, securities disclosure and compliance practices. In response to the requirements of that Act, the SEC and the American Stock Exchange have promulgated new rules and listing standards covering a variety of subjects. Compliance with these new rules and listing standards has significantly increased our legal and financial and accounting costs, and we expect these increased costs to continue. In addition, the requirements have taxed a significant amount of management’s and the Board’s time and resources. Likewise, these developments may make it more difficult for us to attract and retain qualified members of our board of directors, particularly independent directors, or qualified executive officers.

As directed by Section 404 of the Sarbanes-Oxley Act, the SEC adopted rules requiring public companies to include a report of management on the company’s internal controls over financial reporting in their annual reports on Form 10-KSB that contains an assessment by management of the effectiveness of the company’s internal controls over financial reporting. In addition, the public accounting firm auditing the company’s financial statements must attest to and report on management’s assessment of the effectiveness of the company’s internal controls over financial reporting. This requirement will first apply to our annual report on Form 10-KSB for our fiscal year ending December 31, 2006. If we are unable to conclude that we have effective internal controls over financial reporting or, if our independent auditors are unable to provide us with an unqualified report as to the effectiveness of our internal controls over financial reporting as of

December 31, 2006 and future year-ends as required by Section 404, investors could lose confidence in the reliability of our financial statements, which could result in a decrease in the value of our securities.

Cautionary Note about Forward Looking Statements

Some of the statements made or incorporated by reference in this prospectus contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (Securities Act), and Section 21E of the Exchange Act, which generally include the plans and objectives of management for future operations, including plans and objectives relating to our future economic performance and our current beliefs regarding revenues we might earn if we are successful in implementing our business strategies. The forward-looking statements and associated risks may include, relate to or be qualified by other important factors. You can identify forward-looking statements generally by the use of forward-looking terminology such as “believes”, “expects”, “may”, “intends”, “plans”, “should”, “could”, “seeks”, “pro forma”, “anticipates”, “estimates”, “continues”, or other variations of those terms, including their use in the negative, or by discussions of strategies, opportunities, plans or intentions. You may find these forward-looking statements under the captions “Risk Factors”, “Use of Proceeds”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, and “Description of Business”, as well as captions elsewhere in this prospectus. A number of factors could cause results to differ materially from those anticipated by forward-looking statements, including those discussed under “Risk Factors” and “Description of Business”.

These forward-looking statements necessarily depend upon assumptions and estimates that may prove to be incorrect. Although we believe that the assumptions and estimates reflected in the forward-looking statements are reasonable, we cannot guarantee that we will achieve our plans, intentions or expectations. The forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ in significant ways from any future results expressed or implied by the forward-looking statements. These factors include among others:

•	our dependence on key management personnel

•	the presence of competitors with greater financial resources

•	impact of competitive pricing

•	the timing of the openings of competitors’ clubs

•	the ability of management to execute acquisition and expansion plans and motivate personnel in the execution of those plans

•	interruptions or cancellation of existing contracts

•	adverse publicity related to the company

•	changes in the laws governing the operation of adult entertainment businesses

•	an inability to arrange additional debt or equity financing

•	adverse claims relating to our use of trademarks

•	the adoption of new, or changes in, accounting principles

•	the costs inherent with complying with new statutes and regulations applicable to public reporting companies, such as the Sarbanes-Oxley Act of 2002

Any of the factors described above or in the “Risk Factors” section above could cause our financial results to differ materially from prior results, which in turn could, among other things, cause the price of our common stock to fluctuate substantially. You should not unduly rely on these forward-looking statements in this prospectus, as they speak only as of the date of this prospectus. Except as required by law, we assume no obligation to update or revise our forward-looking statements to reflect events or circumstances occurring after the date of this prospectus or to reflect the occurrence of unanticipated events.

Description of Business

Company Overview

VCG Holding Corp. was incorporated under the laws of the State of Colorado in 1998, but did not begin operations until 2002. We are engaged in owning and operating nightclubs which provide quality live adult entertainment and food and beverage services. Since 2002, we have purchased and operate seven adult entertainment nightclubs. We also acquired International Entertainment Consultants, Inc., a company formed in 1980 that provides management services to our nightclubs and non-owned affiliated nightclubs for a fee. In June 2002, we formed VCG Real Estate Holding Corporation, a wholly owned subsidiary, that purchased the land and buildings which house four of our nightclubs. Our management team has substantial experience in successfully owning and operating adult entertainment nightclubs and has in-depth knowledge of the industry.

Since we began operations, we have acquired the following nightclubs:

•	PT’s® Showclub in Indianapolis, Indiana (acquired 2002)

•	The Platinum Club in East Saint Louis, Illinois, (acquired 2002)

•	Centerfold Showclub in Denver, Colorado (acquired 2004)

•	The Penthouse Club in Denver, Colorado (acquired 2004)

•	Diamond Cabaret in Denver, Colorado (acquired 2004)

•	The Penthouse Club in Phoenix, Arizona (opened 2004)

•	The Memphis Club in Memphis, Tennessee (acquired 2002 and sold in 1/2005)

The aggregate cost of acquisition and build out for these seven clubs was approximately $27 million.

The day to day management of all nightclubs is conducted through International Entertainment Consultants, Inc. (IEC). All of our clubs offer live adult entertainment and generally food and beverage service. Of the six owned nightclubs, three offer fine dining in full service restaurants and have VIP facilities and five serve alcoholic beverages. The non-owned clubs that we manage are majority owned by Lowrie Management, LLLP. Lowrie Management is controlled by our Chairman and CEO, Troy H. Lowrie and owned by Mr. Lowrie and related parties. These clubs are located in Colorado, Illinois and Kentucky.

All nightclubs managed by IEC are charged for direct expenses and a proportionate share of IEC’s general operating and administrative expenses. IEC provides management and supervisory personnel to oversee operations, hires and contracts for all operating personnel, establish club policies and procedures, compliance monitoring, purchasing, financial and operating reports, income tax preparation, accounting services and other administrative needs.

The majority of the clubs operate under the branded names PT’s, Diamond Cabaret and The Penthouse Club under non-exclusive licensing agreements.

Our nightclubs are distinguished by the following features:

•	Facilities - The facilities are within ready access to the principal business, tourist and/or commercial districts in the metropolitan areas in which they are located. The facilities have state of the art sound systems, lighting and professional stage design. Three owned clubs have a VIP Room, a more elegantly appointed and spacious room accessible only to those who purchase annual memberships.

•	Professional On-Site Management - The facilities are managed by persons who are experienced in the restaurant/hospitality industry. The club managers are responsible for maintaining the overall quality of the nightclubs. In addition, there are also regional managers over each nightclub. The three regional managers have 15 to 22 years of experience in the industry and have been employed by IEC for at least 15 years.

•	Food and Beverage Operations - In the clubs with a full service restaurant the food and beverage operations meet the standard of business entertaining provided by an upscale restaurant. An experienced chef and bar manager are responsible for training, supervising, staffing and operating the food and beverage operations at each nightclub.

•	Entertainment - All clubs provide attractive, talented and courteous female performers. The highest standards are maintained for appearance, attitude, demeanor, dress and personality. The entertainment encourages repeat visits and increases the average length of a patron’s stay.

Employees and Independent Contractors

As of December 31, 2004, we had approximately 325 employees, of which 70 are management personnel and the others are service, beverage and administrative personnel.

Our employees are not members of a union and we have never suffered a work stoppage. As is customary in the industry, the entertainers in the nightclubs are not employees; they are independent contractors who work at our nightclubs on a non-exclusive basis and pay us a fee for providing the facilities for them to perform.

Compliance Policies and Controls

IEC has developed comprehensive policies aimed at assuring that the operations of each club are conducted in conformance with local, state and federal laws and that are designed to assure our clients of a quality and enjoyable experience.

Operational and accounting controls are essential to the successful operation of a cash intensive nightclub and bar business. IEC has also developed and implemented internal operating and accounting controls to track cash, credit card transactions and food and beverage inventory. These controls also help to maintain the accuracy of our operating and accounting records. In particular, IEC has developed sophisticated software programs to capture operating information and generate reports for efficient management and control of the nightclub. Analysis of the information provided enables IEC to detect atypical variances from expected operating results based on historical activity.

Marketing

The ability to attract patrons to a nightclub for the first time is critical to a nightclub’s success. Promotions, advertising and specials are the typical means to market a nightclub. Newspaper and magazine coupons are often used to attract new customers. Professional sporting events are a natural advertising venue, including ticket-stub drink vouchers and other advertising, including aerial banners at outdoor events.

We extensively utilize a marketing program developed by IEC. Specifically, the clubs are marketed as a safe and upscale environment for adult entertainment. The marketing strategy is to attract new customers, to increase the frequency of visits by existing customers and establish a higher level of name recognition. The marketing program includes advertising in travel and hospitality magazines, print advertising, billboards with distinctive graphics and taxi cab reader boards. The target market is the business-convention traveler and local professionals and business people. In addition, IEC conducts various promotion activities throughout the year to keep the clubs’ names before the public. In order to be good corporate citizens, the clubs actively sponsor and participate in local charitable events and make contributions to local charities.

Our Business Strategy and Growth Plan

The demographic market for adult entertainment nightclubs is substantial as nightclubs appeal to men of all age groups. Within this market, there are two general categories of nightclubs, each having distinct differences in entertainment quality, atmosphere and food service. On the higher-end of the spectrum are the upper-scale nightclubs, also termed “gentlemen’s clubs.” These clubs are characterized by their large facilities and featuring a variety of performers and entertainment on any given night. The entertainment and activities include sports and events on big screen and state of the art television monitors, billiard tables, VIP rooms and specialty acts. Their target market/audience is a more affluent clientele of businessmen and professionals, including women and couples, for whom gentlemen’s clubs are increasingly becoming a viable and attractive entertainment option. In addition, they are no longer limited to providing evening entertainment as daytime operations are also growing, particularly during the lunch hour. Food is prepared by on-site chefs and the menus, if not full service, typically offers a wide variety of entrees and appetizers. Other types of adult nightclubs are what are referred to as “strip clubs” which typically have small facilities and a less professional and attractive ambience. These clubs generally cater to a different clientele, have limited or no food service and make up a majority of the clubs in the industry.

We believe maximum profitability and sustained growth in the industry can only be obtained from owning and operating upscale adult entertainment nightclubs.

Our operations consist of owning and operating nightclubs along with owning the land and buildings in which some clubs operate and managing non-owned nightclubs.

Our strategy for growth is to acquire, upgrade existing and to develop/build upscale nightclubs in areas that are not market saturated and already receptive to well-managed upscale clubs. Adult entertainment nightclubs tend to group together by location. When clubs are within relatively close proximity, regular customers are more likely to try a new club. A significant marketing benefit for us will be our ownership of multiple clubs in multiple cities (“clustering”) to establish and maintain brand name recognition for all of our adult entertainment nightclubs. Our management believes that we are well positioned, both financially and managerially, to continue growing in the industry. By expanding into other locations in other cities and states, we will have the opportunity to realize the benefits of both the economies of scale and name recognition marketing. Management is continually evaluating opportunities to acquire and develop new nightclubs of optimal size and location and anticipates making acquisitions in the current year.

Competition

The adult nightclub industry is very competitive with respect to price, location and quality of the facility, entertainment, wait service and food and beverages quality and services. We have many competitors in the metropolitan areas in which we are located and/or intend to expand. Some competitors have substantially greater financial resources and a longer history of operations than the nightclubs currently owned by us. Changes in customer preferences, economic conditions, demographic trends and the location, number of and quality of competing nightclubs could adversely affect our business, as could a shortage of experienced local management and hourly employees. We believe our nightclubs enjoy a high level of repeat business and customer loyalty due to our upscale restaurant atmosphere, food quality, premium entertainment, perceived price-value relationship and efficient service.

Government Regulations

Our nightclubs are subject to ever changing local, state and federal regulation. Our business is regulated by local zoning, local and state liquor licensing, local ordinances and state and federal time place and manner restrictions. In the states in which we currently operate, liquor licenses renew annually, and are considered to be a “privileged” license that could be subject to suspension or revocation. The adult entertainment provided by our nightclubs has elements of speech and expression and, therefore, enjoys some protection under the First Amendment to the United States Constitution. However, the protection is limited to the expression, and not conduct. While our nightclubs are generally well established in their respective markets, there can be no assurance that local, state and/or federal licensing and other regulations will permit our nightclubs to remain in operation or profitable in the future.

Intellectual Property

Under the terms of a certain Club Licensing Agreement and in consideration of royalty payments to General Media Communications, Inc. (“General Media”), Penthouse granted us a 5-year non-exclusive license, renewable in 5-years, for the use of the registered trademarks “Penthouse”, “Pet of the Month”, “Pet of the Year”, “Three Key Logo” and “One-Key Logo” in our nightclub operations in Denver, CO; St. Louis, IL; and Phoenix, AZ.

The PT’s® name and logo are trademarks registered with the United States Patent and Trademark Office (USPTO). The Diamond Cabaret name has also been registered with the USPTO. We have been granted a license from Lowrie Management to use the trademarks for no fee. Any proposed fees in the future will be reviewed for fairness by, and subject to the approval of, a majority of the independent directors.

Where You Can Find More Information

Our principal executive offices are located at VCG Holding Corp., 390 Union Blvd., Suite 540, Lakewood, Colorado 80228; out telephone number is (303) 934-2424. We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, which requires that we file reports, proxy statements and other information with the Securities and Exchange Commission. The SEC maintains a website on the Internet at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers, including VCG Holding, which file electronically with the SEC. In addition, our Exchange Act filings may be inspected and copied at the SEC’s Public Reference Room at 450 Fifth Street, NW, Washington, D.C. 20549.

We have filed a registration statement under the Securities Act on Form SB-2 with the SEC relating to the offering of securities pursuant to this prospectus. The registration statement contains information not found in this prospectus. For further information, you should refer to the registration statement, which you can inspect and copy in the manner and at the sources described above. Statements that we make in this prospectus concerning the provisions of any document filed as an exhibit to the registration statement or otherwise filed with the SEC are materially complete and, in each instance, reference is made to the copy of such document so filed.

Management’s Discussion and Analysis of Financial Condition

and Results of Operations

General

We were incorporated under the laws of the State of Colorado in 1998, but did not begin operations until April 2002. We are engaged in owning and operating nightclubs which provide quality live adult entertainment and food and beverage services. Since 2002, we have purchased and operate seven adult entertainment nightclubs, and have sold one of those clubs, such that at March 31, 2005 we own six clubs. All of our clubs offer live adult entertainment and generally food and beverage service. Of the six owned nightclubs, three offer fine dining in full service restaurants and have VIP facilities and five serve alcoholic beverages.

We believe maximum profitability and sustained growth in the industry can only be obtained from owning and operating upscale adult entertainment nightclubs. Our strategy for growth is to acquire, upgrade existing and to develop/build upscale nightclubs in areas that are not market saturated and already receptive to well-managed upscale clubs

We also own International Entertainment Consultants, Inc. (“IEC”), which provides management services to our nightclubs and, on a fee basis, to non-owned nightclubs, owned directly or indirectly by Troy H. Lowrie, our Chairman of the Board and Chief Executive Officer. IEC was originally formed in 1980; at the time of acquisition in October 2003, IEC was owned by Mr. Lowrie.

In June 2002, we formed VCG Real Estate Holding Corporation, a wholly owned subsidiary, that purchased the land and buildings which house three of our nightclubs.

Our management team has substantial experience in successfully owning and operating adult entertainment nightclubs and has in-depth knowledge of the industry.

Since we began operations, we have acquired the following nightclubs:

•	PT’s® Showclub in Indianapolis, Indiana (acquired 2002)

•	The Platinum Club in East Saint Louis, Illinois, (acquired 2002)

•	Centerfold Showclub in Denver, Colorado (acquired 2004)

•	The Penthouse Club in Denver, Colorado (acquired 2004)

•	Diamond Cabaret in Denver, Colorado (acquired 2004)

•	The Penthouse Club in Phoenix, Arizona (opened 2004)

•	The Memphis Club in Memphis, Tennessee (acquired 2002 and sold in January 2005)

The majority of the clubs operate under the branded names PT’s, Diamond Cabaret and The Penthouse Club under non-exclusive licensing agreements.

The aggregate cost of acquisition and build out for these seven clubs was approximately $27 million.

The day to day management of all nightclubs is conducted through IEC. IEC also manages the clubs owned by Mr. Lowrie or Lowrie Management LLLP, an affiliate of Mr. Lowrie. IEC provides those clubs with management and supervisory personnel to oversee operations, hires and contracts for all operating personnel, establishes club policies and procedures, compliance monitoring and purchasing, provides accounting and other administrative services and prepares financial and operating reports and income tax returns. IEC charges a management fee based on an allocation of the Company’s charges those clubs a management fee which is based on an allocation of the Company’s common expenses incurred in maintaining these functions.

We classify our operations into two reportable segments; the operations of adult nightclubs and the management of non-owned adult nightclubs. Financial information on our reportable segments is presented in Note 11 of Notes to Consolidated Financial Statements. In general we operate the management segment not with a view to generating an operating profit on the operations of that segment alone, but rather with the view that the fees generated from that segment offset expenses we incur in maintaining our regional and corporate staffs and functions and thus assist us in achieving certain economies of scale in the management of all clubs.

Critical Accounting Policies

The following discussion and analysis of the results of operations and financial condition are based on the Company’s consolidated financial statements that have been prepared in accordance with accounting principles generally accepted in the Untied States of America. Our significant accounting policies are more fully described in Note 2 of Notes to the Consolidated Financial Statements. However, certain accounting policies and estimates are particularly important to the understanding of the our financial position and results of operations and require the application of significant judgment by our management or can be materially affected by changes from period to period in economic factors or conditions that are outside the control of management. As a result, they are subject to an inherent degree of uncertainty. In applying these policies, our management uses its judgment to determine the appropriate assumptions to be used in the determination of certain estimates. Those estimates are based on our historical operations, our future business plans and projected financial results, the terms of existing contracts, our observance of trends in the industry, information provided by our customers and information available from other outside sources, as appropriate. Actual results may differ from these estimates. All historical numbers are presented on a consolidated basis that includes all acquisitions and eliminates inter-company transactions.

Principles of Consolidation

The consolidated financial statements include the accounts of VCG Holding and its subsidiaries and Platinum of Illinois, Incorporated; Indy Restaurant Concepts, Inc. (INDY), Tennessee Restaurant Concepts, Inc. (TRC), VCG Real Estate Holding, Inc., Glendale Restaurant Concepts, LP (GRC), International Entertainment Consultants, Inc. for all periods presented; Epicurean Enterprises, LLC. from May 1, 2003; and VCG Restaurant Denver (VCGD), Inc. from the date of inception (June 3, 2003); Glenarm Restaurant LLC from the date of inception (October 8, 2004). All significant inter-company balances and transactions are eliminated in the consolidation. We have elected to report consolidated operations under the guidance of ARB 51 for consolidated companies.

The 2003 financial statements have been restated for the acquisitions of GRC and VCGD, companies under common control. The effect of the restatement was to increase revenues by $2,235,850 and increase the net income by $472,095. The 2003 and 2004 financial statements have been adjusted for the discontinued operation of a component (TRC) the restatement reduces the revenue by $1,173, 024 and all related expense items (see Note 7 to the December 31, 2004 and 2003 financial statements) and has no effect on net income.

Revenue Recognition

The Company recognizes all revenues at point-of-sale upon receipt of cash, check or charge card sale. VIP Room Memberships are amortized into revenue over the one year period of membership. The Company sells gift certificates and a reserve has been established for an estimate of the value of unexpired certificates.

Use of Estimates in the Preparation of Financial Statements

Preparation of the Company’s financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the financial statements and reported amounts of revenue and expense during the reporting periods. Accordingly, actual results could differ from those estimates.

Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

Inventories

Inventories, consisting principally of liquor and food products, are stated at the lower of cost or market (first-in, first-out method).

Goodwill

We adopted the Statement of Financial Accounting Standards (“SFAS”) Nos. 141 and 142 “Business Combinations” and “Goodwill and other Intangible Assets” on April 30, 2002. Statement 141 requires all business combinations initiated after June 30, 2001 to be accounted for using the purchase method. Under the guidance of Statement 142, goodwill is no longer subject to amortization over its estimated useful life. Rather, goodwill will be subject to at least an annual assessment for impairment by applying a fair value base test. The adoption of this statement did not have a material effect on our financial position or results of operations as no adjustment was needed at December 31, 2004 and 2003.

Property and Equipment

Property and equipment are stated at cost. Cost of property renovations or improvements are capitalized; costs of property maintenance and repairs are charged against operations as incurred. Depreciation is computed using the straight-line method over the estimated useful lives of the individual assets, as follows:

Building and improvements	40 years
Leasehold improvements	7-25 years
Equipment, furniture and signs	5-7 years

Impaired Assets

In August 2001, the FASB issued SFAS No. 143, Accounting for Asset Requirement Obligations. SFAS No. 143 requires the fair value of a liability for an asset retirement obligation to be recognized in the period in which it is incurred if a reasonable estimate of fair value can be made. The associated asset retirement costs are capitalized as part of the carrying amount of the long-lived asset. SFAS No. 143 is effective December 31, 2002 for the Company. The adoption of this statement had no material impact on its consolidated financial statements.

In October 2001, the FASB issued SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. SFAS 144 requires that those long-lived assets be measured at the lower of carrying amount or fair value, less cost to sell, whether reported in continuing operations or in discontinued operations. Therefore, discontinued operations will no longer be measured at net realizable value or include amounts for operating losses that have not yet occurred. The Company adopted SFAS 144 on January 1, 2002. The adoption of this statement did not have a material impact on its consolidated financial statements.

Results of Operations

The nature of our operations, and the locations in which we operate create certain challenges and risks to us. These challenges and risks are discussed in Description of Business section of this Prospectus. We see certain of the factors discussed as especially important to understanding our results of operations, financial condition and cash flows, and the reasons why historical financial results may not be indicative of our future operating performance.

Year ended December 31, 2004 and year ended December 31, 2003

Key selected financial and operating data for the years ended December 31, 2004 and 2003 and for the three months ended are as follows. All references to the earnings per share are on a diluted basis. The following consolidated Management’s Discussion and Analysis of Financial Condition and Results of Operations should be read in conjunction with results by segment, in the next section “Business Segments and Results.”

	December 31,		Percent Change 2004 vs. 2003
	2004	2003
Total Revenue	$12,219,584	$10,154,677	20.3
Cost of goods sold	1,289,118	907,047	42.1
Salaries and wages	4,703,486	4,256,587	10.5
Advertising and marketing	636,924	362,070	75.9
Other operating expenses	3,591,704	2,632,204	36.5
Depreciation & amortization	551,927	294,058	87.7
Total operating expenses	10,773,159	8,451,966	27.5
Income from operations	1,446,425	1,702,711	(15.1)
Interest Expense	1,428,113	307,846	363.9
Interest Income	138,402	76,772	80.3
Other income	78,764	3,085	*
Loss on Options	764,957	—	*
Bad debt	617,404	—	*
Income tax provision	(400,749)	316,326	*
Minority interest expense	37,177	48,625	*
Income (loss) from Continuing operations	(783,311)	1,109,771	*
Discontinued component (loss)	(1,014,850)	39,363	*
Net (loss) Income	(1,798,161)	1,149,134	*
Earnings (loss) per share			*
Income (loss) from Continuing operations	(0.10)	0.16
Discontinued component (loss)	(0.12)	—
Preferred stock dividend	(0.04)	—
Net (loss) Income applicable to common shareholder	(0.26)	0.16

*	Not meaningful

Total Revenues

We had a $2,064,907 increase in total revenue for the year ended December 31, 2004. When comparing same clubs revenues three of the clubs increased their revenues by $1,472,880 for the year ended December 31, 2004. We have removed the Memphis, TN numbers from the revenue and expenses for discontinued operations, as numbers were adjusted for both years they have bearing on the statistics. The Saint Louis, IL club had reduced revenue over the same period 2003 of $141,275. The decrease related to the Illinois club was primarily the result of a several month long bridge closure for construction denying motorist access to the principal route from St. Louis to our Illinois club, thereby limiting customer access to the location. We opened a club in Phoenix, AZ in November 2004 at a site that was not in operations for several years, but were able to generate gross revenue of approximately $175,000 per month. We also purchased an existing club in Denver, CO, which remains a strong market for us, and were able to generate gross revenue of approximately $270,000 per month at that location. All of these factors account for the overall revenue increase.

Cost of Goods Sold

For the year ended December 31, 2004, cost of goods sold related to alcohol, food and merchandise sales increased by almost 2% to 25.6%, as compared to 23.67% for the same period 2003. There are several factors that comprise these costs and gross margin that generated on their related sales, including that the upscale clubs have products that have a lower profit margin built-in than the other clubs we own. Further, the upscale clubs have a greater variety of food offered, a boutique and higher percentage of wine and champagne sales. The Penthouse clubs in Denver, CO and Phoenix, AZ and the Diamond Cabaret in Denver, CO all produce higher revenue, but have all of the lower profit margin products as part of their revenue mix. As a result, we expect that our overall cost of goods sold will increase.

Salaries and Wages

Salary and wages expenses decreased by 2.5%, as a % of total revenue, for the period between December 31, 2004 and 2003, respectively. We expect for this trend to continue due to several factors, including: (i) the completion of the Phoenix club construction which took over a year, and (ii) costs of local management during the construction period and the additional labor required to set-up the club added approximately $116,850 to the labor costs with no additional revenue associated with the club. As a percentage of revenue for 2004, labor expenses were approximately 38% and we expect this number to be closer to 36% for the year ended December 31, 2005.

Advertising and Marketing Expenses

Advertising and marketing expenses increased $274,854, representing a 75.9% increase for the year ended December 31, 2004 over the same period in 2003. The increase is attributable to several reasons: (i) marketing expenses for all three clubs in Denver, CO increased by $161,628 due to the change over to the Penthouse Club, promoting Centerfolds to a new market of potential customers (20 to 30-year old age group), and marketing of the Diamond Cabaret, and (ii) the promotion of the opening of the Penthouse Club in Phoenix, AZ, in the amount of $88,099.

Other Operating Expenses

Other operating expenses increased $959,500, or by 36.5%, for the year ended December 31, 2004 over the same period in 2003. Taxes and permits decreased by $38,434. The payroll taxes increased as a result of increased labor, but we spend approximately $100,000 on property taxes, licensing and other permits associated with doing business. The decrease was primarily due the management of the property tax assessments. Rent increased $132,396 for the year ended December 31, 2004 as compared to the same period in 2003. This increase was due to adding a club, Diamond Cabaret, that we do not own the building ($109,333) and a full year of rent for the Centerfolds club. Legal and professional increased by $237,290 for the year ended December 31, 2004 as compared to the same period 2003. The increase was due to due diligence costs, increased audit costs and acquisition legal costs. Other general and administrative expenses increased by $628,863 for the year ended December 31, 2004 as compared to the same period 2003. Approximately $375,000 of that amount relates directly to the increase in revenue growth. The balance of the increase was due to increases to corporate overhead at the parent company level for fees related to corporate finance, and other cost associated with a company that is growing by acquisitions.

Depreciation and Amortization

The depreciation and amortization increased by $257,869 for the year ended December 31, 2004 as compared to the same period in 2003. This increase is due to completing the building, improvements and related equipment and fixtures in Phoenix, AZ ($67,212), the acquisition of Diamond Cabaret in Denver, CO ($31,240), the full year for Centerfolds in Denver, CO ($58,586), the improvements for the Penthouse club in Denver, CO ($81,337), the balance for improvements, lights, signs and other for the two clubs and increase of loan fee amortization ($19,494).

Interest Expense

Interest expense has increased $1,120,267, or 363.9%, during the year ended December 31, 2004 as compared to the same period in 2003. The increase is due to increased borrowings for acquisition and capital expenditures. In connection with the sale of the Convertible Notes, a non-cash accounting charge of $812,500 was incurred due to the fact that the conversion price is $2.00 per share and the market price for our common stock was $3.30 on the closing date of the transaction. An entry to record $812,500 as a contribution to capital and an entry to record $812,500 of interest expense was recorded on November 9, 2004. This amount represented an EPS charge of $.10 per share. The interest expense represents $0.17 per share for the year 2004 and $0.04 per share for the year of 2003.

Interest Income

Interest income increased 80.3% for the year ended December 31, 2004. More than a half of that increase was related to the note receivable for our CEO, Troy H. Lowrie, related to the Denver, CO club. The note was retired on June 30, 2004 and interest income was reduced by $29,250 per quarter. In addition, we had raised a large amount cash to purchase the Diamond Cabaret club and to complete construction of the Phoenix Club.

Loss on Options to purchase

The loss on options for the year ended December 31, 2004 of $764,957 is comprised of the following: (i) $249,957 that represents the non-refundable option money given to the seller of club in Minnesota and the related due diligence costs associated with proposed purchase of the club and (ii) $500,000 for the purchase of a 49% interest in a Hawaii club. We elected not to proceed with the purchase of such club.

Bad Debt

The bad debt write off represents the total amount advanced to the Hawaii club to complete construction and open for business. The results of operations of that club have been a significant loss. We have reserved the total amount due as a bad debt for the year ended December 31, 2004.

Net income (loss)

Net loss after income taxes was $(1,798,161) for the year ended December 31, 2004 as compared with $1,149,134 for the same period in 2003. The loss for the year ended December 31, 2004 has three elements that are one time or unusual transactions: (1) the Phoenix Club was a year under construction and there were approximately $400,000 in period costs during the construction with no revenue; (2) there were two locations/markets, Minnesota and Hawaii, that we attempted to enter and, having conducted due diligence, decided to withdraw, which resulted in the loss in the amount of $249,957 for the Minnesota market; the total of the Hawaii loss is $1,117,404 and is broken into two parts in our financial statements: $500,000 that represents the original option (shown as part of the option loss and advances of $617,404 that we made for the construction of the club that has been reserved as a bad debt); (3) we determined that the Memphis market was not going produce the results that we expected and the board approved the sale of our Memphis, TN club that resulted in a loss on disposal of $810,572 plus the operating loss during the past year and half, net of income taxes, in the total amount of $243,641.

Earnings Per Share

For the year ended December 31, 2004, the (loss) per common share represent the net (loss) for the year less the cash dividends paid on the Series A Preferred Stock. Net Income (loss) per share is computed by dividing net income by the weighted average number of shares outstanding during the years, for the two years 2004 and 2003.

Business Segments and Results

The following table sets forth certain information about each segment’s financial information for the years ended December 31, 2004 and 2003:

	December 31,
	2004	2003
Business segment sales:
Night clubs	$9,388,580	$6,845,108
Management	2,831,004	3,309,569

	$12,219,584	$10,154,677

Business segment operating income
Night clubs	$1,433,091	$1,682,668
Management	13,334	20,043

	$1,446,425	$1,702,711

Business segment assets
Night clubs	$28,501,273	$19,028,307
Management	655,306	679,496

	$29,156,579	$19,707,803

Business segment liabilities
Night clubs	$16,206,714	$10,527,484
Management	528,573	631,556

	$16,735,287	$11,159,040

The day to day management of all nightclubs is conducted through, our wholly-owned subsidiary, International Entertainment Consultants, Inc. (IEC). All nightclubs managed by IEC are charged for direct expenses and a proportionate share of IEC’s general operating and administrative expenses. IEC provides management and supervisory personnel to oversee operations, hires and contracts for all operating personnel, establish club policies and procedures, compliance monitoring, purchasing, financial and operating reports, income tax preparation, accounting services and other administrative needs. The management fees income and related expenses related to the company owned nightclubs have been eliminated.

In 2003, IEC managed three of our owned nightclubs and eleven clubs owned/controlled by Lowrie Management LLLP. In the second half of 2004, we acquired three new clubs in Denver, CO and opened a new club in Phoenix, AZ. The management fees are $478,565 less for the year ended

December 31, 2004 then the same period 2003. This change is represented by several factors, including (i) in January 2004, Lowrie Management sold a club in San Antonio, TX that IEC managed and the revenue for IEC associated with that operation for 2003 was approximately $351,000, (ii) the salary costs related with the Minnesota club were was paid directly by the club to the manager; we included any cost of reimbursement as part of the loss on the option to buy the club, (iii) the management fee segment of revenue for the clubs acquired from affiliated parties has been restated through the eliminations for both fiscal 2004 and 2003.

Quarter ended March 31, 2005 and Quarter ended March 31, 2004

The following sets forth a comparison of the components of the results of our continuing operations for the three months ended March 31, 2005 and 2004:

	Three months ended March 31,		Percentage change
	2005	2004
Revenues
Sales of alcoholic beverages	1,677,719	990,829	69.3%
Sales of food and merchandise	359,301	105,404	240.9%
Service revenue	1,056,717	730,645	44.6%
Other	1,088,692	971,337	12.1%

Total revenue	4,182,429	2,798,215	49.5%

Operating Expenses
Cost of goods sold	565,197	260,654	116.8%
Salaries and wages	1,490,222	1,092,093	36.5%
Management fee	—	5,200	*
Other general and administrative
Taxes and permits	78,820	100,044	(21.2)%
Charge card and bank fees	63,146	26,258	140.5%
Rent	225,666	74,033	204.8%
Legal and professional	172,615	43,688	295.1%
Advertising and marketing	206,900	157,918	31.0%
Other	698,282	437,105	59.8%
Depreciation & amortization	222,389	129,314	72.0%

Total operating expenses	3,723,237	2,326,307	60.0%

Income from operations	459,192	471,908	(2.7)%

Other income (expenses)
Interest expense	(334,854)	(111,497)	200.3%
Gain on marketable securities	—	56,195	*
Unrealized gain on marketable securities	—	9,384	*
Other	266	181	47.0%
Interest income	14,524	60,095	(75.8)%

Total Other Income (Expenses)	(320,064)	14,358	(2,329.2)%

Income continuing operations before income taxes	139,128	486,266	(71.4)%
Income tax expense – current	—	83,813	*
Income tax expense – deferred	—	22,153	*

Total income taxes	—	105,966	*

Minority interest	(10,049)	—	*

Income continuing operations	$129,079	$380,300	(66.1)%

*	- not meaningful

Revenues

Our revenues from our owned clubs include revenues from the sale of alcoholic beverages, food and merchandise, and service revenues, which include the fees entertainers pay us to be allowed to perform at our clubs, fees we charge for admission to our clubs, ATM fees and other ancillary revenues. Those revenues increased from $1,826,878 for the three months ended March 31, 2004 to $3,093,737 for the three months ended March 31, 2005. The increase of $1,266,859 or 69.4% resulted principally from the opening of our new clubs in Phoenix and Denver, which generated approximately $1,150,000 of revenues for the three months ended March 31, 2005. Our “same clubs” (i.e., the clubs open throughout both the three months ended March 31, 2004 and the three months ended March 31, 2005) generally experiences increased in revenues in the range of 0% to 2%.

Other revenues, which are comprised principally of the management fees that IEC charges for the management of the clubs that we do not own, increased by $117,355 or 12.1%. This increase reflected increases in the expenses we incur in maintaining the functions that we provide to these clubs, as our fees to them are based on based on an allocation of the Company’s common expenses incurred in maintaining these functions.

Cost of Goods Sold

For the three months ended March 31, 2005, cost of goods sold, which represents the costs of the alcohol, food and merchandise we sell, sales increased by 116.8% in comparison to the 85.8% increase in the combined revenues from the sales of alcohol and food and merchandise. The relationship of our cost of sales to our revenues from the sale of alcohol and food and merchandise will vary from club to club depending on various factors, including the variety of food offered, whether the club has a merchandise boutique, and the percentage of sales of wine and champagne to other types of alcohol. In general “upscale” clubs will have a greater variety of food offered, a boutique and higher percentage of wine and champagne sales. This will generally produce a lower overall margin on the club’s revenues. The Penthouse clubs in Phoenix and Denver and the Diamond Cabaret are upscale clubs, and their opening/acquisition had the effect of increasing our cost of goods sold as a percentage of our revenues from the sale of alcohol and food and merchandise. We expect that this trend will continue.

Salaries and Wages

Salary and wages expenses increased by 36.5% but decreased as a percentage of total revenues to 35.6% for the three months ended March 31, 2005 from 39% for the three months ended March 31, 2004. The decrease reflects the effects of the completion of the Phoenix club, which took over a year to construct and open during which period we were incurring costs for local management to oversee the construction and additional labor for the set-up of the club. Salaries and wages may increase relative to revenues during periods that we are constructing or opening new clubs, but would then be expected to decrease as a percentage of revenues as the new clubs add to revenues and increase the economies of scale of our operations.

Other General and Administrative Expenses

Rent increased $151,633 or 204.8% for the three months ended March 31, 2005 as compared to the same period in 2004. This increase was due to adding a club, Diamond Cabaret, for which we pay rent ($120,000) and an increase in the rent for the Centerfolds club.

Legal and professional expenses increased by $128,927 or 295.1% for the three months ended March 31, 2005 as compared to the same period 2004. The increase was due to due diligence costs, increased audit costs and acquisition related legal costs.

Advertising and marketing expenses increased $48,982 or , representing a 31.0% increase for the three months ended March 31, 2005 over the same period in 2004. The increase is attributable to the advertising for the opening of the new clubs in Denver and Phoenix.

Other general and administrative expenses increased by $261,177 for the three months ended March 31, 2005 as compared to the same period 2004. Approximately $250,000 of that amount relates directly to the increase in our operations as reflected in the growth in our revenues. The balance of the increase was due to increases in corporate expenses related to financial advisory services and acquisition investigations.

Depreciation and Amortization

The depreciation and amortization increased by $93,075 or 72.0% for the three months ended March 31, 2005 as compared to the same period in 2004. This increase is due to the completion and opening of the club in Phoenix, which generated depreciation for the building, improvements and equipment of $69,458, and the acquisition of club in Denver, which increased depreciation expense by $22,285.

Interest Expense

Interest expense increased by $223,357 during the three months ended March 31, 2005 as compared to the same period in 2004. The increase is due to increase in borrowings incurred during fiscal 2004 to finance acquisitions and capital expenditures. See Note 4 of Notes to Consolidated Financial Statements.

Interest Income

Interest income decreased $45,571 for the three months ended March 31, 2005. More than a half of that decrease was related to the note receivable for our Chairman and CEO, Troy H. Lowrie, related to the Denver, CO club. The note was retired on June 30, 2004 and interest income was reduced by $29,250 per quarter. During the first quarter of fiscal 2004 interest income was generated from the temporary investment of funds that were raised to finance the acquisition of the club in Denver and the construction of the club in Phoenix. Those funds were expended in the later parts of fiscal 2004 on those projects, reducing invested funds and interest income.

Income taxes

Income taxes related to continuing operations decreased from $105,996 for the three months ended March 31, 2004 to zero for the three months ended March 31, 2005. Our effective income tax rate on continuing operations was 21.8% for the three months ended March 31, 2004 and 0% for the three months ended March 31, 2005. The effective tax rate for 2005 is expected to be 0% because of the net operating loss and there are no deferred assets recorded.

Discontinued Operations

As discussed in Note 3 of Notes to Consolidated Financial Statements, in the fourth quarter of fiscal 2004 the Company adopted a plan to dispose of the operations and real estate related to the operations of Tennessee Restaurant Concepts, Inc. (“TRC”), which operated the Company’s club in Memphis, Tennessee. The Company had acquired TRC in 2002. The sale closed in January 2005. As a result, in the fourth quarter of fiscal 2004 the Company reclassified TRC’s assets as assets to be disposed of, its liabilities as liabilities of discontinued operation, and its results of operations as operations of a discontinued component. The accompanying consolidated statement of income for the three months ended March 31, 2004 has been adjusted to reclassify the operations of TRC as discontinued operations. Note 3 of Notes to the Consolidated Financial Statements contain information on the revenues and expenses of TRC reclassified to discontinued operations.

Net income

As a result of the factors discussed above, net income decreased to $113,251 for the three months ended March 31, 2005 as compared with $354,160 for the same period in 2004.

Net Income Applicable to Common Shareholders and Earnings Per Share

For the three months ended March 31, 2005, we paid or accrued dividends of $455,135, includes $46,000 of amortization of preferred stock offering costs, on the outstanding shares of our Series A Preferred Stock. Those dividends resulted in a net loss applicable to common shareholders to ($341,888) for the three months ended March 31, 2005 as compared to $354,160 for the three months ended March 31, 2004, no shares of preferred stock were outstanding. As of March 31, 2005 there are 942,000 shares of Series A Preferred Stock outstanding. Each share is entitled to an annual dividend of 18% on the basis of the $10.00 per share price at which the shares were sold. The dividend is payable in cash monthly to the holders of the Series A Preferred Stock on the 24th of each month. As a result, we will incur a cash dividend charge of $423,900 and amortization of preferred stock offering costs each quarter, which will reduce net income applicable to common stockholders, until such time, if any, as shares of the Series A Preferred Stock are redeemed by us (either at our option or the option of the holder) or are converted into shares of our common stock.

Liquidity and Capital Resources

The level of current assets and liabilities necessary for nightclub operations does not materially fluctuate and is very predictable, and we anticipate that the cash flow from our existing operations will be sufficient to fund our current level of operations for the next twelve months. However, since we began our operations in April 2002, we have acquired six existing nightclub operations for a total cost of approximately $27 million. We funded these acquisitions primarily through issuances of our common and preferred stock (approximately $14 million) and assumptions of indebtedness (approximately $13 million). The acquisition or construction of additional clubs will require us to obtain additional debt or equity capital. There can be no assurance that such capital will continue to be available upon terms that are acceptable to us, if such financing is available at all. An inability to obtain such additional financing could have an adverse effect on our strategy of growth through the acquisition of clubs, the upgrade of existing clubs and the development and construction of clubs in areas that are not market saturated and already receptive to well-managed upscale clubs.

At March 31, 2005 and December 31, 2004, the Company had cash and cash equivalents of $901,000 and $629,000 and total current assets of $3,000,000 and $2,100,000, respectively. Our current liabilities exceeded our current assets by $6,000,000 and $6,600,000 at March 31, 2005 and December 31, 2004. Of the current liabilities at March 31, 2005, $4,600,000 is due to Lowrie Management, LLLP and another $2,000,000 of liabilities, are guaranteed by Mr. Lowrie. We will attempt to extend the terms of these liabilities or extinguish them through the issuance of equity securities. However, there can be no assurance that we will be able to accomplish such extensions or conversions.

As of March 31, 2005 we have no unused lines of credit or other unused borrowing facilities. On January 5, 2005, we completed the sale of TRC for $1.6 million, of which $400,000 was paid to us in cash and the remaining $1,200,000 was paid to us in notes due over the next four and half years. The buyers assumed certain liabilities aggregating $44,000 at December 31, 2004. The cash proceeds were added to working capital.

In November, 2004 we placed $1,250,000 of Convertible Subordinated Notes. The Convertible Subordinated Notes are convertible into shares of our common stock at a conversion price of $2.00 per share. None of the Convertible Subordinated Notes have yet been converted. While the conversion, if any, of the Convertible Subordinated Notes would not provide us with additional capital, such conversion would eliminate the related interest expense and improve our debt to equity ratio. In addition, the purchasers of the Convertible Subordinated Notes were issued an aggregate of 156,250 warrants exercisable for five years at an exercise price of $3.00 per share, and an aggregate of 156,250 warrants exercisable for five years at an exercise price of $4.00 per share. The exercise of any of the warrants would provide us with additional capital.

Certain purchasers of the Convertible Subordinated Notes obtained the right to invest an additional $1,500,000 through the purchase of additional Convertible Subordinated Notes having terms similar to those issues in November, 2004 but having a conversion price that reflects a premium to the average closing prices for our common stock calculated during the twenty business days immediately prior to the date of any subscription agreement. As of March 31, 2005 no additional Convertible Subordinated Notes have been issued pursuant to this right.

As of March 31, 2005 we have outstanding 942,000 shares of our Series A Preferred Stock. The Series A Preferred Stock is redeemable (i) at the option of the holders at $10.00 per share upon ninety days written notice at any time one year after its issuance, or (ii) by VCG at $10.00 per share immediately upon written notice to the holders after one year. In addition, the Series A Preferred Stock is convertible at the option of the holders into shares of common stock at a conversion price equal to the greater of $4.00 or 75% of the 30 day moving average of the market price of our common stock on the date of conversion. If the shares of Series A Preferred Stock are not converted into shares of our common stock we may be required to use capital resources to redeem them beginning in the fourth quarter of fiscal 2005 and in the first quarter of fiscal 2006. There can be no assurance that such capital will, if needed, be available upon terms that are acceptable to us, if such financing is available at all.

The net cash provided by from operations for the year ended December 31, 2004 was $1,256,169 and $(375,355) was used for the year ended December 31, 2003. The increase is due to cash flow from the new nightclubs and minimal advances for Hawaii in 2004.

The net cash provided by operating activities was $456,349 for the three months ended March 31, 2005 and $959,516 for the three months ended March 31, 2004. The decrease in the cash flow provided by operations was due to the decrease in our net income for those periods and the reduction in the cash flows financed by increases in accounts payable and amounts due to related parties.

The net cash used by investing activities for the year ended December 31, 2004 was $10,168,385 of which $4,518,916 was for equipment and improvements primarily in Phoenix, AZ; $1,784,008 for investments, and 473,334 for licenses, construction period interest and costs related to the Phoenix property, and was reduced by the proceeds of $301,299 from the sale of marketable securities. The net cash used by investing activities for the year ended December 31, 2003 was $8,058,416 of which $4,951,422 is for the acquisition of the Phoenix property, and the equipment and leaseholds in Denver, $186,998 for investments and net cash provided by investing for 2004 and 2003 $484,023 for licenses, construction period interest and costs related to the Phoenix property.

The net cash used by investing activities for the three months ended March 31, 2005 was $25,089. $422,101 was for equipment and improvements primarily at the Denver club. This was offset by $429,512 of investing cash inflows from our sale of TRC. The net investing cash outflows for the three months ended March 31, 2005 were financed from cash flows from operations. The net cash used by investing activities for the three months ended March 31, 2004 was $1,089,570, resulting from the use of $1,171,079 for equipment and leaseholds at the clubs Denver and Phoenix and $139,944 for investments, offset by $221,453 from sale of marketable securities. These net cash outflows were financed principally from cash flows from operations.

Cash used for financing activities for the year ended December 31, 2004 of $6,577,128 was applied to the reduction of related debt and $160,500 for loan fee costs and $323,460 for payment of dividends on the preferred stock. The cash used for financing activities for the year ended December 31, 2003 of $5,431,130 was applied to the reduction of debt, $447,298 distributions to the limited partners on Glendale Restaurant Concepts, LP prior to ownership.

The cash provided by financing activities for the year ended December 31, 2004 was $15,700,291 of which $10,244,619 was from the issuance of new debt, there was $485,000 provided by the issuance of common stock and $4,970,672 in redeemable preferred stock. The cash provided by financing activities of $13,850,865 for the year ended December 31, 2003 of which $10,563,301 was from the issuance of new debt, and $3,132,092 provided by the issuance of common stock.

Cash used for financing activities for the three months ended March 31, 2005 was $160,040. We used $252,572 to repay debt, $36,266 to make payments on capital leases, and $409,135 to make preferred stock dividend payments. These were partially offset by $529,994 we obtained from the issuance of preferred stock, net of preferred stock offering costs. The cash obtained from financing activities for the three months ended March 31, 2004 was $2,217,680, net of $404,453 was applied to the reduction of debt. The net cash inflow from financing activities for the three months ended March 31, 2004 resulted from $2,514,633 from the issuance of new debt, and $107,500 provided by the issuance of common stock.

Contractual Obligations and Commercial Commitments

	Payments Due by Period
Contractual Obligations	Total	2005	2006-2007	2008-2009	Thereafter
Long-term Debt	$13,940,767	$7,263,939	$1,794,845	$3,426,718	$720,892

Capital Leases	$1,484,302	$243,971	$1,216,091	$24,240	—

Operating Leases	$21,381,560	$798,000	$1,608,000	$1,987,375	$16,981,185

Off Balance Sheet Arrangements

We do not currently have any off balance sheet arrangements falling within the definition of Item 303(c) of Regulation S-B.

Inflation

To date inflation has not had a material impact on our operations.

New Accounting Pronouncements

In September 2003, the FASB approved SFAS No. 150, Accounting For Certain Financial Instruments With Characteristics Of Both Liabilities And Equity (“SFAS No. 150”). SFAS No. 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. This Statement is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after September 15, 2003.

In December 2004, the FASB revised SFAS No. 123, Share–Based Payment (“SFAS No. 123R”). SFAS No. 123R is a revision of SFAS No. 123, Accounting for Stock–Based Compensation, and supersedes Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees. SFAS No. 123R requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant–date fair value of the award. That cost will be recognized over the period in which an employee is required to provide service in exchange for the award. SFAS No. 123R requires a public entity to initially measure the cost of employee services rendered in exchange for an award of liability instruments at its current fair value. The fair value of that award is to be remeasured subsequently at each reporting date through the settlement date. Changes in the fair value during the required service period are to be recognized as an increase or decrease in the amount of compensation cost recognized during the period. We are currently in the process of evaluating different option pricing models and the impact of SFAS No. 123R on our consolidated financial statements. We will adopt SFAS No. 123R on January 1, 2006.

In December 2004, the FASB issued FASB Staff Position No. 109–1 (“FSP 109–1”), Application of FASB Statement No. 109, “Accounting for Income Taxes” (“SFAS No. 109”) to the Tax Deduction on Qualified Production Activities Provided by the American Jobs Creation Act of 2004, which provides guidance on the recently enacted American Jobs Creation Act of 2004 (the “Act”). The Act provides a tax deduction for income from qualified domestic production activities. FSP 109–1 provides for the treatment of the deduction as a special deduction as described in SFAS No. 109. As such, the deduction will have no effect on existing deferred tax assets and liabilities. The impact of the deduction is to be reported in the period in which the deduction is claimed on our U.S. tax return. We do not expect that this deduction will have a material impact on our effective tax rate in future years. FSP 109–1 is effective prospectively as of January 1, 2005.

FASB Interpretation 46R “Consolidation of Variable Interest Entities”, as revised (FIN 46R), requires that variable interest entities created before December 31, 2003 be consolidated during the first interim period beginning after December 15, 2003. The adoption of FIN 46R did not have a material effect on the Company’s results of operations or financial position. This could have an effect on the balance sheet in future years depending on the treatment of long-term leases on non-company owned facilities.

Use of Proceeds

We will not receive any proceeds from the sale of shares by the selling shareholders other than the initial conversion at $2.00 per share of the 12% Convertible Subordinated Notes. The selling shareholders will pay any underwriting discounts and commissions and expenses incurred by the selling shareholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling shareholders in disposing of the shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration and filing fees, AMEX listing fees, blue sky registration and filing fees, and fees and expenses of our counsel and our accountants.

A portion of the shares covered by this prospectus are, prior to their resale pursuant to this prospectus, issuable upon exercise of warrants. Upon any exercise of the warrants we will receive the exercise price of the warrants, certain of which warrants are exercisable at $4.00 per share and certain ones at $3.00 per share. In addition, upon any exercise of the placement agents’, financial advisor’s and consultant’s warrants by payment of cash, however, we will receive the exercise price of the warrants, which is $2.00, $2.50 and $3.00 per share, respectively.

We expect to use cash received on any exercise of the warrants for general corporate and future acquisition purposes.

Description of Property

Corporate Offices

Our corporate offices are located at 390 Union Boulevard, Suite 540, Lakewood, Colorado 80228, where we share an approximately 4196 square foot facility with International Entertainment Consultants, Inc. (“IEC”), our wholly-owned subsidiary which currently manages all nightclubs that we own and all other nightclubs owned or controlled by our Chairman, Troy H. Lowrie. All nightclubs managed by IEC pay their proportionate share of IEC’s general operating and administrative expenses. We pay a monthly rent of approximately $5,200 to an unaffiliated third party. The lease term on this facility expires on November 1, 2009. We anticipate that this arrangement will continue at least through the end of the lease and we have the option to continue month to month at the prevailing market rate. We believe that our existing facility is adequate to support our existing operations and that, if needed, we will be able to obtain suitable additional facilities on commercially reasonable terms.

Our Nightclubs

Each of our adult entertainment nightclub businesses is held in separately-owned subsidiary corporations, limited liability companies or limited partnerships and the related real estate and leases are held by a wholly-owned subsidiary corporation, VCG Real Estate Holding Corp. (VCGRE) as follows:

Name of the Club	Club Ownership	Operated by VCG affiliates since	Location, Square Footage	Building Owned by VCGRE
The Indianapolis Club	Indy Restaurant Concepts, Inc. (1)	6/30/02	Indianapolis, IN 9,200 square ft.	Yes

The St. Louis Club	Platinum of Illinois, Incorporated. (2)	5/1/02	Brooklyn, IL 9,000 square feet	Yes

The Phoenix Club	Epicurean Enterprises, LLC (3)	11/2/04	Phoenix, AZ 14,000 square feet	Yes

The Centerfolds Club	VCG Restaurant Concepts, Inc. (4)	6/30/04	Denver, CO 9,000 square feet	No (4)

The Diamond Cabaret	Glenarm Restaurant, LLC (5)	10/8/04	Denver, CO 36,000 square feet	No (5)

The Penthouse Club	Glendale Restaurant Concepts, LP (6)	6/30/04	Denver 9,600 square feet	No (6)

(1)	An Indiana corporation and wholly-owned subsidiary of VCG. VCGRE leases the remainder of the 20,000 square foot building to an unaffiliated third party.

(2)	An Illinois corporation and wholly-owned subsidiary of VCG.

(3)	An Arizona limited liability company and wholly-owned subsidiary of VCG.

(4)	A Colorado corporation and wholly-owned subsidiary of VCG. The building is leased from an unaffiliated third party for $14,500 per month. The lease term expires on January 31, 2010 and has an additional five year option until 2015.

(5)	A Colorado limited liability company and wholly-owned subsidiary of VCG. The building is leased from an unaffiliated third party for $40,000 per month. The lease term expires on October 2015 and has three additional options that expire October 2029.

(6)	A Colorado limited partnership, 93% owned by VCG, including the 1% general partnership interest. The building is leased from Lowrie Management LLLP, controlled by our Chairman, Troy H. Lowrie, for $12,500 per month. The lease term expires July 2015 and has three five year options to extend that expire July 2029.

Subsequent to the January 5, 2005 asset disposition transaction, we no longer own the Memphis Club owned by Tennessee Restaurant Concepts, Inc., a Tennessee corporation and our wholly-owned subsidiary corporation. The material terms of this disposition were disclosed in our Current Report on Form 8-K dated January 5, 2005.

Market for Common Equity and Related Stockholder Matters

Market Information

Since June 15, 2004, our common stock, $0.0001 par value, has been trading on the American Stock Exchange under the trading symbol of “PTT”. Prior to that, our common stock was quoted on the OTC Bulletin Board. The market for our common stock is limited and volatile. The following table sets forth the range of high and low bid quotations or high and low closing prices, as applicable, for our common stock for each of the periods indicated as reported by the OTC Bulletin Board or the AMEX. The prices for the OTC Bulletin Board reflect inter-dealer prices, without retail mark-up, mark-down or commissions. The OTC Bulletin Board and AMEX prices listed below may not represent actual transaction price:

	High	Low
2003
First Quarter	N/A	N/A
Second Quarter	N/A	N/A
Third Quarter	3.75	3.00
Fourth Quarter	3.45	3.00

2004
First Quarter	3.25	3.00
Second Quarter	3.45	3.00
Third Quarter	3.45	2.90
Fourth Quarter	3.50	2.88

On July 5, 2005, the closing bid price for a share of our common stock was $2.72.

Holders

As of June 30, 2005, there were approximately 547 holders of record of our common stock, which number does include common stockholders shares held in a “nominee” or “street name.”

Dividends

We have never declared or paid any dividends on our common stock. We do not intend to pay cash dividends on our common stock. We plan to retain our future earnings, if any, to finance our operations and for expansion of our business. The decision whether to pay cash dividends on our common stock will be made by our Board of Directors, in its discretion, and will depend on our financial condition, operating results, capital requirements and other factors that our Board of Directors considers relevant.

Securities Authorized for Issuance under Equity Compensation Plans

The following table sets forth, as of December 31, 2004, information with respect to equity compensation plans (including individual compensation arrangements) under which our securities are authorized for issuance:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	-0-	-0-	480,000	(1)
Equity compensation plans not approved by security holders	-0-	-0-	129,043	(2)

	-0-	-0-	609,043

(1)	The Company adopted a 2002 Stock Option and Stock Bonus Plan which was approved by shareholders on July 22, 2002 and reserved 700,000 shares of Common Stock. Shares of common stock may be issued either: (i) upon the exercise of stock options granted under the Plan; or (ii) as stock bonuses granted under the Plan. Pursuant to Section 6(i) of the Plan, if there is any change in the number of shares of common stock through the declaration of stock dividends, or through a recapitalization resulting in stock splits, or combinations or exchanges of such shares, the number of shares of common stock available for options and the number of such shares covered by outstanding options, and the exercise price per share of the outstanding options, shall be proportionately adjusted to reflect any increase or decrease in the number of issued shares of common stock; provided, however, that any fractional shares resulting from such adjustment shall be eliminated.

(2)	The Company adopted a 2003 Stock Option and Stock Bonus Plan and reserved 250,000 shares of common stock for issuance under the Plan. These shares have been registered under the 1933 Act pursuant to a Form S-8 registration statement. The 250,000 shares of common stock reserved for issuance under the Plan.

Directors, Executive Officers, Promoters and Control Persons

The following table sets forth certain information about our directors and executive officers presented as of December 31, 2004.

Name	Age	Position
Troy H. Lowrie	39	Chairman of the Board and Chief Executive Officer

Micheal L. Ocello	45	Director and President

Donald W. Prosser	53	Director, Chief Financial and Accounting Officer and Treasurer

Mary E. Bowles-Cook	51	Secretary

Robert J. McGraw, Jr.(1),(3),(4)	50	Director

Rand E. Kruger (1),(2),(3),(4)	54	Director

Allan S. Rubin (1),(2),(3),(4)	38	Director

Edward Bearman (2),(4),(5)	39	Director

(1)	Member of the Audit Committee

(2)	Member of the Nominating Committee

(3)	Member of the Compensation Committee

(4)	Independent Director

(5)	Appointed to the Board on February 24, 2004

Our directors are elected to hold office until the next annual meeting of shareholders and until their respective successors have been elected and qualified. Our officers serve at the pleasure of the Board of Directors until their resignation, termination or death. There are no family relationships among any of our executive officers or directors.

Set forth below are descriptions of the backgrounds of our executive officers and directors and their principal occupations for the past five years:

Troy H. Lowrie has been Chairman of the Board of the Directors since April 2002 and Chief Executive Officer since November 2002. Mr. Lowrie has been President of Lowrie Investment Management Inc., the general partner of Lowrie Management, LLLP, a Colorado limited liability limited partnership, which owns and operates adult entertainment nightclubs, since 1996. Mr. Lowrie had been an owner and President of International Entertainment Consultants, Inc., a company engaged in the business of managing adult entertainment nightclubs (IEC), from 1982 to October 2003, when it was acquired by VCG Holding. Mr. Lowrie has served as president of two other publicly traded companies: from 1992 to 1996, Western Country Clubs, Inc., a public company specializing in large country western bars with live music; and from 1996 to 1998, New Millenium Media, Inc., a public company which sells rotating print advertising equipment and full movement video billboards. Mr. Lowrie has a M.A in Finance from the University of Denver (1988) and a B.A. in Business from Fort Lewis College (1986).

Micheal L. Ocello has been our director and President since April 2002. Mr. Ocello has been employed by IEC since 1982 and is currently President and National Director of Operations. Mr. Ocello attended the United States Military Academy West Point from 1979 to 1981 and attended the University of Missouri, Kansas City from 1977 to 1978.

Donald W. Prosser, CPA has been our director and Chief Financial Officer since November 2002 and treasurer since 2003. Mr. Prosser was an owner/operator of a nightclub in Denver, Colorado from 1994 to 1999, when that nightclub was sold to VCG Holding. Mr. Prosser has served as CFO and director of three other publicly traded companies: from 1997 to 1999, Chartwell International, Inc., a publisher of high school athletic information and recruiting services; from 1999 to 2000, Anything Internet Corporation, a computer equipment and internet services provider; and from 2001 to 2002, NetCommerce, Inc., an Internet services provider. Mr. Prosser has a M.A. in Taxation (1975) and a B.A. in Accounting and History from Western State College of Colorado (1973).

Mary E. Bowles-Cook has been Secretary since April 2002. Ms. Bowles-Cook was office manager of Titello & Associates, Inc., a bookkeeping firm in Denver, Colorado, from 1985 to September 2002. She has B.A. in Business Administration and Management from Regis University (1999) and an Associate Degree in Business Administration from Arapahoe Community College (1996).

Robert J. McGraw, Jr., CPA has been a director of VCG since November 2002. A certified public accountant since 1982, Mr. McGraw is president of McGraw and McGraw CPA PC of Westminster, Colorado, a firm which specializes in accounting and bookkeeping for restaurants, lounges and small businesses. Mr. McGraw has a B.A. in accounting from Western State College of Colorado (1977). Mr. McGraw is currently licensed in the state of Colorado and is a member of the American Institute of Certified Public Accountants and Colorado Society of Certified Public Accountants.

Rand E. Kruger has been a director of VCG since November 2002. Mr. Kruger is a founding and managing partner of the law firm of Kruger, Schwartz & Morreau in Louisville, Kentucky, established in 1989. His primary areas of practice include commercial real estate and business transactions. Mr. Kruger has a B.A. in Public Affairs from George Washington University (1972) and a Juris Doctor degree from University of Louisville (1975).

Allan S. Rubin has been a director of VCG since November 2002. Mr. Rubin’s practice is primarily devoted to the representation of matters involving free speech, constitutional law, and complex corporate litigation, both civil and criminal. Mr. Rubin has a B.A. in Criminal Justice from Michigan State University (1988) and a Juris Doctor degree from the Thomas M. Cooley Law School in Lansing, Michigan (1990, cum laude).

Edward M. Bearman has been a director of VCG since February 2004. Mr. Bearman has been practicing law since 1997: Since August 2003, in his own private law practice, and from 1997 to August 2003, at the law offices of Bearman & Bearman. Mr. Bearman has a B.A. in English from the University of Colorado (1986) and a Juris Doctor degree from the University of Denver School of Law (1990). Mr. Bearman filed for Chapter 7 personal bankruptcy in June 2002 which was discharged in December 2002.

There are no material proceedings to which any director, executive officer or affiliate of the company, any owner of record or beneficially of more than five percent of any class of voting securities of the Company or any associate of any such director, officer, affiliate or security holder is a party adverse to the company or has a material interest adverse to the Company or any of its subsidiaries.

To the best of our knowledge, no director, executive officer or affiliate of VCG Holding, owner of record or beneficially of more than five percent of any class of our voting securities has, to our knowledge, during the last five years: (1) been convicted of any criminal proceeding (excluding traffic violations or similar misdemeanors); or (2) been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, U.S. federal or state securities laws or finding any violations with respect to such laws.

The Board of Directors

Our Board of Directors oversees the business affairs of the Company and monitors the performance of our management. The Board held six meetings during the fiscal year ended December 31, 2004. During the 2004 fiscal year, all Board members attended 75% or more of the Board meetings. The Board of Directors has designated three standing committees: the Audit Committee, the Compensation Committee and the Nominating Committee. Currently, the Board consists of seven members, including Troy H. Lowrie (Chairman), Micheal L. Ocello, Donald W. Prosser, Robert J. McGraw, Jr., Rand E. Kruger, Allan S. Rubin and Edward Bearman.

Board Committees

Audit Committee. The Audit Committee’s primary responsibilities are to monitor our financial reporting process and internal control system, to monitor the audit processes of our independent auditors, and internal financial management; and to provide an open avenue of communication among our independent auditors, financial and senior management and the Board. The Audit Committee reviews its charter annually and updates it as appropriate. The Committee met four times during the fiscal year 2004. The Audit Committee consists of the following independent directors: Robert J. McGraw, Jr. (Chairman), Rand E. Kruger and Allan S. Rubin.

Audit Committee Financial Expert. The Board has determined that Mr. McGraw is an audit committee financial expert as defined by Item 401(h) of Regulation S-B under the Securities Act and is independent within the meaning of Item 7(d)(3)(iv) of Schedule 14A under the Exchange Act.

Compensation Committee. The Compensation Committee was established on May 13, 2003. It administers our incentive plans, sets policies that govern executives’ annual compensation and long-term incentives, and reviews management performance, compensation, development and succession. The Compensation Committee met two times during the fiscal year 2004 to review, among other things, compensation for the officers, the directors and compensation for the loans to and from our Chairman, Troy H. Lowrie. The Compensation Committee consists of the following independent directors: Robert J. McGraw, Jr. (Chairman), Rand E. Kruger and Allan Rubin.

Nominating Committee. The Nominating Committee was also established on May 13, 2003. It identifies candidates for future Board membership and proposes criteria for Board candidates and candidates to fill Board vacancies, as well as a slate of directors for election by the shareholders at each annual meeting. The Committee annually assesses and reports to the Board on Board and Board Committee performance and effectiveness; reviews and makes recommendations to the Board concerning the composition, size and structure of the Board and its committees; and annually reviews and reports to the Board on director compensation and benefits matters. The Nominating Committee met one times during the fiscal year 2004. Its membership consists of the following independent directors: Rand E. Kruger (Chairman), Allan S. Rubin and Edward Bearman.

Executive Compensation

Summary Compensation Table

The following table sets forth information regarding annual and long-term compensation with respect to the fiscal years ended December 31, 2004, 2003 and 2002, paid or accrued by the Company to or on behalf of those persons who were, during the fiscal year ended December 31, 2004, the Company’s Chief Executive Officer and the Company’s most highly compensated executive officers serving as such as of December 31, 2003 whose compensation was in excess of $100,000 (the “Named Executive Officer”).

Summary Compensation Table

Long Term Compensation
		Annual Compensation					Awards		Payouts
Name and Principal Position	Year (1)	Salary($)		Bonus($) (2)		Other Compensation ($)	Restricted Stock Award(s)	Securities Underlying Options/ SARs(#)(3)	LTIP Payouts	All Other Compensation ($)
Troy H. Lowrie, CEO (4)	2004 2003 2002		$-0- -0- 142,500		-0- -0- -0-	-0- -0- -0-	-0- -0- -0-	-0- -0- -0-	-0- -0- -0-	-0- -0- -0-

Micheal L. Ocello, President (5)	2004 2003 2002	$ $ $	165,600 138,400 132,300	$ $ $	1,500 1,200 1,200	-0- -0- -0-	-0- -0- -0-	-0- -0- -0-	-0- -0- -0-	-0- -0- -0-

Donald W. Prosser, CFO and Treasurer (6)	2004 2003 2002	$ $ $	111,250 100,000 37,500	$ $ $	800 700 700	-0- -0- -0-	-0- -0- -0-	-0- -0- -0-	-0- -0- -0-	-0- -0- -0-

Mary Bowles-Cook, Secretary	2004 2003 2002	$ $ $	59,106 56,387 14,773	$ $ $	1,250 1,250 1,200	-0- -0- -0-	-0- -0- -0-	-0- -0- -0-	-0- -0- -0-	-0- -0- -0-

(1)	The Company commenced operations in April 2002 and therefore did not pay a full year compensation to any Named Executive Officers during the year ended December 31, 2002.

(2)	Unless otherwise indicated, bonuses shown were paid in the fiscal year following the year in which services were provided.

(3)	Indicates number of shares of common stock underlying options.

(4)	Mr. Lowrie received no cash compensation to serve as CEO in 2004 and 2003. Mr. Lowrie received compensation of $142,500 from IEC in 2002. The Company currently does not have an employment contract with Lowrie. His compensation is determined by compensation committee on an annual basis.

(5)	Includes compensation paid by IEC to Unique Entertainment Consultants, Inc., an entity controlled by Mr. Ocello, in the amounts of $141,600, $114,400 and $120,300 in 2004, 2003 and 2002, respectively, for Mr. Ocello’s services relating to all clubs under IEC’s management. Beginning in January 2005, Mr. Ocello is compensated as an employee of the Company, not a consultant.

(6)	Includes compensation paid by IEC to Mr. Prosser’s accounting firm in the amounts of $36,250, $25,000 and $25,000 in 2004, 2003 and 2002, respectively. Beginning in January 2005, Mr. Prosser is compensated as an employee of the Company, not a consultant.

Compensation of Directors

Each director receives 5,000 shares of common stock per year as compensation for his Board and Committee services. The chairman of the Audit Committee received 3,000 additional shares to serve in such capacity. Board members are reimbursed for all reasonable expenses related to their attending the Board or committee meetings. We currently do not pay cash compensation to our directors. No directors have received stock options or stock bonuses to date.

Employment Contracts and Termination of Employment and Change-in-Control Arrangements

We currently do not have any employment contracts or termination of employment and change-in-control arrangements between the Company and the Named Executive Officers.

Consulting and Other Agreements

Dahl Agreement

On December 15, 2002, we entered into a certain consulting agreement with Regis Dahl whereby Mr. Dahl is retained to help the Company with financing, investor relations and other corporate matters. As consideration for the services provided to the company pursuant to a certain Option Agreement dated as of December 15, 2002, we issued Mr. Dahl options to purchase 100,000 common stock shares, exercisable at $3.00 per share which options expire December 15, 2007.

Westminster Agreement

On September 21, 2004, we entered into a certain Capital Markets Services Engagement Agreement with Westminster Securities Corporation to provide, on an exclusive basis, the Company with various capital markets and financing services as well as to assist the Company with financial advisory, consulting, placement agent other related matters and transactions. This agreement expires on September 20, 2006 and could be extended by mutual agreement of the parties. Under the terms of this two year exclusive engagement, the Company agreed, as compensation for capital market services, to (i) make certain periodic cash payments beginning from the execution of the Agreement to July 16, 2006, a total amount of which cash payments not to exceed $225,000 (to date $162,500 has been paid), (ii) issue Westminster warrants to purchase 200,000 shares of the Company’s common stock, exercisable for a period of five years at an exercise price of $2.88 per share, and (iii) pay certain additional mutually agreed upon fees for any and all services performed by Westminster. The Warrants will contain other customary terms and provisions, including but not limited to, demand and piggyback registration rights, anti-dilution and a cashless exercise price.

In connection with the November 2004 private placement, in which placement Westminster acted as an exclusive placement agent, we paid Westminster a commission equal to 12% of the dollar value of the aggregate number of securities sold in the private placement (which is equal to $150,000), and issued 5-year placement agent’s warrants to individuals affiliated with Westminster to purchase a number of shares of our common stock equal, in the aggregate, to 12% of common stock shares underlying the notes and warrants sold in the private placement, with an exercise price of $2.00 per share. Also, we issued 5-year financial advisor’s warrants to individuals in the private placement to purchase an aggregate amount of 200,000 shares of our common stock, with an exercise price of $2.50 per share. In addition to the right of exercise, the holders of financial advisor’s and placement agent’s warrants have the right to make a cashless exercise of their respective warrants into shares of our common stock as provided in the warrant agreement.

Stock Option Plans

At December 31, 2004, we had (i) 2002 Stock Option and Bonus Plan and (ii) 2003 Stock Option and Stock Bonus Plan. The 2002 Plan was adopted by the Board as of April 23, 2002 and by our shareholders on July 22, 2002; the 2003 Plan was adopted by the Board on June 23, 2003, and by our shareholders on June 23, 2003.

The 2002 Plan authorizes issuance of up to 700,000 shares of common stock; the 2003 Plan authorizes issuance of up to 250,000 shares of common stock. The material terms and provisions of each plan are similar and are as follows:

•	Under both plans, we may grant to our designated employees, officers, directors, advisors and independent contractors incentive stock options, nonqualified stock options and stock. By encouraging stock ownership, we seek to motivate plan participants by allowing them an opportunity to benefit from any increased value of our company which their individual effort, initiative, and skill help produce. If options granted under either plan expire or are terminated for any reason without being exercised, or bonus shares are forfeited, the shares underlying such option and/or bonus shares will become available again for issuance under the respective plan.

•	The compensation committee and/or the Board determines which individuals will receive grants, the type, size and terms of the grants, the time when the grants are made and the duration of any applicable exercise or restriction period, including the criteria for vesting and the acceleration of vesting, and the total number of shares of common stock available for grants. Grants may be made to employees, officers, directors and consultants of the Company and its subsidiaries, including any non-employee member of the Board of Directors. Incentive stock options may be granted only to employees of the Company. Nonqualified stock options may be granted to employees, officers, directors and consultants. The exercise price of an option will be determined by the compensation committee and may be equal to, greater than, or less than the fair market value of a share of common stock at the time of grant; provided that:

(i) the exercise price of an incentive stock option must be equal to or greater than the fair market value of a share of common stock on the date of grant;

(ii) the exercise price of an incentive stock option granted to an employee who owns more than 10% of the issued and outstanding common stock must not be less than 110% of the fair market value of the underlying shares of common stock on the date of grant; and

(iii) the exercise price of a non-qualified stock option must be at a price not less than 85% of the fair market value of the underlying shares of common stock on the date of grant.

•	The compensation committee determines the term of each option, which may not exceed ten years from the date of grant, except that the term of an incentive stock option granted to an employee who owns more than 10% of the issued and outstanding common stock may not exceed five years from the date of grant. The compensation committee may accelerate or extend the exercisability of any or all outstanding options at any time for any reason.

The compensation committee determines the number of shares of stock granted to a participant and may subject any grant to performance requirements, vesting provisions, transfer restrictions and other restrictions and conditions as the compensation committee may determine in its sole discretion. If a participant ceases to be an employee, officer, director or consultant, other than because of retirement, death or disability, the participant will forfeit any stock options or stock rights that are not yet vested, and any stock for which the restrictions are still applicable.

As of December 31, 2004, there were no options outstanding under 2002 Plan or 2003 Plan.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth the ownership of our common stock based upon 8,476,559 shares of common stock outstanding as of March 31, 2005, by (i) each of our directors and executive officers, (ii) all of our directors and executive officers as a group and (iii) all persons we know to be the beneficial owner of 5% or more of our common stock. Unless otherwise indicated in the footnotes, the address of each listed stockholder is: c/o VCG Holding Corp., 390 Union Blvd, Suite 540, Lakewood, CO 80228.

Name and Address	Number Beneficially Owned(1)		Percent of Class
Troy H. Lowrie	5,195,379	(2)	61.29%

Micheal L. Ocello	174,000	(3)	2.05%

Mary E. Bowles-Cook	9,700		*

Donald W. Prosser	117,100		1.38%

Robert J. McGraw, Jr.	20,000		*

Rand E. Kruger	10,000		*

Allan S. Rubin	10,000		*

Edward Bearman	5,000		*

Lowrie Management, LLLP	4,604,413	(4)	54.32%

All Executive Officers and Directors (as a group of 8 persons)	5,541,179		65.37%

*	Indicates less than 1 percent.

(1)	Unless otherwise stated below, each such person has sole voting and investment power with respect to all such shares and, under Rule 13d-3(d), shares not outstanding which are subject to options, warrants, rights or conversion privileges exercisable within 60 days are deemed outstanding for the purpose of calculating the number and percentage owned by such person, but are not deemed outstanding for the purpose of calculating the percentage owned by each other person listed.

(2)	Includes (i) 4,604,413 shares beneficially owned by Lowrie Management, LLLP, by virtue of Mr. Lowrie’s ownership and control of Lowrie Management, LLLP, and (ii) 590,966 shares owned by Mr. Lowrie over which Mr. Lowrie has sole voting and dispositive power.

(3)	Includes 124,000 shares of common stock owned by LTD Investment Group, LLC, of which Mr. Ocello is the Managing Member.

(4)	Includes 1,400,000 shares of common stock issued by VCG Holding to Lowrie Management, LLLP upon its July 1, 2003 election to convert the entire principal amount of a certain Convertible Promissory Note dated June 30, 2002 together with all accrued and unpaid interest thereon at the conversion rate of $1.00 per share.

Certain Relationships and Related Transactions

Board Policies

All material related party transactions after July 2002 have been ratified by the independent directors of our Board of Directors. The independent directors will review future material related party transactions for fairness and have access, at our expense, to our legal counsel or to independent legal counsel.

Prior to acquiring any properties owned by or affiliated with management, an appraisal or valuation must be conducted by an independent third party and a majority of the independent directors are required to approve any such transaction. In addition, management is required to present to the company all property acquisition opportunities of which management is or becomes aware and we have the right of first refusal with respect to any such opportunity.

Lowrie Management LLLP has made an agreement that the Company has a “First Right of Refusal” to any nightclub property proposed for acquisition or disposition by Lowrie Management LLLP.

Conversions of Indebtedness into Equity

In June 2002, Lowrie Management LLLP, a Colorado Limited Liability Partnership, loaned the Company $1,400,000 under a promissory note at 9% interest maturing July 2007. The note provided that the loan could be converted into the common stock of the Company at $1.00 per share after June 30, 2003. On July 1, 2003, the outstanding balance of $1,400,000 was converted into 1,400,000 shares of common stock. Lowrie Management LLLP is controlled by Mr. Troy H. Lowrie, our Chairman of the Board and Chief Executive Officer.

During 2004, we borrowed $3,450,000 from several unrelated parties and $300,000 to a related party by issuing 7.5% per annum convertible promissory notes convertible into Series A Preferred Stock. These notes were personally guaranteed by Mr. Lowrie and were converted into the aggregate number of 375,000 shares of Series A Preferred Stock on September 30, 2004. Upon conversion of the notes, the personal guarantee was removed.

On May 23, 2003, we obtained a line of credit with an unrelated third party for $700,000 with an annual interest rate of 6.5%, and issued 23,333 shares of our restricted common stock. The line of credit has been personally guaranteed by Mr. Lowrie. The balance of the line of credit of $500,000 was converted into 50,000 shares of Series A Preferred Stock on September 24, 2004. The note was cancelled and Mr. Lowrie’s guarantee was removed.

Acquisitions

In October, 2003, we purchased 100% of the outstanding common stock of International Entertainment Consultants, Inc. (“IEC”) from Mr. Lowrie in consideration for the issuance of 4,769 shares of common stock, valued at $14,307, or $3.00 per share. Prior to the acquisition, IEC had provided management services to the Company’s clubs. IEC manages all nightclubs that we own and all other nightclubs owned or controlled by Mr. Lowrie. All nightclubs managed by IEC, pay their proportionate share of IEC’s general operating and administrative expenses.

In May 2003, Lowrie Management LLLP loaned the Company $525,000 at as an advance and, in turn, the Company loaned Mr. Lowrie $1,300,000 at 6.5% due on June 30, 2004 to facilitate the purchase of the Centerfolds nightclub in Denver, Colorado. On June 30, 2004, the Company acquired the club at Mr. Lowrie’s original cost and cancelled the Note.

On June 30, 2004, we acquired the controlling interest in an nightclub known as Penthouse Denver, Glendale, Colorado. Specifically, we purchased the 1% general partnership interest for 200,000 shares of our restricted common stock and 89.5% limited partnership interest from for $4,000,000 from two entities that are owned/controlled by Mr. Lowrie. Mr. Micheal Ocello, our President, was and continues to be a 5% limited partner in the nightclub. Our Board of Directors determined that Mr. Ocello’s ownership did not constitute a conflict of interests.

Personal Guarantees

Troy H. Lowrie has provided personal guarantees in the following transactions:

As part of the purchase of a nightclub in Illinois on May 1, 2002, we acquired a 5-year lease on the 9,000 square foot building and land on which the club is located for base rent of $900,000, which is to be paid in monthly installments of $15,000. Mr. Lowrie has personally guaranteed the lease.

In July 2003, we refinanced the properties on which the Indianapolis and Memphis Clubs are located. The $1,440,000 mortgage on the Indianapolis property and a $872,000 mortgage on the Memphis property have a 10 year amortization with a 6% per annum interest rate secured by the property and the personal guarantee of Mr. Lowrie.

In March 2003, we entered into a Line of Credit and Security Agreement with a unrelated third party whereby we obtained a $1,200,000 short-term credit facility which expires in June 2005; bears interest at 6.5% per annum, and 80,000 shares of restricted stock were issued. Mr. Lowrie has personally guaranteed the line of credit and the creditor has a life insurance policy of $1,200,000 on Mr. Lowrie’s life.

On July 3, 2003, we entered into a Line of Credit and Security Agreement with an unrelated third party whereby we obtained a $225,000 short-term credit facility. In connection with the Line of Credit, we issued the lender 7,500 shares of our common stock. The Line of Credit had been personally guaranteed by Mr. Lowrie and was paid in full in June 2004.

As a part of the purchase of a nightclub in Denver, Colorado in October 2004, we entered into the following transactions that required the personal guarantee of Mr. Lowrie:

(i) A 30 day promissory note from in the amount of $1,000,000 payable to an unrelated third party. The terms of the note were $10,000 interest plus a loan fee of 20,000 shares. This note was paid in full on October 31, 2004.

(ii) A seven-year 7.065% promissory note in the amount of $1,000,000 payable to Amfirst National Bank. The Note is secured by the equipment and fixtures of the acquired nightclub and is due October 2011.

In December 2004, we refinanced a secured promissory note on equipment with Community Banks of Colorado in the amount of $890,000 at 6.5 % interest. The note is due in December 2013. Mr. Lowrie and Lowrie Management has collateralized and guaranteed this note.

Preferred Stock

Related parties and family members of Mr. Lowrie purchased 80,000 shares of our Series A Preferred Stock at $10.00 per share. Theses parties received $26,500 in dividend payments during 2004.

Trademarks

The PT’s® name and logo are trademarks registered with the United States Patent and Trademark Office. We have been granted a license to use the trademarks by Lowrie Management. There is currently no fee for the license. Any future fee will be reviewed for fairness by, and be subject to the approval of, a majority of independent directors. In addition the Diamond Cabaret has been registered with the United States Patent and Trademark Office by Lowrie Management LLLP and no fee is being charged for the use of the name.

Other Matters

The Penthouse Club located in Denver, Colorado is leased from Lowrie Management LLLP. The annual rent paid is $150,000 and the lease expires July 2015 and the lease has three five year options to extend that expire July, 2030.

Legal Proceedings

Other than as set forth below, we are not a party to any pending legal proceedings or are aware of any pending legal proceedings against us that, individually or in the aggregate, would have a material adverse affect on our business, results of operations or financial condition:

In April 2005, VCG Holding and its Chairman, Troy H. Lowrie, among other persons (the “Defendants”), were named in a lawsuit filed in the Circuit Court of Cook County, Illinois Municipal Department, Second District (the “Complaint”). The Complaint styled IFC Credit Corporation v. Entertainment International, Inc., Troy Lowrie, James R. Lichty, Sheila J. Lichty and VCG Holding Corp., Case No. 05M2 0688, was filed by IFC Credit Corporation, assignee of all of Quail Financial Corporation’s (“Quail”) rights and interests under a certain Equipment Lease Agreement (the “Agreement”) by and between Quail and Entertainment International, Inc. (“EII”). The Complaint alleges a breach of the Agreement and breaches of certain contract guaranties executed by the Defendants in connection with the Agreement. The plaintiff is seeking damages in the amount of $91,592.80, plus attorneys’ fees, costs and interest. Defendants must file their responses to the Complaint before June 1, 2005.

The foregoing litigation is in an early stage, the Company is unable to predict the outcome or reasonably estimate any range of loss, if any, that may result and accordingly and has not recorded any liability of any judgment or settlement that may result from the resolution of these matters. Though the Company’s management believes that an unfavorable outcome in the foregoing action will not have a material adverse impact on our business, results of operations, financial position, liquidity, the Company intends to defend itself vigorously in the foregoing action.

Selling Securityholders

As of February 3, 2005, 8,376,559 shares of our common stock were outstanding. The selling shareholders are selling 1,350,000 shares issuable upon the exercise of the notes and warrants. The following table sets forth information known to us with respect to the beneficial ownership of our common stock as of that date and as adjusted to reflect the sale of common stock offered pursuant to this prospectus by each such selling stockholder.

In accordance with the registration rights granted to the selling shareholders, we have filed with the SEC a registration statement on Form S-3, of which this prospectus forms a part, with respect to the resale or other disposal of the common stock shares offered by this prospectus or interests therein from time to time, in privately negotiated transactions or otherwise. We also agreed to prepare and file amendments and supplements to the registration statement to the extent necessary to keep the registration statement effective until the shares are no longer required to be registered for the resale thereof by the selling shareholders.

Beneficial ownership has been determined in accordance with rules of the SEC. Under these rules, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by that person by reason of these acquisition rights, but these shares are not deemed outstanding for computing the percentage ownership of any other person. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person’s actual voting power at any particular date.

Based on information provided to us by the selling shareholders, the following table sets forth ownership and registration information regarding the shares held by the selling shareholders, including: (1) the name of each selling shareholder, (2) the number of shares of our common stock beneficially owned by each selling shareholder, (3) the maximum number of shares of common stock which the selling shareholders can sell pursuant to this prospectus, and (4) the number and percentage of shares of common stock that the selling shareholders would own if they sold all their shares registered by this prospectus. Each selling shareholder will receive all of the net proceeds from the sale of its shares of common stock offered by this prospectus. Unless otherwise indicated below, to our knowledge, all selling shareholders named in the table have sole voting and investment power with respect to their shares of common stock, except to the extent authority is shared by spouses under applicable law. The inclusion of any shares in this table does not constitute an admission of beneficial ownership for the selling shareholder named below.

Name and Address of Selling Shareholder(1)	Number of Shares of Common Stock Beneficially Owned Prior to Offering	Number of Shares of Common Stock Being Offered	Number of Shares of Common Stock Beneficially Owned After the Offering	Percentage of Shares of Common Stock Beneficially Owned After the Offering
Samir F. Barakat and Claudia A Marsaille JT Community by Property 161 Alpine Terrace Oakland, CA 94618 (2)	93,750	93,750	0	0

Herbert Arnold Duke II 12818 Glen Road N. Potomac, MD 20878 (3)	93,750	93,750	0	0

The Insight Group, Inc. 2005 Chesterfield Drive Atlanta, GA 30345 (4)	18,750	18,750	0	0

Neurnberger Kaptalverwaltung Klingenstress 12 Seitingen 78606 Germany (5)	22,500	22,500	0	0

Grinspan-Ernst PSP P.O. Box 285 Bala Cynwnd, PA 19004 (6)	37,500	37,500	0	0

Giovanni and Antonia Gabriele 24 Lawrence Hill Road Stamford, CT 06903 (7)	22,500	22,500	0	0

Horizon Capital Fund LP 75 Maiden Lane Suite 214 New York, NY 10038 (8)	37,500	37,500	0	0

IRA FBO John Pitchford Pershing LLC as Custodian P.O. Box 341166 Bartletta, TN 38184 (9)	18,750	18,750	0	0

PABC Investment Fund LLC 276 Alpine Trail Sparta, NJ 07871 (10)	11,250	11,250	0	0

Andrew and Sharon Krauss JTTEN 2409 Lennox Drive Germantown, TN 38138 (11)	9,376	9,376	0	0

Henry S. Krauss 100 Wall Street 7th Floor New York, NY 10005 (12)	9,376	9,376	0	0

Cranshire Capital, LP 666 Dundee Rd Suite 1901 Northbrook, IL 60062 (13)	124,999	124,999	0	0

Iroquois Capital LP 641 Lexington Avenue 26th Floor New York, NY 10022 (14)	125,000	125,000	0	0

Omicron Master Trust c/o Winchester Global Trust Company Williams House 20 Reid Street Hamilton HM 11 Bermuda (15)	124,999	124,999	0	0

Living Trust of Harold Richard Grisham 1733 Gulfstar Drive South Naples, FL 34112 (16)	187,500	187,500	0	0

Michael Baker 3314 Bush Drive Highland, IL 62249 (17)	5,625	5,625	0	0

John O’Shea 100 Wall Street, 7th Floor New York, NY 10005 (18)	31,250	31,250	0	0

Dan Luskind 100 Wall Street, 7th Floor New York, NY 10005 (19)	15,625	15,625	0	0

Henry Krauss 100 Wall Street, 7th Floor New York, NY 10005 (20)	15,625	15,625	0	0

Richard Louise 4655 Lower Roswell Road-#146 Marietta, GA 30068 (21)	20,144	20,144	0	0

Scott Bowman 4201 Loch Highland Parkway, NE Roswell, GA 30075 (22)	33,405	33,405	0	0

Jonathan B. Dangar 2603 Forrest Way Atlanta, GA 30305 (23)	85,180	85,180	0	0

The Chase Family Trust 1842 Baldwin Way Marietta, GA 30068 (24)	105,646	105,646	0	0

Regis D. Dahl P.O. Box 1529 Winter Park, CO 80482 (25)	100,000	100,000	0	0

(1)	We do not know when or in what amounts a selling shareholder may dispose of the shares or interests therein. The selling shareholders may choose not to dispose of any or all of the shares offered by this prospectus. Because the selling shareholders may offer all or some of the shares or interests therein pursuant to this offering, and because, to our knowledge, there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares, we cannot estimate the number of the shares that will be held by the selling shareholders after completion of the offering. However, for purposes of this table, we have assumed that, after completion of the offering, none of the shares covered by this prospectus will be held by the selling shareholders.

(2)	Includes (a) 62,500 common stock shares, (b) 15,625 common stock shares issuable pursuant to the $3.00 per share warrant, and (c) 15,625 common stock shares issuable pursuant to the $4.00 per share warrant.

(3)	Includes (a) 62,500 common stock shares, (b) 15,625 common stock shares issuable pursuant to the $3.00 per share warrant, and (c) 15,625 common stock shares issuable pursuant to the $4.00 per share warrant.

(4)	Includes (a) 12,500 common stock shares, (b) 3,125 common stock shares issuable pursuant to the $3.00 per share warrant, and (iii) 3,125 common stock shares issuable pursuant to the $4.00 per share warrant.

(5)	Includes (a) 15,000 common stock shares, (b) 3,750 common stock shares issuable pursuant to the $3.00 per share warrant, and (c) 3,750 common stock shares issuable pursuant to the $4.00 per share warrant.

(6)	Includes (a) 25,000 common stock shares, (b) 6,250 common stock shares issuable pursuant to the $3.00 per share warrant, and (c) 6,250 common stock shares issuable pursuant to the $4.00 per share warrant.

(7)	Includes (a) 15,000 common stock shares, (b) 3,750 common stock shares issuable pursuant to the $3.00 per share warrant, and (c) 3,750 common stock shares issuable pursuant to the $4.00 per share warrant.

(8)	Includes (a) 25,000 common stock shares, (b) 6,250 common stock shares issuable pursuant to the $3.00 per share warrant, and (c) 6,250 common stock shares issuable pursuant to the $4.00 per share warrant.

(9)	Includes (a) 12,500 common stock shares, (b) 3,125 common stock shares issuable pursuant to the $3.00 per share warrant, and (c) 3,125 common stock shares issuable pursuant to the $4.00 per share warrant.

(10)	Includes (a) 7,500 common stock shares, (b) 1,875 common stock shares issuable pursuant to the $3.00 per share warrant, and (c) 1,875 common stock shares issuable pursuant to the $4.00 per share warrant.

(11)	Includes (a) 6,250 common stock shares, (b) 1,563 common stock shares issuable pursuant to the $3.00 per share warrant, and (c) 1,563 common stock shares issuable pursuant to the $4.00 per share warrant.

(12)	Includes (a) 6,250 common stock shares, (b) 1,563 common stock shares issuable pursuant to the $3.00 per share warrant, and (c) 1,563 common stock shares issuable pursuant to the $4.00 per share warrant.

(13)	Includes (a) 83,333 common stock shares, (b) 20,833 common stock shares issuable pursuant to the $3.00 per share warrant, and (c) 20,833 common stock shares issuable pursuant to the $4.00 per share warrant.

(14)	Includes (a) 83,334 common stock shares, (b) 20,833 common stock shares issuable pursuant to the $3.00 per share warrant, and (c) 20,833 common stock shares issuable pursuant to the $4.00 per share warrant.

(15)	Includes (a) 83,333 common stock shares, (b) 20,833 common stock shares issuable pursuant to the $3.00 per share warrant, and (c) 20,833 common stock shares issuable pursuant to the $4.00 per share warrant.

(16)	Includes (a) 125,000 common stock shares, (b) 31,250 common stock shares issuable pursuant to the $3.00 per share warrant, and (c) 31,250 common stock shares issuable pursuant to the $4.00 per share warrant.

(17)	Includes 5,625 common stock shares issuable pursuant to the placement agent’s warrants.

(18)	Includes (a) 11,250 common stock shares issuable pursuant to the placement agent’s warrants and (b) 20,000 common stock shares issuable pursuant to the financial advisor’s warrants.

(19)	Includes (a) 5,625 common stock shares issuable pursuant to the placement agent’s warrants and (b) 10,000 common stock shares issuable pursuant to the financial advisor’s warrants.

(20)	Includes (a) 5,625 common stock shares issuable pursuant to the placement agent’s warrants and (b) 10,000 common stock shares issuable pursuant to the financial advisor’s warrants.

(21)	Includes (a) 16,464 common stock shares issuable pursuant to the placement agent’s warrants and (b) 3,680 common stock shares issuable pursuant to the financial advisor’s warrants.

(22)	Includes (a) 9,957 common stock shares issuable pursuant to the placement agent’s warrants and (b) 23,448 common stock shares issuable pursuant to the financial advisor’s warrants.

(23)	Includes (a) 25,388 common stock shares issuable pursuant to the placement agent’s warrants and (b) 59,792 common stock shares issuable pursuant to the financial advisor’s warrants.

(24)	Includes (a) 32,566 common stock shares issuable pursuant to the placement agent’s warrants and (b) 73,080 common stock shares issuable pursuant to the financial advisor’s warrants.

(25)	Includes options to purchase 100,000 shares of common stock, exercisable at $3.00 per share which options expire December 15, 2007. We issued such options to Mr. Dahl pursuant to an Option Agreement with Mr. Dahl, dated as of December 15, 2002.

Plan of Distribution

We are registering the shares subject to this registration statement on behalf of the selling shareholders. Sales of shares may be made by selling shareholders, including their respective donees, transferees, pledgees or other successors-in-interest directly to purchasers or to or through underwriters, broker-dealers or through agents. Sales may be made from time to time on the American Stock Exchange, any other exchange upon which our shares may trade in the future, in the over-the-counter market or otherwise, at market prices prevailing at the time of sale, at prices related to market prices, or at negotiated or fixed prices. The shares may be sold by one or more of, or a combination of, the following:

•	a block trade in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction (including crosses in which the same broker acts as agent for both sides of the transaction);

•	purchases by a broker-dealer as principal and resale by such broker-dealer, including resales for its account, pursuant to this prospectus;

•	ordinary brokerage transactions and transactions in which the broker solicits purchases;

•	through options, swaps or derivatives;

•	in privately negotiated transactions;

•	in making short sales or in transactions to cover short sales; and

•	put or call option transactions relating to the shares.

The selling shareholders may effect these transactions by selling shares directly to purchasers or to or through broker-dealers, which may act as agents or principals. These broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling shareholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). The selling shareholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities.

The selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with those transactions, the broker-dealers or other financial institutions may engage in short positions or other derivative transactions relating to the shares of our common stock or of securities convertible into or exchangeable for the shares of our common stock in the course of hedging positions they assume with the selling shareholders and may deliver such securities to close out their short positions or otherwise settle short sales or other transactions. The selling shareholders may also loan or pledge shares to broker-dealers or other third parties. In connection with those transactions, the broker-dealers or other third parties may sell such loaned or pledged shares. The selling shareholders may also enter into options or other transactions with broker-dealers or other financial institutions, which require the delivery of shares offered by this prospectus to those broker-dealers or other financial institutions. The broker-dealer or other financial institution may then resell the shares pursuant to this prospectus (as amended or supplemented, if required by applicable law, to reflect those transactions).

The selling shareholders and any broker-dealers that act in connection with the sale of shares may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by broker-dealers or any profit on the resale of the shares sold by them while acting as principals may be deemed to be underwriting discounts or commissions under the Securities Act. The selling shareholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares against liabilities, including liabilities arising under the Securities Act. We have agreed to indemnify each of the selling shareholders and each selling shareholder has agreed to indemnify us against certain liabilities in connection with the offering of the shares, including liabilities arising under the Securities Act.

The selling shareholders will be subject to the prospectus delivery requirements of the Securities Act. We have informed the selling shareholders that the anti-manipulative provisions of Regulation M promulgated under the Exchange Act may apply to their sales in the market.

Selling shareholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided they meet the criteria and conform to the requirements of Rule 144.

We are paying all expenses and fees in connection with the registration of the shares. The selling shareholders will bear all brokerage or underwriting discounts or commissions paid to broker-dealers in connection with the sale of the shares.

Description of Securities

Description of Securities

The following description of our capital stock and certain provisions of the Articles of Incorporation, as amended, and the By-Laws is a summary and is qualified in its entirety by reference to the provisions of the Articles of Incorporation and the By-Laws, copies of which are incorporated by reference into this registration statement filed with the SEC, of which this prospectus forms a part.

Our authorized capital stock consists of 50,000,000 shares of common stock, $.0001 par value per share, and 1,000,000 shares of preferred stock, $0.0001 par value per share. As of June 30, 2005, 8,476,539 shares of common stock were outstanding, and 942,000 shares of preferred stock were outstanding.

Common Stock

Holders of our common stock are entitled to one vote for each share held of record on all matters on which shareholders may vote. Since our common stock does not have cumulative voting rights, the holders of shares having more than 50% of the voting power, if they choose to do so, may elect all our directors and the holders of the remaining shares would not be able to elect any directors. In the event of a voluntary or involuntary liquidation of our company, all shareholders are entitled to a pro rata distribution of our assets remaining after payment of claims of creditors and liquidation preferences of any preferred stock. Holders of our common stock have no conversion, redemption or sinking fund rights.

Preferred Stock

Our Board of Directors, without further action by the shareholders, is authorized to issue up to 1,000,000 shares of preferred stock in one or more series. The Board may, without shareholder approval, determine the dividend rates, redemption prices, preferences on liquidation or dissolution, conversion rights, voting rights and any other preferences. As of the date of this prospectus, our Board has not authorized any series of preferred stock, and there are no agreements or understandings for the issuance of any shares of preferred stock. Because of its broad discretion with respect to the creation and issuance of preferred stock without shareholder approval, our Board could adversely affect the voting power of the holders of our common stock and, by issuing shares of preferred stock with certain voting, conversion and/or redemption rights, could delay, defer or prevent an attempt to obtain control of our company.

Dividends

Subject to the rights of holders of any series of preferred stock, the holders of our common stock are entitled to receive dividends, when, as and if declared by the Board, out of funds legally available for such purposes. Since our inception we have not paid any dividends and we do not anticipate paying any dividends in the foreseeable future. We expect that future earnings, if any, will be used for working capital and to finance growth.

Convertible subordinated notes

The material terms and provisions of the notes are as follows:

•	notes are subordinated to existing senior debt in the amount of $1,000,000 to a financial institution.

•	interest is 12% annually and will be payable monthly, in arrears or, in some cases, principal and interest are payable monthly;

•	unpaid principal is due and payable 2 years from the date of the final closing in the private placement;

•	we may prepay the note at anytime after registration of the shares sold in the private placement at an amount equal to 108% of the outstanding principal of the note;

•	the noteholder may elect to convert the note into shares of common stock at a conversion price of $2.00 per share at any time, including without limitation, after the holder receives notice from us of our intent to prepay the note;

•	some purchasers obtained the right to purchase an additional $1,500,000 of the convertible notes with a conversion price equal of $3.51 per share and additional five year warrants exercisable at $3.86 and $4.21

•	in the event of default, including default in payment, performance or breach of any covenant on the notes or bankruptcy, the noteholder may accelerate the payments on the note and declare them due and payable immediately.

Warrants

The material terms and provisions of warrants are as follows:

•	warrants have a term of five years beginning as of the date of the issue; and

•	156,250 of the warrants are exercisable at $3.00 per share, and 156,250 of the warrants are exercisable at $4.00 per share.

Transfer Agent

Our transfer agent is Transfer Online, Inc., 227 SW Pine Street, Suite 300, Portland, Oregon 97204, telephone number (503) 227-2950.

Dividend Policy

We have never declared or paid any cash dividends on our common stock, and we do not anticipate paying cash dividends in the foreseeable future. Our current policy is to retain any earnings to finance our future development and growth. We may reconsider this policy from time to time in light of conditions then existing, including our earnings performance, financial condition and capital requirements. Any future determination to pay cash dividends will be at the discretion of our board of directors and will depend upon our financial condition, operating results, capital requirements, general business conditions and other factors that our board of directors deems relevant.

Shares Eligible For Future Sale

As of the date of this prospectus we had outstanding an aggregate of 8,476,559 shares of our common stock, assuming no exercises of outstanding warrants. All shares sold in this offering will be freely tradeable without restriction or further registration under the Securities Act, unless they are purchased by our “affiliates,” as that term is defined in Rule 144 promulgated under the Securities Act.

As of the date of this prospectus the public float for our common stock consisted of 2,896,756 shares. These shares are freely tradeable without restriction or further registration under the Securities Act, unless they are purchased by our “affiliates,” as that term is defined in Rule 144 promulgated under the Securities Act.

Rule 144

In general, under Rule 144, as currently in effect, a person who has beneficially owned shares of our common stock for at least one year, including the holding period of prior owners other than affiliates, is entitled to sell within any three-month period a number of shares that does not exceed the greater of:

•	1% of the number of shares of our common stock then outstanding, which will equal 84,766 shares as of the date of this prospectus, or

•	The average weekly trading volume of our common stock on the AMEX during the four calendar weeks preceding the filing of a notice on Form 144 with respect to that sale.

Sales under Rule 144 are also subject to manner-of-sale provisions, notice requirements and the availability of current public information about us. In order to effect a Rule 144 sale of our common stock, our transfer agent will require an opinion from legal counsel. We may charge a fee to persons requesting sales under Rule 144 to obtain the necessary legal opinions.

As of the date of this prospectus, 103,333 of our common stock are eligible for sale under Rule 144.

Rule 144(k)

Under Rule 144(k), a person who is not deemed to have been one of our affiliates at any time during the three months preceding a sale and who has beneficially owned shares for at least two years, including the holding period of certain prior owners other than affiliates, is entitled to sell those shares without complying with the manner-of-sale, public information, volume limitation or notice provisions of Rule 144. Therefore, unless otherwise restricted, Rule 144(k) shares may be sold upon the closing of this offering. Our transfer agent will require an opinion from legal counsel to effect a Rule 144(k) transaction. We may charge a fee to persons requesting transactions under Rule 144(k) to obtain the necessary legal opinions. As of the date of this prospectus, 552,057 shares of our common stock are eligible for transactions under Rule 144(k).

Legal Matters

Cozen O’Connor, Washington, DC, will pass on the validity of the securities to be offered hereby.

Experts

The consolidated financial statements of the Company as of and for the years ended December 31, 2004 and 2003 have been audited by the independent registered public accounting firm of Causey Demgen & Moore, Inc. as set forth in the report of that firm appearing elsewhere herein, and are included in reliance on such report given upon the authority of such firm as experts in accounting and auditing.

The financial statements of CCCG, Inc. as of October 8, 2004 and December 31, 2003 and 2002 and for the period ended October 8, 2004 and the years ended December 31, 2003 and 2002 have been audited by the independent registered public accounting firm of Causey Demgen & Moore, Inc. as set forth in the report of that firm appearing elsewhere herein, and are included in reliance on such report given upon the authority of such firm as experts in accounting and auditing.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

Our Articles of Incorporation and Bylaws provide our directors with protection for breaches of their fiduciary duties to us or our shareholders. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons as provided in the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by a director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

VCG Holding Corp.

Denver, Colorado

We have audited the accompanying consolidated balance sheets of VCG Holding Corp. and subsidiaries as of December 31, 2004 and 2003 and the related consolidated statements of operations, stockholders’ equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States) Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements, referred to above, present fairly, in all material respects, the financial position of VCG Holding Corp. and subsidiaries as of December 31, 2004 and 2003 and the results of their operations, and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Denver, Colorado	Causey Demgen & Moore Inc.
April 1, 2005

VCG Holding Corp.

Consolidated Balance Sheets

	2004	2003
Assets
Current Assets
Cash & cash equivalents	$629,609	$418,662
Other receivables	448,594	1,270,549
Inventories	372,020	86,902
Prepaid expenses	327,016	218,008
Income taxes receivable	367,559	—

Total Current Assets	2,144,798	1,994,121

Property, Plant and Equipment
Property, plant and equipment	14,884,612	12,021,699
Less accumulated depreciation	674,373	874,093

Net property, plant and equipment	14,210,239	11,147,606

Other Assets
Deposits	69,373	49,156
License Costs	230,015	181,110
Loan Fees, net	547,481	240,000
Goodwill	10,107,414	5,519,717
Plans and drawings	75,628	139,943
Construction period interest and taxes	—	238,401
Deferred offering costs	174,377	10,751
Assets to be disposed of	1,597,254	—
Investments	— .	186,998

Total Other Assets	12,801,542	6,566,076

Total Assets	$29,156,579	$19,707,803

Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable – trade	$338,049	$116,993
Accrued expenses	820,223	782,890
Income taxes payable	—	79,012
Due to related parties	200,000	100,000
Current portion of capitalized lease	154,355	112,140
Current portion of long-term debt	7,263,939	3,219,849

Total current liabilities	8,776,566	4,410,884

Long-term Debt
Deferred income taxes	—	86,346
Liabilities to be disposed of	778,827	—
Capitalized lease	1,140,364	1,184,403
Long-term debt	5,942,482	5,477,406

Total long-term debt	7,861,673	6,748,155

Minority Interest Liability	97,048	1,010,997

Redeemable Preferred Stock
Preferred stock $.0001 par value; 1,000,000 shares authorized; 888,000 (2004) and none (2003) shares issued and outstanding	8,880,000	—

Stockholder’s Equity
Common stock $.0001 par value; 50,000,000 shares authorized; 8,376,559 (2004) and 7,976,559 (2003) shares issued and outstanding	838	798
Paid-in capital	4,947,143	6,474,570
Retained earnings	(1,406,689)	1,062,399

Total stockholders’ equity	3,541,292	7,537,767

Total Liabilities and Stockholders’ Equity	$29,156,579	$19,707,803

The accompanying notes are an integral part of the financial statements

VCG Holding Corp.

Consolidated Statements of Income

For the years ended,

	December 31,
	2004	2003
Revenues
Sales of alcoholic beverages	$4,386,146	$3,580,711
Sales of food and merchandise	648,636	250,575
Service revenue	3,240,003	2,050,783
Management fees and other income	3,944,799	4,272,608

Total revenue	12,219,584	10,154,677

Operating Expenses
Cost of goods sold	1,289,118	907,047
Salaries and wages	4,703,486	4,256,587
Management fee	12,200	35,216
Other general and administrative
Taxes and permits	398,617	437,051
Charge card and bank fees	122,975	100,574
Rent	405,356	272,960
Legal and professional	468,098	230,808
Advertising and marketing	636,924	362,070
Other	2,184,458	1,555,595
Depreciation & amortization	551,927	294,058

Total operating expenses	10,773,159	8,451,966

Income from operations	1,446,425	1,702,711

Other income (expenses)
Interest expense	(1,428,113)	(307,846)
Interest income	138,402	76,772
Gain on sale of assets	11,379	—
Gain on sale of marketable securities	67,385	3,085
Loss on options	(764,957)	—
Bad debt on uncollectible note receivable	(617,404)	—

Total Other Income (Expenses)	(2,593,308)	(227,989)

Income (loss) from continuing operations before income taxes	(1,146,883)	1,474,722

Income tax expense (benefit) – current	(314,402)	229,979
Income tax expense (benefit) – deferred	(86,347)	86,347

Total income taxes	(400,749)	316,326

Minority interest expense	(37,177)	(48,625)

Income (loss) from continuing operations	(783,311)	1,109,771

Income (loss) from discontinued operations
Income (loss) from operations of discontinued component, including loss on disposal of $810,572 (2004)	(1,075,184)	59,641
Income taxes on discontinues component	60,334	(20,278)

Income (loss) from discontinued operations	(1,014,850)	39,363

Net income (loss)	(1,798,161)	1,149,134
Preferred stock dividends	(323,460)	—

Net income (loss) applicable to common shareholders	$(2,121,621)	$1,149,134

Earnings (loss) per share
Basic and diluted income (loss) per common share
Income (loss) from continuing operations	$(0.10)	$0.15
Income (loss) from discontinued operations	$(0.12)	$0.01
Preferred stock dividends	$(0.04)	$—

Net income (loss) applicable to common shareholders	$(0.26)	$0.16

Weighted average shares outstanding	8,121,107	7,070,760

The accompanying notes are an integral part of the financial statements.

VCG Holding Corp.

Consolidated Statement of Stockholders’ Equity

For the years ended December 31, 2004 and 2003

	Common Stock		Additional Paid-in Capital	Retained Earnings	Total Stockholder’s Equity
	Shares	Amount
Balances, December 31, 2002	6,240,000	$624	$4,501,012	$469,057	$4,970,693
Issuance of common stock in connection with the receipt of lines of credit	70,833	7	212,493	—	212,500
Issuance of common stock in connection with the payment for legal services	45,957	4	79,366	—	79,370
Issuance of common stock in connection with the payment for services	115,000	12	202,488	—	202,500
Issuance of common stock in connection with the conversion of debt	1,400,000	140	1,399,860	—	1,400,000
Deferred offering costs	—	—	(149,945)	—	(149,945)
Sale of common stock for cash	100,000	10	214,990	—	215,000
Issuance of stock to acquire IEC, Inc.	4,769	1	14,306	(14,307)	—
IEC distributions	—	—	—	(69,390)	(69,390)
Prior income of VCG Restaurant Denver, Inc. (June 1, 2003 to Dec 31, 2003)	—	—	—	(8,880)	(8,880)
Prior income of Glendale Restaurant Concepts, LP (Jan. 1, 2003 to Dec 31, 2003)	—	—	—	(463,215)	(463,215)
Income for year ended, December 31, 2003	—	—	—	1,149,134	1,149,134

Balances, December 31, 2003	7,976,559	$798	$6,474,570	$1,062,399	$7,537,767
Sale of common stock for cash	50,000	5	107,495	—	107,500
Excess purchase price over book value, VCG Restaurant Denver, Inc.	—	—	(146,383)	—	(146,383)
Shares issued for General Partnership interest of Glendale Restaurant Concepts LP	200,000	20	599,980	—	600,000
Excess purchase price over book value, Glendale Restaurant Concepts LP	—	—	(3,366,004)	—	(3,366,004)
Prior income of VCG Restaurant Denver, Inc. (Jan. 1, 2004 to June 30, 2004)	—	—	—	(53,300)	(53,300)
Prior income of Glendale Restaurant Concepts, LP (Jan. 1, 2004 to June 30, 2004)	—	—	—	(294,167)	(294,167)
Issuance of common stock in connection with the receipt of lines of credit	60,000	6	149,994	—	150,000
Issuance of common stock in connection with the payment for services	40,000	4	119,996	—	120,000
Sale of common stock for cash	50,000	5	107,495	—	107,500
Beneficial conversion feature on debt	—	—	900,000	—	900,000
Preferred stock dividend	—	—	—	(323,460)	(323,460)
(Loss) for year ended, December 31, 2004	—	—	—	(1,798,161)	(1,798,161)

Balances, December 31, 2004	8,376,559	$838	$4,947,143	$(1,406,689)	$3,541,292

The accompanying notes are an integral part of the financial statements

VCG Holding Corp.

Consolidated Statements of Cash Flow

For the years ended,

	December 31,
	2004	2003
Net income (loss)	$(1,798,161)	$1,149,134
Adjustments to reconcile net income to net cash provided by operating activities:
Impairment loss on discontinued component	810,572	—
Depreciation and amortization	593,073	385,157
Beneficial conversion feature on debt	819,792	—
(Increase) decrease in other receivables	1,149,880	(2,144,829)
(Increase) in inventory	(291,048)	(6,010)
(Increase) in prepaid expenses	(108,009)	(97,391)
(Gain) on unrealized marketable securities	—	(3,085)
(Gain) on sale of marketable securities	(67,385)	—
(Gain) on sale of assets	(11,379)	10,700
Increase (decrease) in trade accounts payable	483,035	(32,232)
Increase (decrease) in income taxes payable	(78,498)	(51,081)
Increase (decrease) in deferred income taxes payable	(86,346)	86,346
Increase (decrease) in accrued expenses	(159,357)	327,936

Net cash provided by operating activities	1,256,169	(375,355)

Investing Activities
Investments	(1,784,008)	(186,998)
Purchase of fixed assets	(4,518,916)	(4,951,422)
Issuance of note receivable	1,300,000	(1,300,000)
Purchase of goodwill and non compete agreement	(4,994,177)	(1,100,000)
Deposits	58	(35,973)
Investment in plans and drawings	—	(84,512)
Investment in licenses	(48,905)	(181,110)
Construction period interest and taxes	(424,429)	(218,401)
Proceeds from sale of assets	301,992	—

	December 31,
	2004	2003
Net cash used by investing activities	(10,168,385)	(8,058,416)

Financing Activities
Deferred offering costs	—	103,465
Cost of loan fee	(160,500)	—
Payment on capitalized lease	(146,574)	(94,773)
Proceeds from mortgage and notes payable	10,244,619	10,563,301
Payments on mortgage and notes payable	(5,946,594)	(3,489,059)
Distribution	—	(447,298)
Related party payments	—	(1,400,000)
Acquisition cash	—	52,007
Dividends paid on preferred stock	(323,460)	—
Proceeds from preferred stock	4,970,672	—
Proceeds from capital contributions	485,000	3,132,092

Net cash provided by financing activities	9,123,163	8,419,735

Net increase (decrease) in cash	210,947	(14,036)
Cash beginning of year	418,662	432,698

Cash end of year	$629,609	$418,662

Taxes paid in cash	$90,000	$176,886
Interest paid in cash	$914,726	$528,818

Supplemental disclosure of non-cash investing and financing activities:

During 2003, the Company paid $212,500 for loan fees in Common Stock.

During 2003, the Company paid $79,370 for legal fees in Common Stock.

During 2003, the Company paid $202,500 for services in Common Stock.

During 2003, the Company received $2,400,000 in seller financing for the purchase of a building.

During 2004, the Company paid $600,000 for a General Partnership Interest in Common Stock.

During 2004, the Company paid $150,000 for loan fees in Common Stock.

During 2004, the Company paid $120,000 for services in Common Stock.

During 2004, the Company converted $3,750,000 of notes payable to preferred stock.

The accompanying notes are an integral part of the financial statements

VCG Holding Corp

Notes To Consolidated Financial Statements

For the years ended December 31, 2004 and 2003

1)	Organization

The Company was organized on May 16, 1989 for the purpose of engaging in any lawful business, but it was management’s plan to seek a business combination. On November 1, 1995, the Company was administratively dissolved by the Colorado Secretary of State due to no renewal of the required corporate report. Effective January 8, 1998, the Company reincorporated for the purpose of carrying on the business of the old corporation. Until January 8, 1998, the Company was a wholly owned subsidiary of Vanden Capital Group, Inc.

The Company reincorporated as a Colorado corporation in December 1998. The Company in April 2002 came under new management and is in the business of acquiring, owning and operating nightclubs which provide premium quality live adult entertainment, restaurant and beverage services in an up-scale environment to affluent patrons. The Company owns and operates seven nightclubs located in suburbs of Memphis, Tennessee (sold January 4, 2005); Indianapolis, Indiana; Denver, Colorado (three clubs); Phoenix, Arizona; and, East St. Louis, Illinois.

In May 2003, VCG RE purchased a building, land and adult entertainment license in Phoenix, Arizona, where VCG intends to locate additional club. The purchase price of $3,800,000 was paid in $1,400,000 cash and a $2,400,000 mortgage on the property. The cash portion of the purchase price was paid from: (a) VCG’s cash flow; (b) drawing down the available $80,000 credit on the long-term credit facility; and (c) drawing down a $1,200,000 short-term credit facility. In addition VCG purchased the entire interest in the Epicurean Enterprises, LLC. The asset of Epicurean is the liquor and entertainment license for the location purchased in Phoenix, AZ; VCG paid $100,000.

On October 1, 2003 VCG purchased 100% of the outstanding common stock of International Entertainment Consultants, Inc. (“IEC”) in consideration for the issuance of 4,769 shares of the Company’s restricted common stock to Troy H. Lowrie, the Chairman of the Board and Chief Executive Officer of the Company, valued at $14,307 ($3.00 per share). IEC was owned 100% by an affiliate of the Company and therefore is treated as being under common control with the Company.

On June 30, 2004, the Company acquired all of the outstanding capital stock of VCG Restaurant Denver, Inc., a Colorado corporation (“VCGD”), which was valued at $1,300,000 in exchange for payment of a promissory note owned to VCG the Chairman (notes 4 & 10). VCG was owned 100% by an affiliate of the Company and therefore is treated as being under common control with the Company.

On June 30, 2004, the Company acquired the general partnership interest and an eighty-nine and one-half percent limited partnership interest in Glendale Restaurant Concepts, LP., a Colorado limited partnership (“GRC”), which was valued at $4,600,000 for 200,000 shares of the Company’s common stock and promissory note of $4,000,000. In December 2004 the Company acquired an additional two and half percent limited partnership interest from an unrelated third party for $111,732 in cash. GRC was controlled by an affiliate of the Company and therefore is treated as being under common control with the Company.

On August 8, 2004, the Company formed Glenarm Restaurants LLC. a Colorado limited liability company (“GRL”), for the purpose of purchasing the operating assets and licenses of CCCG, Inc. DBA Diamond Cabaret and Steakhouse. The GRL purchased these assets on October 8, 2004 for $6,000,000 and signed a long-term lease for the real estate.

2)	Summary of Accounting Policies

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its subsidiaries and Platinum of Illinois, Incorporated; Indy Restaurant Concepts, Inc., Tennessee Restaurant Concepts, Inc., VCG Real Estate Holding, Inc., Glendale Restaurant Concepts, LP, International Entertainment Consultants, Inc. for all periods presented; Epicurean Enterprises, LLC. from May 1, 2003; and VCG Restaurant Denver, Inc. from the date of inception (June 3, 2003); Glenarm Restaurant LLC from the date of acquisition (October 8, 2004). All significant inter-company balances and transactions are eliminated in the consolidation. The Company has elected to report consolidated operations under the guidance of ARB 51 for consolidated companies.

VCG Holding Corp

Notes To Consolidated Financial Statements (Continued)

For the years ended December 31, 2004 and 2003

2)	Summary of Accounting Policies (Continued)

The 2003 financial statements have been restated for the acquisitions of GRC and VCGD, companies under common control. The effect of the restatement was to increase revenues by $2,235,850 and increase the net income by $472,095. The 2003 financial statements have been adjusted for the for the discontinued operation of a component (TRC) the restatement reduces the revenue by $1,173, 024 and all related expense items (note 6) and has no effect on net income.

Net Income Per Common Share

Net Income per share is computed by dividing net income by the weighted average number of shares outstanding during the years, after giving retroactive effect to the reorganization transaction, the reverse split of shares and the combination and acquisitions as explained in notes 1 & 4.

The Company computes net income per common share in accordance with Statement of Financial Accounting Standards No. 128, Earnings Per Share (“SFAS 128”). SFAS 128 provides for the calculation of basic and diluted earnings per share. Basic earnings per share includes no dilution and is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding for the period. Dilutive earnings per share reflects the potential dilution of securities that could share in the earnings of the Company. The accompanying presentation is of basic earnings per share because dilutive earnings per share is the same as basic.

Use of Estimates in the Preparation of Financial Statements

Preparation of the Company’s financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities of at the date of the financial statements and reported amounts of revenue and expense during the reporting periods. Accordingly, actual results could differ from those estimates.

Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

Inventories

Inventories, consisting principally of liquor and food products, are stated at the lower of cost or market (first-in, first-out method).

Property and Equipment

Property and equipment are stated at cost. Cost of property renovations or improvements are capitalized; costs of property maintenance and repairs are charged against operations as incurred. Depreciation is computed using the straight-line method over the estimated useful lives of the individual assets, as follows:

Building and improvements	40 years
Leasehold improvements	7-25 years
Equipment, furniture and signs	5-7 years

VCG Holding Corp

Notes To Consolidated Financial Statements (Continued)

For the years ended December 31, 2004 and 2003

2)	Summary of Accounting Policies (Continued)

Other Receivables

The Company considers other receivable to be fully collectible; accordingly, no allowance for doubtful accounts is required. If accounts become uncollectible, they will be charged to operations when that determination is made. During the year ended December 31, 2004 the Company took a charge to bad debt of $617,404.

Concentrations of Credit Risk

Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents. The Company’s excess cash is deposited in liquid low-risk interest bearing accounts within high quality national financial institutions. At December 31, 2004 and 2003 and at various times during the years, the balance at one financial institution exceeded the FDIC limits.

Advertising Costs

The Company expenses the cost of advertising as incurred. Advertising expense was $636,924 and $362, 070 for the years ended December 31, 2004 and 2003, respectively.

Fair Value of Financial Instruments

Financial instruments consist of cash and cash equivalents, accounts receivable and payable, and debt. The carrying values of cash and cash equivalents and accounts receivable and payable approximate fair value. The Company believes the fair values and the carrying value of the Company’s debt would not be materially different due to the instruments’ interest rates approximating market rates for similar borrowings at December 31, 2004 and 2003.

Revenue Recognition

The Company recognizes all revenues at point-of-sale upon receipt of cash, check or charge card sale. VIP Room Memberships are amortized into revenue over the one year period of membership. The Company sells gift certificates and dance dollars certificates and a reserve is been established for an estimate of the unexpired certificates.

Stock Options

Effective May 1, 2002, the Company adopted the disclosure only provisions of SFAS No. 123, “Accounting for Stock-Based Compensation”(“SFAS 123”). SFAS 123 establishes a fair value based method of accounting for stock-based employee compensation plans; however, it also allows an entity to continue to measure compensation cost for those plans using the intrinsic value based method of accounting prescribed by Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees.”

Under the fair value based method, compensation cost is measured at the grant date based on the value of the award and is recognized over the service period, which is usually the vesting period. Under the intrinsic value based method, compensation cost is the excess, if any, of the quoted market price of the stock at the grant date or other measurement date over the amount an employee must pay to acquire the stock. The Company has elected to continue to account for its employee stock compensation plans under APB Opinion No. 25. As no options were issued during 2004 or 2003, SFAS 123 did not have any effect on the Company’s financial statements.

VCG Holding Corp

Notes To Consolidated Financial Statements (Continued)

For the years ended December 31, 2004 and 2003

2)	Summary of Accounting Policies (Continued)

Goodwill

The Company adopted the Statement of Financial Accounting Standards (“SFAS”) Nos. 141 and 142 “Business Combinations” and “Goodwill and other Intangible Assets” on April 30, 2002. Statement 141 requires all business combinations initiated after June 30, 2001 to be accounted for using the purchase method. Under the guidance of Statement 142, goodwill is no longer subject to amortization over its estimated useful life. Rather, goodwill will be subject to at least an annual assessment for impairment by applying a fair value base test. The adoption of this statement did not have a material effect on the financial position or results of operations of the Company, as no adjustment was needed at December 31, 2004 and 2003.

Impaired Assets

In August 2001, the FASB issued SFAS No. 143, Accounting for Asset Requirement Obligations. SFAS No. 143 requires the fair value of a liability for an asset retirement obligation to be recognized in the period in which it is incurred if a reasonable estimate of fair value can be made. The associated asset retirement costs are capitalized as part of the carrying amount of the long-lived asset. SFAS No. 143 is effective December 31, 2002 for the Company. The adoption of this statement had no material impact on its consolidated financial statements.

In October 2001, the FASB issued SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. SFAS 144 requires that those long-lived assets be measured at the lower of carrying amount or fair value, less cost to sell, whether reported in continuing operations or in discontinued operations. Therefore, discontinued operations will no longer be measured at net realizable value or include amounts for operating losses that have not yet occurred. The Company adopted SFAS 144 on January 1, 2002. The adoption of this statement did not have a material impact on its consolidated financial statements.

Accounting Pronouncements

In May 2003, the FASB issued Statement of Financial Accounting Standards No. 150, “Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity” (“SFAS No.150”). This statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. This statement is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective for the first interim period beginning after June 15, 2003, with certain exceptions. The adoption of SFAS No. 150, effective July 1, 2003, did not have a material effect on the Company’s results of operations or financial position.

In December 2004, the FASB revised SFAS No. 123, Share–Based Payment (“SFAS No. 123R”). SFAS No. 123R is a revision of SFAS No. 123, Accounting for Stock–Based Compensation, and supersedes Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees. SFAS No. 123R requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant–date fair value of the award. That cost will be recognized over the period in which an employee is required to provide service in exchange for the award. SFAS No. 123R requires a public entity to initially measure the cost of employee services rendered in exchange for an award of liability instruments at its current fair value. The fair value of that award is to be remeasured subsequently at each reporting date through the settlement date. Changes in the fair value during the required service period are to be recognized as an increase or decrease in the amount of compensation cost recognized during the period. We are currently in the process of evaluating different option pricing models and the impact of SFAS No. 123R on our consolidated financial statements. We will adopt SFAS No. 123R on January 1, 2006.

VCG Holding Corp

Notes To Consolidated Financial Statements (Continued)

For the years ended December 31, 2004 and 2003

Accounting Pronouncements (Continued)

In December 2004, the FASB issued FASB Staff Position No. 109–1 (“FSP 109–1”), Application of FASB Statement No. 109, “Accounting for Income Taxes” (“SFAS No. 109”) to the Tax Deduction on Qualified Production Activities Provided by the American Jobs Creation Act of 2004, which provides guidance on the recently enacted American Jobs Creation Act of 2004 (the “Act”). The Act provides a tax deduction for income from qualified domestic production activities. FSP 109–1 provides for the treatment of the deduction as a special deduction as described in SFAS No. 109. As such, the deduction will have no effect on existing deferred tax assets and liabilities. The impact of the deduction is to be reported in the period in which the deduction is claimed on our U.S. tax return. We do not expect that this deduction will have a material impact on our effective tax rate in future years. FSP 109–1 is effective prospectively as of January 1, 2005.

FASB Interpretation 46R “Consolidated of Variable Interest Entities”, as revised (FIN 46R), requires that variable interest entities created before December 31, 2003 be consolidated during the first interim period beginning after December 31, 2003 be consolidated during the first interim period beginning after December 15, 2003. The adoption of FIN 46R did not have a material effect on the Company’s results of operations or financial position.

3)	Acquisitions

On May 1 2003, a building, land and adult entertainment license in Phoenix, Arizona, where VCG intends to locate additional club, was purchased for $3,800,000 was paid in $1,400,000 cash and a $2,400,000 mortgage on the property. The cash portion of the purchase price was paid from: (a) VCG’s cash flow; (b) drawing down the available $80,000 credit on the long-term credit facility; and (c) drawing down a $1,200,000 short-term credit facility. The Company capitalized $662,830 of construction period interest and d taxes in the building. (Note 10)

On May 1 2003, the Company acquired all of the membership interest in Epicurean Enterprises, LLC. to obtain the liquor and entertainment license for the location in Phoenix, AZ and paid $100,000 for goodwill. There was no book value of Epicurean upon acquisition and the entire purchase price was assigned to goodwill. The Company capitalized $118,860 of construction period interest and d taxes in leasehold improvement.

On October 1, 2003 VCG purchased all of the outstanding common stock of International Entertainment Consultants, Inc. (“IEC”) in consideration for the issuance of 4,769 shares of the Company’s restricted common stock from Troy H. Lowrie, the Chairman of the Board and Chief Executive Officer of the Company, valued at $14,307 ($3.00 per share). The purchase price and adjustments to the historical book values of IEC are as follows:

Book value of cash and other current assets	$714,572
Book value of property and equipment	—
Less, liabilities assumed	(700,265)
Excess cost over fair values assigned to goodwill	—

Purchase price	$14,307

VCG Holding Corp

Notes To Consolidated Financial Statements (Continued)

For the years ended December 31, 2004 and 2003

3)	Acquisitions (Continued)

On June 30, 2004 VCG purchased all of the outstanding common stock of VCG Restaurant Denver, Inc. (“VCGD”) in consideration for the payment of a $1,300,000 promissory note from Troy H. Lowrie, the Chairman of the Board and Chief Executive Officer of the Company (note 8). The purchase price and adjustments to the historical book values of VCGD are as follows:

Book value of cash and other current assets	$45,129
Book value of inventory acquired	3,817
Book value of property and equipment	519,634
Book value of other assets	43,000
Less, liabilities assumed	(431,213)
Excess cost over fair values assigned to goodwill	1,000,000

Book value	$1,180,367
Excess paid charged to paid-in capital	146,383

Purchase price	$1,326,750

The amount of tax deductible goodwill is $1,000,000 amortized over fifteen years.

On June 30, 2004 VCG purchased the general partnership interest of Glendale Restaurants Concepts, LP. (“GRC”) in consideration for the issuance of 200,000 shares of the Company’s restricted common stock from Troy H. Lowrie, the Chairman of the Board and Chief Executive Officer of the Company, valued at $600,000 ($3.00 per share). In addition VCG purchased 89.5 percent limited partnership interest in GRC for $4,000,000 on a promissory note from an affiliate of Mr. Lowrie. The purchase price and adjustments to the historical book values of IEC are as follows:

Book value of cash and other current assets	$74,552
Book value of inventory acquired	66,528
Book value of property and equipment	1,008,477
Less, liabilities assumed	(396,362)
Excess cost over fair values assigned to goodwill	610,337

Book value	$1,363,532
Minority interest liability	(129,536)
Excess paid charged to paid-in capital	3,366,004

Purchase price	$4,600,000

In December 2004 VCG purchased an additional 2.5 percent limited partnership interest from an unrelated third party for $111,732. This purchase resulted in increasing the goodwill on the books of the business by $77,072.

The total amount of goodwill amortizable for tax purposes over fifteen years is $4,053,413.

VCG Holding Corp

Notes To Consolidated Financial Statements (Continued)

For the years ended December 31, 2004 and 2003

3)	Acquisitions (Continued)

On October 8, 2004, the Company acquired assets of CCCG, Inc. a Colorado corporation. The acquisition of CCCG, Inc. was accounted for by the purchase method of accounting; therefore the operations have been included in the accompanying statements of operations since the date of acquisition. The operations are included as Glenarm Restaurant LLC. Under purchase accounting, the purchase price was allocated to the assets acquired based on their fair values. Consideration for the purchase was $6,122,550

All of the assets acquired were purchased by a wholly owned subsidiary of the Company, GRL and operates Diamond Cabaret Denver, Colorado. The purchase price was allocated as follows:

Fair value of other current assets	$31,992
Fair value of inventory acquired	309,550
Fair values of property and equipment	776,831
Fair values of other assets	10,000
Excess cost over fair values assigned to goodwill	4,994,177

Purchase price	$6,122,550

The total amount of goodwill amortizable for tax purposes over fifteen years is $4,994,177.

4)	Property, Plant and Equipment

Property, plant and equipment consist of the following:

	2004	2003
Land	$556,225	$831,225
Buildings	7,608,793	8,398,972
Leasehold Improvements	3,962,908	1,145,982
Equipment	1,968,585	1,031,044
Signs	124,613	35,053
Furniture and fixtures	663,488	579,423

	$14,884,612	$12,021,699

Depreciation and amortization expense was $551,927 and $294,058 for the years ended December 31, 2004 and 2003, respectively.

4)	Incorporation and Change in Tax Status

Effective January 1, 2004 Epicurean Enterprises, LLC. (‘EEL”) became a non-entity for income tax purposes. EEL was taxed as a partnership due to an election made to be taxed as a partnership on its original income tax return. When VCG became the sole owner EEL no longer was eligible to be taxed as a partnership and became a non-entity. Under the regulations all of the operations and tax attributes are included on the VCG income tax return as if it were a division.

VCG Holding Corp

Notes To Consolidated Financial Statements (Continued)

For the years ended December 31, 2004 and 2003

5)	Discontinued Operations

In December 2004 VCG sold the assets of TRC and the related land, building and improvements held by VCGRE. The transaction did not close until January 5, 2005. The board had elected to sell or close the Memphis, Tennessee facility. Included in the loss from discontinued component of the accompanying statement of income is a impairment loss of $810,572 on certain assets of the component, which were written down to fair value prior to the sale. The following are the components of the assets adjusted:

Net investment of TRC	$703,672
Book value of building	1,534,635
Book value of land	275,000
Less accumulated depreciation	(102,735)

Net book value	2,410,572
Sales Price	(1,600,000)

Amount of impairment	$810,572

The terms of the sale are $400,000 cash and three notes to VCG from an unrelated third party for a total of $1,200,000 payable; $100,000 including 7 percent interest at $665 monthly due January 2010; $600,000 including 7 percent interest at $6,967 monthly due August 2005; and $500,000 including 7 percent interest at $3,326 monthly due February 2011.

At December 31, 2003 the Company operated TRC and its related real estate. As part of the discontinued operation the results of the component have been reclassified as from the continuing operations. The reclassification reduces sales for December 31, 2003 by $1,173,024 and related expenses by $1,113,383 and result in an increase in income from continuing operations of $39,363.

Major Classes of Assets and Liabilities of the Disposed Component:

Assets and liabilities to be disposed of comprise the following at December 31, 2004:

Cash	$29,514
Inventory	4,936
Other current assets	4,240
Property and equipment, net	1,141,412
Other	417,152

$1,597,254

Short-term debt	$110,502
Long-term debt	668,325

$778,827

VCG Holding Corp

Notes To Consolidated Financial Statements (Continued)

For the years ended December 31, 2004 and 2003

6)	Lease Commitments

The Company has three capital lease obligations, which is included in property in St. Louis and equipment in Indianapolis and Denver (GRC), and is summarized as follows:

	2004	2003
Equipment	$181,951	$37,200
Land	100,000	100,000
Building	1,321,628	1,321,628
Less accumulated depreciation	(111,670)	(56,480)

	$1,491,909	$1,402,348

The St Louis capital lease requires a monthly payment of $15,000 including effective interest of 6.697% per annum through April 2007.

The Indianapolis capital leases requires a monthly payment of $2,235. including effective interest rates of 12.042% and 12.085% per annum through December 2006 and June 2009.

The Denver capital lease requires a monthly payment of $3,057 including effective interest of 15.491% per annum through December 2006.

VCG Holding Corp

Notes To Consolidated Financial Statements (Continued)

For the years ended December 31, 2004 and 2003

6)	Lease Commitments (continued)

Operating Leases

During 2004, the Company entered into two five-year leases for club space with unrelated companies and one five year lease with a related party. These leases contain multiple five-year renewal options one at the then prevailing lease rate and the other two at rates slightly higher than the previous rate. Rent expense was $398,667 and $242,000 for the years ended December 31, 2004 and 2003, respectively. Minimum future payments under these leases are as follows:

Future minimum lease payments under capital leases at December 31, as follows:

Years Ending December 31:	Operating Leases		Capital Lease Obligation
2005	$798,000		$243,971
2006	804,000		243,971
2007	804,000		972,120
2008	804,000		12,120
2009	1,183,375		12,120
Thereafter	16,988,185		—

	21,381,560		1,484,302
Less: amount representing interest	—		189,583

Present value of future minimum lease payment	$21,381,560

	(a	)	1,294,719

Less: current maturities			154,355

Long-term capital lease obligation			$1,140,364

(a)	Includes a related party commitments of $4,612,500.

7)	Long-term debt

Long-term debt consists of the following:

	2004	2003

6% mortgage loan from a bank, secured by real estate in Indianapolis, Indiana. Payable at $16,053 per month including interest, due July, 2013. After the third year the interest rate is adjustable to 1 percent over the Wall Street Journal Prime Rate rounded to the near eighth of a percent. Guaranteed by the chairman of the Company	$1,283,323	$1,395,289

6% mortgage loan from a bank, secured by real estate in Memphis, Tennessee. Payable at $9,186 per month including interest, due July, 2013. After the third year the interest rate is adjustable to 1 percent over the Wall Street Journal Prime Rate rounded to the near eighth of a percent. Guaranteed by the chairman of the Company	734,346	798,416

8% mortgage loan from a Company, secured by real estate in Phoenix, Arizona. Payable at $22,949 per month including interest, due June, 2018. After the fifth year the interest rate is adjustable to 4 percent over the ten year treasury rate or twelve percent which ever is less.	2,251,852	2,343,092

VCG Holding Corp

Notes To Consolidated Financial Statements (Continued)

For the years ended December 31, 2004 and 2003

7)	Long-term debt (Continued)

6.5% line of credit from a Company, secured by real estate in Phoenix, Arizona. Payable at $6,500 per month interest only, due March, 2005 extended to July 2005. The line is $1,200,000. Guaranteed by the chairman of the Company	1,200,000	1,200,000

6.5% line of credit from a Individual, secured by the advance to Entertainment International, Inc. Payable interest only monthly, due May, 2004. The line is $700,000. Converted to Preferred Stock. Guaranteed by the chairman of the Company	—	500,000

6.5% line of credit from a Company, secured by the general assets of the Company, payable at $1,219 per month interest only, due June, 2004. The line is $225,000. Paid in full 2004 Guaranteed by the chairman of the Company	—	225,000

5.0% line of credit from a Bank, secured by the general assets of the Company, payable monthly interest only, due March, 2006. Interest rate is adjustable to 1 percent over the Wall Street Journal Prime Rate. The line is $850,000. Guaranteed by the chairman of the Company	849,866	670,381

6.5% loan a bank, secured by general assets of Centerfolds, payable at $10,732 per month including interest, due December 2013. Guaranteed by the chairman of the Company	890,058	945,487

6.846% loan a bank, secured by general assets of Glenarm Restaurant, payable at $15,018 per month including interest, due October 2011. Guaranteed by the chairman of the Company	981,322	—

6% Note to a partnership controlled by the Chairman, payable upon demand including interest.	—	140,920

12% Convertible Notes to various investors secured by general assets of Glenarm Restaurants Due in November 2006, interest payable monthly (see details note 10)	1,250,000	—

7.5% Note to a partnership controlled by the Chairman, secured by general assets of Glendale Restaurants payable $25,000 monthly including interest note is due January 2006	4,000,000	—

8.25% Note to a partnership controlled by the Chairman, payable due July 2005 including interest.	500,000	—

7.5% Note to a partnership controlled by the Chairman, payable upon demand including interest.	—	461,157

Total	$13,940,767	$8,697,255
Less: Discontinued component debt (note 7)	734,346	—
Current portion long-term debt	7,263,939	3,219,849

Long-term debt	$5,942,482	$5,477,406

VCG Holding Corp

Notes To Consolidated Financial Statements (Continued)

For the years ended December 31, 2004 and 2003

7)	Long-term debt (continued)

The following are the maturities of the long-term:

2005	$7,263,939
2006	1,328,008
2007	466,867
2008	2,304,388
2009	1,122,330
Thereafter	720,892

$13,206,421

8)	Convertible Notes Payable

On November 12, 2004, the Company sold $1,250,000 of 12% Convertible Subordinated Notes in a private placement transaction. The Convertible Subordinated Notes, which are held in Company’s wholly owned limited liability company, Glenarm Restaurant LLC, have a term of two years and are convertible into shares of the Company’s common stock at a conversion price of $2.00 per share at the option of the Noteholder. In addition, for every $250,000 principal amount of the Notes purchased, an investor in the private placement received a 5-year warrant to purchase up to 31,250 common stock shares of the Company at an exercise price of $3.00 per share and a warrant to purchase up to 31,250 common stock shares of the Company at an exercise price of $4.00 per share. Certain purchasers obtained the right to invest an additional $1,500,000 of the Notes with a conversion price at a premium to the average closing prices for the Company’s common stock calculated during the twenty business days immediately prior to the date of the subscription agreement in connection with the private placement.

As an additional consideration to the investors in the private placement, upon the purchase of the Company’s securities, Glenarm has granted a security interest in all of its assets to the investors in the private placement pursuant to a security agreement with such investors. The Company guaranteed Glenarm’s obligations pursuant to VCG’s guarantee agreement with such investors. The Warrants are valued at $87,500 and have been reflected as additional paid-in capital and will be amortized over two years. The discount on the notes represents a current charge to interest expense of $812,500 as debt issuance costs and have been reflected as additional paid-in capital. During 2005 $750,000 of the notes will begin amortizing at one/twenty-first per month plus a two percent premium of the unpaid balance.

VCG Holding Corp

Notes To Consolidated Financial Statements (Continued)

For the years ended December 31, 2004 and 2003

9)	Income Taxes

A reconciliation of the Company’s effective income tax rate and the United States statutory rate is as follows:

	2004	2003
United States statutory rate	34.00%	34.00%
State income taxes, net of Federal income tax benefit	2.55	2.55
Illinois replacement tax	—	—
Reduction by valuation allowance (used NOL)	(36.55)	—
Tax credits	—	(1.11)
Book to tax differences	—	(2.23)

	-0-%	33.21%

The provisions for income taxes from continuing operations consist of the following components:

	2004	2003
Current tax expense	$(374,736)	$261,555
Deferred tax expense	(86,347)	68,347
Other credits	—	(11,298)

	$(461,083)	$336,604

At December 31, 2004, the Company had a net operating tax loss carry forward of approximately $1,900,800 which expire in 2024. Additionally, the Company had carried back $991,741 to Federal and State income generating $374,736 in income tax refunds and unused tax credits of $26,500.

VCG Holding Corp

Notes To Consolidated Financial Statements (Continued)

For the years ended December 31, 2004 and 2003

9)	Income Taxes (continued)

Differences between the books and tax net operating loss carry forward consists primarily of the valuation and stock issued in connection with notes payable convertible, amortization of goodwill and depreciation methods. The loss carry forward will expire as follows:

At December 31, 2004, total deferred tax assets, liabilities and valuation allowance are as follows:

Deferred tax assets resulting from:

2004
Net operating loss carry forwards	$78,000
Amortization of Goodwill	191,000
Depreciation	440,000

Total	709,000
Less valuation allowance	(709,000)

$—

A 100% valuation has been established against the deferred tax assets, as utilization of the loss carry forwards and realization of other deferred tax assets cannot be reasonably assured.

10)	Due to/from Related Parties

Centerfolds Purchase

In connection with the purchase of Centerfolds nightclub in Denver from Larisa, Inc. (an unrelated third party) for $1,300,000, the Company authorized a loan of $1,300,000 to the chairman pursuant to a promissory note, due in one year at 9% interest, secured by the stock of VCG Restaurant Denver, Inc. (“VCGD”) Mr. Lowrie purchased the club in the name of VCGD and transferred VCGD to the Company upon the approval of a liquor license for the club. Upon the approval of the liquor license, the Company purchased VCGD by canceling the note. The board has approved the exercise of the option. In addition the Company has a note to VCGD in connection with funding the $1,300,000 payment for the purchase of the nightclub. The interest accrued on the note is $68,250 at December 31, 2003. The Company borrowed $975,000 from a bank and the bank was paid off by VCGD from a loan it secured from a bank. The board agreed to continue to pay to VCGD the same amount as the bank was receiving and the loan will be removed as part of the Company’s acquisition of VCGD. The outstanding balance at December 31, 2003 was $945,487. During the fourth quarter of 2003 the Company advanced $239,472 to VCGD to remodel. At December 31, 2003 the outstanding balance on the advance was $242,329 including interest.

Lowrie Management LLLP Advances

During the year the Company has received advances from Lowrie Management LLLP. These advances were used for various cash flow needs. The board agreed to pay interest on the balances owed and the balances due are include in two notes with outstanding balances at December 31, 2003 of $140,920 and $461,157. Interest of $21,799 was accrued but unpaid at December 31, 2003. At December 31, 2004 all advances plus interest were paid in full.

Purchase of Glendale Restaurant Concepts LP

On July 21, 2004 the Company acquired a 90.5 percent interest in Glendale Restaurant Concepts, LP which included the one percent general partnership interest (Note 4). The price for the acquisition was $4,600,000. The limited partnership interest of 89.5 percent purchased from Lowrie Management LLLP for $4,000,000 on a promissory note $2,000,000 due in 2005 and $2,000,000 due in 2006 and interest payable monthly. The general partnership interest (1%) was purchased for $600,000 in the form of 200,000 shares of restricted Common stock of VCG from Troy H. Lowrie. The value was determined by an independent valuation was $3,366,004 above 90.5 percent of the book value of Glendale Restaurant Concept, LP at the date of acquisition and resulted in a charge to paid in capital of $3,366,004.

VCG Holding Corp

Notes To Consolidated Financial Statements (Continued)

For the years ended December 31, 2004 and 2003

11)	Redeemable Preferred Stock

During the year ended December 31, 2005 the Company issued 880,000 shares of its Series A Preferred Stock at $10.00 per share, or an aggregate if $8,880,000, before offering costs before offering cost of $174,377.

The Series A Preferred Stock has a dividend rate of 18% per annum, payable in cash monthly to the holders of the Series A Preferred Stock on the 24th of each month. Any unpaid dividends accumulate.

The Series A Preferred Stock is redeemable (i) at the option of the holders at $10.00 per share upon ninety days written notice at any time one year after its issuance, or (ii) by VCG at $10.00 per share immediately upon written notice to the holders after one year. In addition, the Series A Preferred Stock is convertible at the option of the holders after one year into shares of common stock at a conversion price equal to the greater of $4.00 or 75% of the 30 day moving average of the market price of Company’s common stock on the date of conversion.

The Company incurred aggregate offering costs of $174,377 in the issuance of the 880,000 shares of Series S preferred Stock. Those costs are being amortized as an addition to the preferred stock dividend over the one year period to the earliest date that the Series A Preferred Stock can be redeemed.

12)	Stockholders’ Equity

Description of Securities

Authorized capital stock consists of 50,000,000 shares of common stock, $.0001 value per share, and 1,000,000 shares of preferred stock, $.0001 value per share. As of December 30, 2004 and 2003, 8,376,559 shares and 7,973,559 shares of common stock were outstanding, and 880,000 shares and no shares of preferred stock were outstanding.

Common Stock

Holders of our common stock are entitled to one vote for each share held of record on all matters on which shareholders may vote. Since our common stock does not have cumulative voting rights, the holders of shares having more than 50% of the voting power, if they choose to do so, may elect all directors and the holders of the remaining shares would not be able to elect any directors. In the event of a voluntary or involuntary liquidation of our company, all shareholders are entitled to a pro rata distribution of our assets remaining after payment of claims of creditors and liquidation preferences of any preferred stock. Holders of our common stock have no conversion, redemption or sinking fund rights. All of our outstanding shares of common stock are fully paid and non-assessable.

Preferred Stock

The Board of Directors, without further action by the shareholders, is authorized to issue up to 1,000,000 shares of preferred stock in one or more series. The board may, without shareholder approval, determine the dividend rates, redemption prices, preferences on liquidation or dissolution, conversion rights, voting rights and any other preferences. Because of its broad discretion with respect to the creation and issuance of preferred stock without shareholder approval, the Board could adversely affect the voting power of the holders of our common stock and, by issuing shares of preferred stock with certain voting, conversion and/or redemption rights, could delay, defer or prevent an attempt to obtain control of the Company. The board has authorized the sale of 1,000,000 shares of Class A Preferred. During the year ended December 31, 2004 the Company issued 880,000 shares of Series A Preferred Stock which are classified as redeemable preferred stock (see Note 13).

VCG Holding Corp

Notes To Consolidated Financial Statements (Continued)

For the years ended December 31, 2004 and 2003

12)	Stockholders’ Equity (continued)

Stock Option and Stock Bonus Plans

The Board adopted the 2002 Stock Option and Stock Bonus Plan as of April 23, 2002 and it was approved by our shareholders on July 22, 2002. On June 23, 2003, the Board adopted the 2003 Stock Option and Stock Bonus Plan. Under the Plans, the Company may grant to designated employees, officers, directors, advisors and independent contractors incentive stock options, nonqualified stock options and stock. By encouraging stock ownership, we seek to motivate Plan participants by allowing them an opportunity to benefit from any increased value of the Company which their individual effort, initiative, and skill help produce. As of December 31, 2004 stock bonuses of 220,000 shares had been issued under the 2002 Plan and 120,957 shares issued under the 2003 Plan. Up to 700,000 and 250,000 shares of common stock are authorized for issuance under the 2002 Plan and the 2003 Plan, respectively.

If options granted under the Plan expire or are terminated for any reason without being exercised, or bonus shares are forfeited, the shares underlying such option and/or bonus shares will become available again for issuance under the Plan.

Administration of the Plan. The compensation committee and/or the Board determines which individuals will receive grants, the type, size and terms of the grants, the time when the grants are made and the duration of any applicable exercise or restriction period, including the criteria for vesting and the acceleration of vesting, and the total number of shares of common stock available for grants.

Eligibility for Participation. Grants may be made to employees, officers, directors and consultants of the Company and its subsidiaries, including any non-employee member of the Board of Directors.

Options. Incentive stock options may be granted only to employees of the Company. Nonqualified stock options may be granted to employees, officers, directors and consultants. The exercise price of an option will be determined by the compensation committee and may be equal to, greater than, or less than the fair market value of a share of common stock at the time of grant; provided that:

(i)	the exercise price of an incentive stock option must be equal to or greater than the fair market value of a share of common stock on the date of grant;

(ii)	the exercise price of an incentive stock option granted to an employee who owns more than 10% of the issued and outstanding common stock must not be less than 110% of the fair market value of the underlying shares of common stock on the date of grant; and

(iii)	the exercise price of a non-qualified stock option must be at a price not less than 85% of the fair market value of the underlying shares of common stock on the date of grant.

The compensation committee determines the term of each option, which may not exceed ten years from the date of grant, except that the term of an incentive stock option granted to an employee who owns more than 10% of the issued and outstanding common stock may not exceed five years from the date of grant. The compensation committee may accelerate or extend the exercisability of any or all outstanding options at any time for any reason.

Stock. The compensation committee determines the number of shares of stock granted to a participant and may subject any grant to performance requirements, vesting provisions, transfer restrictions and other restrictions and conditions as the compensation committee may determine in its sole discretion.

Termination. If a participant ceases to be an employee, officer, director or consultant, other than because of retirement, death or disability, the participant will forfeit any stock options or stock rights that are not yet vested, and any stock for which the restrictions are still applicable.

Amendment and termination of the Plan. The compensation committee may amend or terminate the Plan at any time, except that it may not make any amendment that requires shareholder approval as provided in Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or Section 162(m) of the Internal Revenue Code without shareholder approval. The Plan will terminate on the tenth anniversary of its effective date, unless terminated earlier by the compensation committee.

VCG Holding Corp

Notes To Consolidated Financial Statements (Continued)

For the years ended December 31, 2004 and 2003

13)	Advances to Entertainment International, Inc.

In July 2003, VCG entered into an agreement, with a third party, to purchase a forty-nine percent interest and an option for two percent more in the next three years in a club in Hawaii by November 2003 for $500,000. The purchase is subject to due diligence review and approval by the State of Hawaii and the City of Honolulu. The club began operations in January 2004. VCG has advanced $1,117,404 to the project through December 31, 2004. VCG obtained an option to purchase the property for $1,750,000 on which the club is located, the option can be exercised after two years. The board has reviewed its options and believes that the $617,404 note portion of its advance is uncollectible and has instructed management to reserve for $617,404 as a bad debt and continue to pursue collection of the loan. The board has after its due diligence and review of the performance of the club abandoned its option to purchase the forty-nine percent interest.

14)	Investment in marketable securities

At December 31, 2003 VCG had investments in marketable securities of common stock with a carry value of $183,913 and a fair market value of $186,998 and at December 31, 2004 had no marketable securities.

15)	Option losses

Classic Affairs, Inc. acquisition

VCG signed a letter of intent in February 2004 to purchase 100% of the outstanding stock of Classic Affairs, Inc. (Classic) in downtown Minneapolis, Minnesota under the name of Schieks Palace Royale. Under the terms of the agreement, VCG will acquire 100% of outstanding common shares of Classic. The purchase price will be made up of cash, preferred stock, long-term notes and common stock with options. At December 31, 2004 the Company had $249,957 invested in the option and costs of obtaining a liquor license in Minneapolis, Minnesota. The board voted to abandon the option at this time. The Company is taking a charge to Option loss for the amount it has invested at December 31, 2004.

Entertainment International Inc.

VCG had an option to purchase forty-nine percent of Entertainment International, Inc. for $500,000 and the board voted to abandon the option at this time. The Company is taking a charge to Option loss for the amount it has invested at December 31, 2004.

16)	Segment Accounting

The following information is presented in accordance with SFAS No 131, Disclosures about Segments of an Enterprise and Related Information. The Company is engaged in adult nightclubs and the management of adult night clubs. The Company has identified such segments based on management responsibility and the nature of the Company’s products, services and costs. There are no major distinctions in geographical areas served as all operations are in the United States. The Company measures segment profit as income from operations. The assets and liabilities are those controlled by each reportable segment. The Company eliminates all inter company revenues and expenses before the measurement of the segments.

VCG Holding Corp

Notes To Consolidated Financial Statements (Continued)

For the years ended December 31, 2004 and 2003

16)	Segment Accounting (Continued)

The following table sets forth certain information about each segment’s financial information for the years ended December 31, 2004 and 2003:

	December 31,
	2004	2003
Business segment sales:
Night clubs	$9,388,580	$6,845,108
Management	2,831,004	3,309,569

	$12,219,584	$10,154,677

Business segment operating income
Night clubs	$1,433,091	$1,682,668
Management	13,334	20,043

	$1,446,425	$1,702,711

Business segment assets
Night clubs	$28,501,273	$19,028,307
Management	655,306	679,496

	$29,156,579	$19,707,803

Business segment liabilities
Night clubs	$16,206,714	$10,527,484
Management	528,573	631,556

	$16,735,287	$11,159,040

VCG Holding Corp

Notes To Consolidated Financial Statements (Continued)

For the years ended December 31, 2004 and 2003

17)	Stock Warrants

The following is a summary of stock warrant activity:

	Exercise Price	Number of Shares
Warrants issued in 2004	$3.00	156,250
Warrants issued in 2004	$4.00	156,250
Warrants issued in 2004	$2.00	200,000
Warrants issued in 2004	$2.50	112,500

Exercisable at December 31, 2004		625,000

(Weighted average remaining life 4.9 years) (weighted average exercise price $2.84)

18)	Subsequent Event

The Company sold all of its assets in Memphis Tennessee on January 5, 2005 for $1,600,000. (see note 7). The Company received cash of $400,000 and three promissory notes that secured by the real estate and personally guaranteed by the purchaser (unaffiliated third party).

March 31, 2005 and 2004 Financial Statements

VCG Holding Corp.

Consolidated Balance Sheets

Unaudited

	March 31, 2005	March 31, 2004
Assets
Current Assets
Cash & cash equivalents	$900,829	$2,404,576
Other receivables	1,127,142	3,227,381
Inventories	379,146	25,732
Prepaid expenses	240,064	164,440
Income taxes receivable	367,559	— .

Total Current Assets	3,014,740	5,822,129

Property, Plant and Equipment
Property, plant and equipment	15,306,716	10,993,232
Less accumulated depreciation	896,763	477,182

Net property, plant and equipment	14,409,953	10,516,050

Other Assets
Other receivables	592,847	—
Deposits	101,872	37,231
Investments	—	200,900
License Costs	230,015	145,838
Loan Fees, net	504,345	211,644
Goodwill	10,107,414	3,909,380
Plans and drawings	75,628	139,944
Deferred offering costs, net of amortization of $46,000	138,381	10,751
Construction period interest and taxes	— .	336,121

Total Other Assets	11,750,502	4,991,809

Total Assets	$29,175,195	$21,329,988

Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable – trade	$616,930	$376,973
Accrued expenses	698,066	853,487
Due to related parties	200,000	—
Income taxes payable	—	78,038
Current portion of capitalized lease	158,564	113,213
Current portion of long-term debt	7,353,236	4,504,969

Total current liabilities	9,026,796	5,926,680

Long-term Debt
Deferred income taxes	—	108,500
Capitalized lease	1,099,887	1,155,126
Long-term debt	6,334,958	6,279,233

Total long-term debt	7,434,845	7,619,473

Minority Interest Liability	94,146	— .

Redeemable Preferred Stock
Preferred stock $.0001 par value; 1,000,000 shares authorized; 942,000 (2005) and 888,000 (2004) issued and outstanding	9,420,000	— .

Stockholders’ Equity
Common stock $.0001 par value; 50,000,000 shares authorized; 8,376,559 (2005) and 8,376,559 (2004) shares issued and outstand	838	803
Paid-in capital	4,947,143	6,582,065
Retained earnings	(1,748,573)	1,277,581

Total stockholders’ equity	3,199,408	7,860,449

Total Liabilities and Stockholders’ Equity	$29,175,195	$21,329,988

The accompanying notes are an integral part of the financial statements

VCG Holding Corp.

Consolidated Statements of Income

Unaudited

	Three months ended March 31,
	2005	2004 (restated – Note 2)
Revenues
Sales of alcoholic beverages	$1,677,719	$990,829
Sales of food and merchandise	359,301	105,404
Service revenue	1,056,717	730,645
Other	1,088,692	971,337

Total revenue	4,182,429	2,798,215

Operating Expenses
Cost of goods sold	565,197	260,654
Salaries and wages	1,490,222	1,092,093
Management fee	—	5,200
Other general and administrative
Taxes and permits	78,820	100,044
Charge card and bank fees	63,146	26,258
Rent	225,666	74,033
Legal and professional	172,615	43,688
Advertising and marketing	206,900	157,918
Other	698,282	437,105
Depreciation & amortization	222,389	129,314

Total operating expenses	3,723,237	2,326,307

Income from operations	459,192	471,908

Other income (expenses)
Interest expense	(334,854)	(111,497)
Gain on marketable securities	—	56,195
Unrealized gain on marketable securities	—	9,384
Other	266	181
Interest income	14,524	60,095

Total Other Income (Expenses)	(320,064)	14,358

Income from continuing operations before income taxes	139,128	486,266

Income tax expense – current	—	83,813
Income tax expense – deferred	—	22,153

Total income taxes	—	105,966

Minority interest	(10,049)	— .

Income from continuing operations	129,079	380,300

Discontinued operations
Loss from operations of discontinued operating segment	(15,828)	(39,606)
Income tax	—	13,466

Loss from discontinued operations	(15,828)	(26,140)

Net income	113,251	354,160
Preferred stock dividends	(455,135)	— .

Net income (loss) applicable to common shareholders	$(341,888)	$354,160

Earnings (loss) per share:
Income from continuing operations	$0.02	$0.04
Loss from discontinued operations	—	—
Preferred stock dividend	(0.06)	—

Basic income (loss) per common shareholder	$(0.04)	$0.04

Weighted average shares outstanding	8,376,559	7,999,636

The accompanying notes are an integral part of the financial statements.

VCG Holding Corp.

Consolidated Statement of Stockholders’ Equity

For the three months ended March 31, 2005

Unaudited

	Common Stock		Additional Paid-in Capital	Retained Earnings	Total Stockholders’ Equity
	Shares	Amount
Balances, December 31, 2004	8,376,559	$838	$4,947,143	$(1,406,689)	$3,541,292
Dividends preferred stock	—	—	—	(455,135)	(455,135)
Net Income for the three months ended, March 31, 2005	— .	— .	— .	113,251	113,251

Balances, March 31, 2005	8,376,559	$838	$4,947,143	$(1,748,573)	$3,199,408

The accompanying notes are an integral part of the financial statements.

VCG Holding Corp.

Consolidated Statements of Cash Flow

Unaudited

	Three months ended March 31,
	2005	2004 (restated – Note 2)
Net income (loss)	$113,251	$354,160
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	265,526	129,314
(Increase) decrease in other receivables	6,750	(329,708)
(Increase) decrease in inventory	(7,128)	35,707
(Increase) decrease in prepaid expenses	86,950	(628)
(Gain) loss on disposition of sale of assets	—	(56,195)
(Gain) on unrealized marketable securities	—	(9,384)
Increase (decrease) in trade accounts payable	(75,555)	517,012
Increase (decrease) in income taxes payable	—	(974)
Increase (decrease) in due to related party	—	168,004
Increase (decrease) in deferred income taxes payable	—	27,249
Increase (decrease) in accrued expenses	66,555	124,959

Net cash provided by operating activities	456,349	959,516

Investing Activities
Investments	—	(139,944)
Purchases of equipment and leasehold improvements	(422,101)	(1,091,335)
Deposits	(32,500)	—
Construction period interest and taxes	—	(79,744)
Proceeds from disposition or sale of assets	429,512	221,453

Net cash used by investing activities	(25,089)	(1,089,570)

Financing Activities
Payments received on notes receivable	7,939	—
Payment on capitalized lease	(36,266)	(37,291)
Proceeds from notes payable	—	2,314,633
Payments on mortgage payable	(252,572)	(332,802)
Preferred stock dividend	(409,135)	—
Sale of preferred stock	529,994	—
Loan from related party	—	165,640
Sale of Common stock	—	107,500

Net cash provided by financing activities	(160,040)	2,217,680

Net increase (decrease) in cash	271,220	2,087,626
Cash beginning of period	629,609	418,661

Cash end of period	$900,829	$2,506,287

Interest Paid	$283,526	$235,231

Income Taxes Paid	$0	$90,000

Supplemental disclosure of non-cash investing and financing activities:
Amortization of preferred stock offering costs	$46,000	$0

The accompanying notes are an integral part of the financial statements.

VCG Holding Corp.

Notes To Consolidated Financial Statements

March 31, 2005

Unaudited

1.	Summary of Significant Accounting Policies

Nature of Business

VCG Holdings, Inc. (“VCG” or “the Company”) is in the business of acquiring, owning and operating nightclubs which provide premium quality live adult entertainment, restaurant and beverage services in an up-scale environment to affluent patrons. As of March 31, 2005 the Company owns and operates seven nightclubs located in suburbs of Indianapolis, Indiana; Denver, Colorado (three clubs); Phoenix, Arizona; and East St. Louis, Illinois.

Basis of Presentation

The accompanying financial statements have been prepared by the Company, without audit. In the opinion of management, the accompanying unaudited consolidated financial statements contain all adjustments (consisting of only normal recurring accruals) necessary for fair presentation of the financial position as of December 31, 2004 and March 31, 2005, and the results of operations and cash flows for the periods ended March 31, 2004 and 2005.

The financial statements included herein have been prepared in accordance with the rules of the Securities and Exchange Commission for interim financial statements and accordingly do not include all footnote disclosures that would normally be included in financial statements prepared in accordance with generally accepted accounting principles, although the Company believes that the disclosures presented are adequate to make the information presented not misleading. The unaudited financial statements should be read in conjunction with the audited financial statements and notes thereto included elsewhere in this Prospectus.

The Company utilizes a December 31 fiscal year, and references herein to “fiscal 2004” relate to the year ended December 31, 2004, and references to the “first”, “second”, “third”, and “fourth” quarter of a fiscal relate to the quarters ended March 31, June 30, September 30 and December 31, respectively, of the related year.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly-owned and majority owned subsidiaries. All significant inter-company balances and transactions are eliminated in the consolidation.

Net Income (Loss) Per Common Share

The Company computes net income (loss) per common share in accordance with Statement of Financial Accounting Standards No. 128, Earnings Per Share (“SFAS 128”). SFAS 128 provides for the calculation of basic and diluted earnings per share. Basic earnings per share includes no dilution and is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding for the period. Dilutive earnings per share reflects the potential dilution of securities that could share in the earnings of the Company. The accompanying presentation is of basic earnings per share because dilutive earnings per share is the same as basic.

Excluded from the computation of diluted earnings per share as anti-dilutive for the three months ended March 31, 2005 warrants for the purchase of an aggregate of 725,000 shares of common stock exercisable at a weighted average exercise price of $2.86 per share and an aggregate of 2,980,000 shares of common stock issuable upon the conversion of convertible debt or convertible preferred stock at a weighted average conversion price of $3.58 per share.

Use of Estimates in the Preparation of Financial Statements

Preparation of the Company’s financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting periods. Accordingly, actual results could differ from those estimates.

VCG Holding Corp.

Notes To Consolidated Financial Statements

March 31, 2005

Unaudited

2.	Acquisitions and Discontinued Operations

On June 30, 2004 VCG purchased all of the outstanding common stock of VCG Restaurant Denver, Inc. (“VCGD”) in consideration for the payment of $1,300,000 to Troy H. Lowrie, the Chairman of the Board and Chief Executive Officer of the Company. Mr. Lowrie had originally acquired the club, then known as the Centerfolds nightclub in Denver, on June 8, 2003 from an unrelated third party for $1,300,000, which Mr. Lowrie funded using the proceeds of a loan from the Company of $1,300,000 due in one year at 9% interest and secured by the stock of VCGD. Mr. Lowrie purchased the club in the name of VCGD with the intent of transferring the ownership of VCGD to the Company upon the approval of a liquor license for the club. Upon the approval of the liquor license, the Company purchased VCGD by canceling the note. The Company’s June 30, 2004 acquisition of VCGD has been accounted for as a combination of entities under common control, and the assets, liabilities, results of operations and cash flows of VCGD have been included in the Company’s consolidated financial statements from the date of Mr. Lowrie’s original acquisition of Centerfolds on June 8, 2003. The cost of the Company’s acquisition of VCGD was $146,383 in excess of VCGD’s book value on June 30, 2004, which excess was charged to paid-in capital.

On July 21, 2004 the Company acquired a 90.5 percent interest in Glendale Restaurant Concepts, LP (“GRC”), comprised of a one percent general partnership interest and a 89.5 percent limited partner interest. The price for the acquisition was $4,600,000. The limited partnership interest of 89.5 percent purchased from Lowrie Management LLLP, an affiliate of Mr. Lowrie, for $4,000,000 paid in the form of a promissory note due $2,000,000 in July 2005 and $2,000,000 in July 2006, with interest payable monthly at 7.5 percent. The general partnership interest was purchased from Mr. Lowrie for $600,000 paid in the form of 200,000 shares of restricted Common stock of VCG. The value of the interests in GRC as determined by an independent valuation was $3,366,004 in excess of 90.5 percent of the book value of GRC at the date of acquisition. The Company accounted for its acquisition of GRC as a combination of entities under common control, and the assets, liabilities, results of operations and cash flows of GRC have been included in the Company’s consolidated financial statements from the date of Lowrie Management LLLP’s and Mr. Lowrie’s original ownership of the interests. The $3,366,004 excess of the amount paid to Lowrie Management LLLP and Mr. Lowrie over the book value GRC’s net assets was charged to paid in capital.

In the fourth quarter of fiscal 2004 the Company adopted a plan to dispose of the operations and real estate related to of Tennessee Restaurant Concepts, Inc. (“TRC”), which operated the Company’s club in Memphis, Tennessee. The Company had acquired TRC in 2002. The sale closed in January 2005. As a result, in the fourth quarter of fiscal 2004 the Company reclassified TRC’s assets as assets held for sale, its liabilities as liabilities of discontinued operation, and its results of operations as operations of a discontinued component. The accompanying consolidated statement of income for the three months ended March 31, 2004 has been adjusted to reclassify the operations of TRC as discontinued operations.

VCG Holding Corp.

Notes To Consolidated Financial Statements

March 31, 2005

Unaudited

2.	Acquisitions and Discontinued Operations (continued)

The following reconciles on a summarized basis the results of operations for the three months ended March 31, 2004 previously presented with those presented herein adjusted for the effects of the business combinations and discontinued operation discussed above:

	As previously reported	Include operations of VCGD and GRC	Discontinued operations of TRC	As presented herein
Revenues	$2,140,954	$882,613	$(225,352)	$2,798,215
Operating expenses	1,869,919	721,345	(264,958)	2,326,307

Income from operations	271,035	161,267	39,606	471,908
Other income (expenses)	36,647	(22,289)	—	14,358
Income tax expense	92,500	—	13,466	105,966
Minority interest expense	—	—	—	—

Income from continuing operations	215,182	138,978	53,072	380,300
Loss from discontinued operations	—	—	(26,140)	(26,140)

Net income	$215,182	$138,978	$26,932	$354,160

On October 8, 2004, the Company acquired assets of CCCG, Inc. a Colorado corporation. The acquisition of CCCG, Inc. was accounted for by the purchase method of accounting; therefore the operations have been included in the accompanying statements of operations since the date of acquisition. The operations are included as Glenarm Restaurant LLC. The following pro forma financial information presents the consolidated results of operations as if the acquisition of CCCG, Inc. had occurred at January 1, 2004 and do not purport to be indicative of the results that would have occurred had the acquisition been made as of that date or of results which may occur in the future.

Three months ended March 31, 2004
Revenue	$4,086,888
Income from continuing operations	263,347
Net income	$237,207
Earnings per share
Income from continuing operations	$0.03
Loss from discontinued operations	—
Net income	$0.03
Weighted average shares outstanding	7,999,636

VCG Holding Corp.

Notes To Consolidated Financial Statements

March 31, 2005

Unaudited

3.	Property, Plant and Equipment

Property, plant and equipment consist of the following:

	March 31, 2005	December 31, 2004
Land	$556,225	$556,225
Buildings	7,608,793	7,608,793
Leasehold Improvements	4,158,731	3,962,908
Equipment	2,051,167	1,968,585
Signs	124,612	124,613
Furniture and fixtures	807,188	663,488

	15,306,716	14,884,612
Less accumulated depreciation and amortization	896,763	674,373

Net property and equipment	$14,409,953	$14,210,239

Depreciation and amortization expense was $222,389 and $129,314 for the three months ended March 31, 2005 and 2004, respectively.

Property, plant and equipment owned under capital leases, and property, plant and equipment pledged as collateral on borrowings, was as follows:

	At March 31, 2005	At March 31, 2004
Capital leases:
Cost	$1,603,579	$1,458,828
Accumulated depreciation and amortization	(126,574)	$(67,432)

Net book value	1,477,005	$1,391,396

Pledged as collateral:
Cost	$1,603,579	$1,458,828
Accumulated depreciation and amortization	(126,574)	$(67,432)

Net book value	$1,477,005	$1,391,396

4.	Transactions with Related Parties

As discussed in Note 3, in connection with the purchase of Centerfolds nightclub in Denver from an unrelated third party for $1,300,000, the Company authorized a loan of $1,300,000 to Troy H. Lowrie, the Company’s Chairman of the Board and Chief Executive officer, pursuant to a promissory note, due in one year at 9% interest, secured by the stock of VCGD, the company formed to purchase the Centerfolds club. Mr. Lowrie purchased the club in the name of VCGD with the intent of transferring the ownership of VCGD to the Company upon the approval of a liquor license for the club. Upon the approval of the liquor license, the Company purchased VCGD by canceling the note.

The day to day management of all the Company’s nightclubs is conducted through its wholly-owned subsidiary International Entertainment Consultants, Inc. (“IEC”). In addition to managing the clubs owned by the Company, IEC manages clubs owned by Mr. Lowrie. IEC charges those clubs a management fee which is based on an allocation of the Company’s common expenses incurred in maintaining its regional and corporate club management functions. Such fees are included in other income and were $749,703 and $719,133 for the three months ended March 31, 2005 and 2004, respectively

VCG Holding Corp.

Notes To Consolidated Financial Statements

March 31, 2005

Unaudited

4.	Transactions with Related Parties

As discussed in Note 3, on July 21, 2004 the Company acquired an aggregate 90.5 percent interest in Glendale Restaurant Concepts, LP from Mr. Lowrie and Lowrie Management, LLLP, an affiliate of Mr. Lowrie. As part of the purchase price the Company issued to Lowrie Management LLLP a promissory note for $4,000,000 due $2,000,000 in July 2005 and $2,000,000 in July 2006, with interest payable monthly at 7.5 percent. Interest expense related to this note was $ 75,000 for the three months ended March 31, 2005.

From time to time the Company has received advances from Lowrie Management LLLP, an affiliate of Mr. Lowrie. These advances were used for various cash flow needs. The Company pays interest on these advances at a rate of 6.5 per cent per annum. As of March 31, 2005 and December 31, 2004, the outstanding balances, including accrued but unpaid interest, were $200,000 and $233,420 respectively. Interest accrued on these advances was $0 for the three months ended March 31, 2005 and $33,420 for the three months ended March 31, 2004.

As discussed in Note 6, Mr. Lowrie or Lowrie Management LLLP has guaranteed several of the Company’s borrowings.

VCG Holding Corp.

Notes To Consolidated Financial Statements

March 31, 2005

Unaudited

5.	Long-Term Debt

Long-term debt is as follows:

	March 31, 2005	December 31, 2004
6% mortgage loan from a bank, secured by real estate in Indianapolis, Indiana. Payable at $16,053 per month including interest, due July, 2013. After the third year the interest rate is adjustable to 1 percent over the Wall Street Journal Prime Rate rounded to the nearest 1/8 percent. Guaranteed by Troy H. Lowrie.	$1,254,269	$1,283,323

6% mortgage loan from a bank, secured by real estate in Memphis, Tennessee. Payable at $9,186 per month including interest, due July, 2013. After the third year the interest rate is adjustable to 1 percent over the Wall Street Journal Prime Rate rounded to the nearest 1/8 percent. Guaranteed by Troy H. Lowrie.	717,720	734,346

8% mortgage loan from a Company, secured by real estate in Phoenix, Arizona. Payable at $22,949 per month including interest, due June, 2018. After the fifth year the interest rate is adjustable to 4 percent over the ten year treasury rate or twelve percent, whichever is less	2,227,883	2,251,852

6.5% line of credit from a Company, secured by real estate in Phoenix, Arizona. Payable at $6,500 per month interest only, due March 2005 extended to July 2005. The line is $1,200,000. Guaranteed by Troy H. Lowrie.	1,200,000	1,200,000

6.5% line of credit from a Bank, secured by the general assets of the Company, payable monthly interest only, due March, 2006. Interest rate is adjustable to 1 percent over the Wall Street Journal Prime Rate. The line is $850,000. Guaranteed by the Troy H. Lowrie.	849,866	849,866

6.5% loan from a bank, secured by general assets of Centerfolds, payable at $10,732 per month including interest, due December 2013. Guaranteed by Lowrie Managememnt LLLP.	871,268	890,058

6.846% loan from a bank, secured by general assets of Glenarm Restaurant, payable at $15,018 per month including interest, due October 2011. Guaranteed by the Troy H. Lowrie.	952,903	981,322

12% Convertible Notes to various investors secured by general assets of Glenarm Restaurants Due in November 2006, payable monthly	1,214,285	1,250,000

7.5% Note to Lowrie Management LLLP, a partnership controlled by Troy H. Lowire, secured by general assets of Glendale Restaurants payable $25,000 monthly interest only note, due July 2005 and July 2006.	4,000,000	4,000,000

8.25% Note to a partnership controlled by Troy H. Lowrie, payable interest only, balance due July 2005.	400,000	500,000

Total	13,688,194	13,940,767

Less:

Amounts included in liabilities of discontinued operation	—	734,346

Current portion of long-term debt	7,353,236	7,263,939

Long-term debt	$6,334,958	$5,942,482

VCG Holding Corp.

Notes To Consolidated Financial Statements

March 31, 2005

Unaudited

5.	Long-Term Debt (Continued)

In March 2003, VCG entered into a Line of Credit and Security Agreement whereby VCG obtained a $1,200,000 short-term credit facility that expired in March 2005 that was subsequently extended to July 2005. The instrument bears interest at 6.5% per annum. In connection with the Line of Credit, VCG issued to the lender 80,000 shares, of VCG’s common stock valued at $3.00 per share. Mr. Lowrie has personally guaranteed the Line of Credit. The Company had drawn $1,200,000 on the line of credit as of March 31, 2005.

In December 2003, VCG entered into a line of credit with a bank for $850,000 that expired in December 2004 and was subsequently extended to March 2005 and bears an interest rate of 6.5% per annum (1% over the Wall Street Journal Prime Rate). In March, 2005 the Company entered into a new arrangement with the bank with the same terms. The new note expires March 31, 2006. The line of credit is guaranteed by Lowrie Management LLLP and the proceeds were used to reduce a prior line of credit and start construction on the night club in Arizona. The Company had drawn $849,866 of the line of credit as of March 31, 2005.

In December 2003, VCGD entered into a loan from a bank for $956,000, payable $10,732 monthly including 6.5% interest, secured by the equipment and fixtures of VCGD and guaranteed by both VCG and Lowrie Management LLLP, due December 2004 and subsequently extended to March 2005. In February 2005 the bank rewrote the note under the same terms as the original note except the due date is December 2014. The balance of the note at March 31, 2005 is $871,268.

In October 2004 as part of the purchase of a club Glenarm Restaurants LLC entered into a loan from a bank as part of the purchase $1,000,000, payable $15,018 monthly including 6.846% interest, secured by the equipment and fixtures of Glenarm Restaurants LLC and guaranteed by both VCG and Lowrie Management LLLP, due November 2011. The balance of the note at March 31, 2005 is $952,903.

On November 12, 2004, the Company sold $1,250,000 of 12% Convertible Subordinated Notes in a private placement transaction. The Convertible Subordinated Notes, which are obligations of the Company’s wholly owned limited liability subsidiary, Glenarm Restaurant LLC, are collateralized by a security interest in all of Glenarm Restaurant LLC’s assets and are guaranteed by the Company. The Convertible Subordinated Notes are payable in principal installments of $35,714 per month starting March 2005, unless earlier converted and are convertible into shares of the Company’s common stock at a conversion price of $2.00 per share at the option of the holders. In connection with the placement of the Convertible Subordinated Notes the purchasers received an aggregate of 156,250 warrants for the purchase of shares of the Company’s common stock exercisable for five years at an exercise price of $3.00 per share and an aggregate of 156,250 warrants for the purchase of shares of the Company’s common stock exercisable for five years at an exercise price of $4.00 per share. The value of the warrants, $87,500, was treated as original issue discount and is being amortized to interest expense over the life of the Convertible Subordinated Notes.

After the allocation of total proceeds of $1,250,000 between the Convertible Subordinated Notes and the accompanying warrants, the Convertible Subordinated Notes were deemed to have a “beneficial conversion feature” in that their effective conversion price was less than the market price of the Company’s common stock on the date of the issuance of the Convertible Subordinated Notes. The value of that beneficial conversion feature was $812,500, which was computed based on the excess of the market value of the common stock, as of the date if the issuance of the Convertible Subordinated Notes, issuable upon the conversion of the Convertible Subordinated Notes over the proceeds received upon their issuance, net of the amount allocated to the accompanying warrants. In accordance with EITF Issue 98-5, the $812,500 attributable to the beneficial conversion feature was credited to paid in capital and was immediately charge to interest expense due to the immediate convertibility of the Convertible Subordinated Notes.

In connection with the placement of the Convertible Subordinated Notes the Company issued to the placement agent warrants for the purchase of 112,500 shares of its common stock exercisable for five years at an exercise price of $2.50, and issued to its financial advisor warrants for the purchase of 200,000 shares of its common stock exercisable for five years at an exercise price of $2.00. The value of these warrants has been recorded as a loan fee and being amortized two years.

VCG Holding Corp.

Notes To Consolidated Financial Statements

March 31, 2005

Unaudited

5.	Long-Term Debt (Continued)

In connection with the placement of the Convertible Subordinated Debentures the Company agreed to use its reasonable best efforts to prepare and file within 30 days of the final closing in the private placement a registration statement to permit resale of all of the securities sold in the private placement. This registration statement was not effective within 90 days from the final closing in the private placement The Company will provide partial compensation, payable in cash, for such failure, to the holders of the Convertible Subordinated Notes in the amount equal to 1.5% of the purchase price of the Convertible Subordinated Notes for each month until a registration statements is filed and declared effective.

Certain purchasers of the Convertible Subordinated Notes obtained the right to invest an additional $1,500,000 through the purchase of additional Convertible Subordinated Notes having terms similar to those issues in November, 2004 but having a conversion price that reflects a premium to the average closing prices for the Company’s common stock calculated during the twenty business days immediately prior to the date of any subscription agreement. As of March 31, 2005 no additional Convertible Subordinated Notes have been issued pursuant to this right.

6.	Redeemable Preferred Stock

During the three months ended March 31, 2005 the Company issued 54,000 shares of its Series A Preferred Stock at $10.00 per share, or an aggregate if $540,000, before offering costs before offering cost of $10,004. At March 31, 2005 there are an aggregate of 942,000 shares of Series A Preferred Stock outstanding.

The Series A Preferred Stock has a dividend rate of 18% per annum, payable in cash monthly to the holders of the Series A Preferred Stock on the 24th of each month. Any unpaid dividends accumulate.

The Series A Preferred Stock is redeemable (i) at the option of the holders at $10.00 per share upon ninety days written notice at any time one year after its issuance, or (ii) by VCG at $10.00 per share immediately upon written notice to the holders after one year. In addition, the Series A Preferred Stock is convertible at the option of the holders after on year into shares of common stock at a conversion price equal to the greater of $4.00 or 75% of the 30 day moving average of the market price of Company’s common stock on the date of conversion.

The Redeemable preferred stock offering costs of $184,381 are being amortized over the one year period before the call or put option. The balance of unamortized offering costs at March 31, 2005 is $138,381. The amortization of the offering costs of $46,000 for the three months ended March 31, 2005 is included in the preferred stock dividends.

7.	Segment Information

The following information is presented in accordance with SFAS No 131, “Disclosures about Segments of an Enterprise and Related Information”. The Company is engaged in owning and operating adult nightclubs and the management of adult night clubs. The Company has identified such segments based on management responsibility and the nature of the Company’s products, services and costs. There are no major distinctions in geographical areas served, as all operations are in the United States. The Company measures segment profit as income from operations. The assets and liabilities are those controlled by each reportable segment. The Company eliminates all inter company revenues and expenses before the measurement of the segments.

VCG Holding Corp.

Notes To Consolidated Financial Statements

March 31, 2005

Unaudited

7.	Segment Information (Continued)

The following table sets forth certain information about each segment’s financial information for the three months ended March 31, 2005 and 2004.

	March 31,
	2005	2004
Business segment sales
Night clubs	$3,432,726	$2,079,082
Management	749,703	719,133

	$4,182,429	$2,798,215

Business segment operating income
Night clubs	$458,407	$461,201
Management	785	10,707

	$459,192	$471,908

Business segment assets
Night clubs	$28,355,744	$22,238,466
Management	819,451	963,053

	$29,175,195	$23,201,519

Business segment liabilities
Night clubs	$15,864,322	$13,299,826
Management	691,465	824,019

	$16,555,787	$14,123,845

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

CCCG, Inc.

Denver, Colorado

We have audited the accompanying balance sheets of CCCG, Inc. as of October 8, 2004, December 31, 2003 and 2002 and the related statements of operations, stockholders’ equity and cash flows for the period ended October 8, 2004 and the years ended December 31, 2003 and 2002. These financial statements are the responsibility of the company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States) Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements, referred to above, present fairly, in all material respects, the financial position of CCCG, Inc. as of October 8, 2004, December 31, 2004 and 2003 and the results of their operations, and their cash flows for the periods then ended in conformity with accounting principles generally accepted in the United States of America.

Denver, Colorado April 1, 2005	Causey Demgen & Moore Inc.

CCCG, Inc.

Balance Sheets

	October 8,	December 31,
	2004	2003	2002
Assets
Current Assets
Cash & cash equivalents	$222,340	$106,710	$66,859
Other receivables	53,684	85,071	113,362
Prepaid expenses	18,780	105,920	109,690
Inventories	241,471	336,836	531,877

Total Current Assets	536,275	634,537	821,788

Property, Plant & Equipment
Land	77,392	77,392	77,392
Building	172,259	172,259	172,259
Vehicles	7,500	7,500	7,500
Equipment	1,064,465	1,034,006	1,003,527
Furniture & fixtures	554,555	550,620	489,785
Leasehold improvements	1,056,880	1,051,280	1,051,280
Less accumulated depreciation and amortization	(1,875,001)	(1,785,585)	(1,622,691)

Net equipment and leasehold improvements	1,058,050	1,107,472	1,179,052

Other Assets
Deposits	300	300	300
Pre-opening costs, net of amortization	2	822	1,916
Recievable - related parties	1,032,667	959,310	807,435

Total Other Assets	1,032,969	960,432	809,651

Total Assets	$2,627,294	$2,702,441	$2,810,491

Liabilities and Stockholder’s Equity
Current Liabilities
Accounts payable - trade	$279,704	$175,518	$250,169
Accounts payable - related parties	460,780	587,328	759,968
Accrued expenses	167,691	465,385	339,842
Outstanding checks in excess of bank balance	—	161,950	—
Current portion of capitalized lease	2,761	47,980	22,070
Current portion of long-term debt	13,205	12,485	11,585
Due to related party	757,221	219,629	176,630

Total current liabilities	1,681,362	1,670,275	1,560,264

Long-term Debt
Capitalized lease	—	2,761	47,980
Long-term debt	88,117	98,113	110,598

Total long-term debt	88,117	100,874	158,578

Stockholders’ Equity
Common stock	1,542,615	1,542,615	1,542,615
Additional paid-in capital	61,750	61,750	61,750
Retained earnings	(746,550)	(673,072)	(512,716)

Total stockholder’s equity	857,815	931,293	1,091,649

Total Liabilities and Stockholders’ Equity	$2,627,294	$2,702,441	$2,810,491

See notes to financial statements

CCCG, Inc.

Statements of Operations

For the period ended October 8, 2004 and years ended, December 31, 2003 and 2002

	October 8,	December 31,
	2004	2003	2002
Revenues
Sales of Alcoholic beverages	$2,068,732	$3,285,504	$4,025,485
Sales of food and merchandise	504,319	721,849	823,431
Service revenue	735,122	1,099,802	1,548,817
Other	377,047	543,131	704,289

Total Revenue	3,685,220	5,650,286	7,102,022

Operating Expenses
Cost of goods sold	812,893	1,227,124	1,292,164
Salaries and wages	1,081,258	1,828,259	1,794,780
Management fee to related parties	217,145	296,398	866,164
Other general and administrative
Taxes and permits	206,822	293,959	326,972
Charge card and bank fees	95,521	157,568	148,643
Rent to related party	165,500	210,000	210,000
Legal and professional	143,980	138,503	200,114
Advertising and marketing	29,907	132,127	67,439
Advertising and marketing - related parties	132,671	109,240	136,487
Other	756,148	1,083,683	1,074,808
Depreciation and amortization	90,237	163,988	169,624

Total Operating Expenses	3,732,082	5,640,849	6,287,195

Income (loss) from operations	(46,862)	9,437	814,827

Other income (expenses)
Interest expense	(7,688)	(8,771)	(9,606)
Interest income	—	—	—
Gain (loss) on sale/dispostion of assets	—	—	—
Bad debt - related parties	(18,928)	(161,022)	(121,962)

Total Other Income (Expenses)	(26,616)	(169,793)	(131,568)

Net income (loss)	$(73,478)	$(160,356)	$683,259

See notes to financial statements

CCCG, Inc.

Statement of Stockholders’ Equity

For the period ended October 8, 2004 and years ended, December 31, 2003 and 2002

	Common Stock		Additional Paid-in Capital	Retained Earnings	Total Stockholders' Equity
	Shares	Amount
Balances, December 31, 2001	100	$1,542,615	$61,750	$17,203	$1,621,568
Distributions to shareholders				(1,213,178)	(1,213,178)
Net income for year ended, December 31, 2002				683,259	683,259

Balances, December 31, 2002	100	1,542,615	61,750	(512,716)	1,091,649
Distributions to shareholders				—	—
Net (loss) for year ended, December 31, 2003				(160,356)	(160,356)

Balances, December 31, 2003	100	1,542,615	61,750	(673,072)	931,293
Distributions to shareholders				—	—
Net (loss) for the period ended, October 8, 2004				(73,478)	(73,478)

Balances, October 8, 2004	100	$1,542,615	$61,750	$(746,550)	$857,815

See notes to financial statements

CCCG, Inc.

Statements of Cash Flows

For the period ended October 8, 2004 and years ended December 31, 2003 and 2002

	October 8,	December 31,
	2004	2003	2002
Net income (loss)	$(73,478)	$(160,356)	$683,259
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	90,237	163,988	169,624
(Increase) decrease in other receivables	31,387	28,291	89,749
(Increase) decrease in inventory	95,365	195,041	16,502
(Increase) decrease in due from related parties	(73,357)	(151,875)	(12,800)
(Increase) decrease in prepaid expenses	87,140	3,771	(20,790)
(Gain) loss on disposition of equipment	—	—	—
Increase (decrease) in trade accounts payable	104,186	(74,650)	(636,803)
Increase (decrease) in related party accounts payable	(126,548)	(172,641)	282,630
Increase (decrease) in due to related party	537,592	42,999	343,743
Increase (decrease) in accrued expenses	(297,694)	125,543	9,181

Net cash provided by operating activities	374,830	109	924,295

Investing Activities
Purchases of equipment and leasehold improvements	(39,994)	(91,324)	(319,140)
Proceeds from disposition of equipment	—	—	—

Net cash used by investing activities	(39,994)	(91,324)	(319,140)

Financing Activities
Outstanding checks in excess of bank balance	(161,950)	161,950	—
Payments on long-term debt	(9,276)	(11,585)	(10,752)
Issuance of capital lease	—	—	65,618
Payments on capital lease	(47,980)	(19,299)	(25,019)
Distribution to shareholders	—	—	(1,213,178)

Net cash provided by financing activities	(219,206)	131,066	(1,183,331)

Net increase (decrease) in cash	115,630	39,851	(578,176)
Cash beginning of year	106,710	66,859	645,035

Cash end of year	$222,339	$106,710	$66,859

Interest paid in cash	$7,688	$8,771	$9,606

See notes to financial statements

CCCG, Inc.

Notes to Financial Statements

October 8, 2004, December 31, 2003 and 2002

1)	Organization

The Company was formed as a Colorado Corporation in June 1990. The Company is in the business of owning and operating a nightclub which provides premium quality live adult entertainment, restaurant and beverage services in an up-scale environment to affluent patrons. The Company operates the nightclub Denver, Colorado.

The Company has selected December 31 as its year end.

2)	Summary of Accounting Policies

Use of Estimates in the Preparation of Financial Statements

Preparation of the Company’s financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

Inventories

Inventories, consisting principally of liquor and food products, are stated at the lower of cost or market (first-in, first-out method).

Property and Equipment

Property and equipment are stated at cost. Cost of property renovations or improvements are capitalized; costs of property maintenance and repairs are charged against operations as incurred. Depreciation and amortization is computed using the straight-line method over the estimated useful lives of the individual assets, as follows:

Building	25 years
Leasehold improvements	15-20 years
Equipment	5-7 years
Furniture & Fixtures	5-7 years

CCCG, Inc.

Notes to Financial Statements (Continued)

October 8, 2004, December 31, 2003, and 2002

2)	Summary of Accounting Policies (Continued)

Receivables from related parties

The Company considers receivable from related parties to be fully collectible from proceeds of the sale of the assets of the company; accordingly, no allowance for doubtful accounts is required. If accounts become uncollectible, they will be charged to operations when that determination is made.

Concentrations of credit risk:

Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents. The Company’s excess cash is deposited in liquid low-risk interest bearing accounts within high quality national financial institutions. At October 8, 2004, December 31, 2003 and 2002 and at various times during the periods, the balance at one financial institution exceeded the FDIC limits.

Advertising costs:

The Company expenses the cost of advertising as incurred. Advertising expense was $162,578, $241,367 and $203,114 for the period ended October 8, 2004 and years ended December 31, 2003 and 2002, respectively.

Fair value of financial instruments

Financial instruments consist of cash and cash equivalents, accounts receivable and payable, and debt. The carrying values of cash and cash equivalents and accounts receivable and payable approximate fair value. The Company believes the fair values and the carrying value of the Company’s debt would not be materially different due to the instruments’ interest rates approximating market rates for similar borrowings at October 8, 2004, December 31, 2003 and 2002.

Revenue Recognition

The Company recognizes all revenues at point-of-sale upon receipt of cash, check or charge card sale. VIP Room Memberships are amortized into revenue over the one year period of membership. The Company sells gift certificates and dance dollars certificates and a reserve is been established for an estimate of the unexpired certificates.

CCCG, Inc.

Notes to Financial Statements (Continued)

October 8, 2004, December 31, 2003, and 2002

2)	Summary of Accounting Policies (Continued)

Income Taxes

No income tax provision has been included in the financial statement since income or loss of the “S” Corporation is required to be reported by the respective partners on their individual tax returns.

Advertising and Marketing

The advertising and marketing costs are expenses as incurred.

Accounting Pronouncements

In May 2003, the FASB issued Statement of Financial Accounting Standards No. 150, “Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity” (“SFAS No. 150”). This statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. This statement is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective for the first interim period beginning after June 15, 2003, with certain exceptions. The adoption of SFAB No. 150, effective July 1, 2003, did not have a material effect on the Company’s results of operations or financial position.

In December 2004, the FASB revised SFAS No. 123, Share–Based Payment (“SFAS No. 123R”). SFAS No. 123R is a revision of SFAS No. 123, Accounting for Stock–Based Compensation, and supersedes Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees. SFAS No. 123R requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant–date fair value of the award. That cost will be recognized over the period in which an employee is required to provide service in exchange for the award. SFAS No. 123R requires a public entity to initially measure the cost of employee services rendered in exchange for an award of liability instruments at its current fair value. The fair value of that award is to be remeasured subsequently at each reporting date through the settlement date. Changes in the fair value during the required service period are to be recognized as an increase or decrease in the amount of compensation cost recognized during the period. We are currently in the process of evaluating different option pricing models and the impact of SFAS No. 123R on our consolidated financial statements. We will adopt 2006.

FASB Interpretation 46R “Consolidation of Variable Interest Entities”, as revised (FIN 46R), requires that variable interest entities created before December 31, 2003 be consolidated during the first interim period beginning after December 31, 2003 be consolidated during the first interim period beginning after December 15, 2003. The adoption of FIN 46-R did not have a material effect on the Company’s results of operations or financial position.

CCCG, Inc.

Notes to Financial Statements (Continued)

October 8, 2004, December 31, 2003, and 2002

2)	Summary of Accounting Policies (Continued)

December 2004, the FASB issued FASB Staff Position No. 109–1 (“FSP 109–1”), Application of FASB Statement No. 109, “Accounting for Income Taxes” (“SFAS No. 109”) to the Tax Deduction on Qualified Production Activities Provided by the American Jobs Creation Act of 2004, which provides guidance on the recently enacted American Jobs Creation Act of 2004 (the “Act”). The Act provides a tax deduction for income from qualified domestic production activities. FSP 109–1 provides for the treatment of the deduction as a special deduction as described in SFAS No. 109. As such, the deduction will have no effect on existing deferred tax assets and liabilities. The impact of the deduction is to be reported in the period in which the deduction is claimed on our U.S. tax return. We do not expect that this deduction will have a material impact on our effective tax rate in future years. FSP 109–1 is effective prospectively as of January 1, 2005.

3)	Obligation under Capital Lease

The Company has a capital lease obligation and as of October 8, 2004 and December 31, 2003 and 2002 the information is summarized as follows:

	October 8, 2004	December 31, 2003	December 31, 2002
Equipment	$87,392	$87,392	$87,392
Less accumulated depreciation.	(69,914)	(52,436)	(34,958)

	$17,478	$34,956	$52,434

The capital lease requires a monthly payment of $1,153.56 including effective interest of 15.491% per annum through December 2004.

Future minimum lease payments under capital leases at October 8, 2004 are as follows:

Future minimum payments:
2004	$3,460
Less: amount representing interest	699

Present value of future minimum lease payment	2,761
Less: current maturities	2,761

Long-term capital lease obligation	$-0-

CCCG, Inc.

Notes to Financial Statements (Continued)

October 8, 2004, December 31, 2003, and 2002

4)	Related Party Transactions

Building Lease

The Company rents its facility from Glenarm Associates, Inc., owned by several of the shareholders of the Company. The following are the amounts of rent paid to Glenarm Associates, Inc. each period:

Period ended
October 8, 2004	$165,500
December 31, 2003	$210,000
December 31, 2002	$210,000

Loan to and from Shareholders and Related Companies

The Company made advances to its shareholders and related operating companies during the periods 2002 through 2004. In addition the Company had marketing and management fees paid by one of its related companies and reimbursed the related company for the expenses as they were billed. The balances in the receivable - related parties for each of the periods presented advances to several shareholders and several related companies. The balances in due to related parties represents amounts due to several shareholders for the period presented.

The following is a summary of the related party accounts payable transactions:

	October 8, 2004	December 31, 2003	December 31, 2002
Balance at beginning of year	$587,328	$759,968	$1,042,598
Rent income	(8,100)	(10,000)	(10,000)
Cost of goods sold	18,781	16,048	12,948
Management fees	217,145	296,398	866,164
Rent expense	165,000	210,000	210,000
Advertising	132,671	190,240	136,487
Other	48,053	84,865	135,340
Payments	(700,598)	(960,191)	(1,633,569)

Balance at end of year	$460,780	$587,328	$759,968

The following are the changes in the other related party accounts:

	October 8, 2004	December 31, 2003	December 31, 2002
Due from related parties (net of bad debt)	$73,357	$151,875	$12,800

Due to related parties	$537,592	$42,999	$171,578

CCCG, Inc.

Notes to Financial Statements (Continued)

October 8, 2004, December 31, 2003, and 2002

5)	Long-term Debt

7.5 % interest note payable to an individual due January 2012 payable at $1,696 per month including interest, secured by real estate. The outstanding balances are as follows:

	October 8, 2004	December 31,
		2003	2002
Balance due	$101,322	$110,598	$122,183
Less current portion	(13,205)	(12,485)	(11,585)

Long-term portion	$88,117	$98,113	$110,598

The following is the five year maturities of the note:

2005	$13,205
2006	14,499
2007	15,624
2008	16,837
2009	18,145
Thereafter	23,012

$101,322

6)	Subsequent event

On October 8, 2004, the Company sold substantially all of the assets of CCCG, Inc. to a subsidiary of VCG Holding Corp., Glenarm Restaurant LLC. The purchase price was allocated to the assets acquired based on their fair values. Consideration for the purchase was $6,122,550 paid in cash.

VCG Holding Corp

Unaudited Pro Forma Combined Information

Introduction

On October 8, 2004, the Company acquired the assets of CCCG, Inc. a Colorado corporation. The acquisition of CCCG, Inc. was accounted for by the purchase method of accounting; therefore the operations have been included in the accompanying statements of operations since the date of acquisition. The operations are included as Glenarm Restaurant LLC. Under purchase accounting, the purchase price was allocated to the assets acquired based on their fair values. Consideration for the purchase was $6,122,550

The unaudited pro forma combined financial statements do not purport to be indicative of the results that would actually have been obtained if the combinations had been in effect on the dates indicated, or that may be obtained in the future combined financial statements should be read in conjunction with the historical consolidated financial statements of VCG Holding Corp., together with the related notes thereto.

VCG Holding Corp.

Pro Forma Statements of Income

For the year ended December 31, 2004

	As Reported	CCCG, Inc.	Combined		Pro Forma Adjustments	Pro Forma
Revenues
Sales of Alcoholic beverages	$4,386,146	$2,068,732	$6,454,878			$6,454,878
Sales of food and merchandise	648,636	504,319	1,152,955			1,152,955
Service revenue	3,240,003	735,122	3,975,125			3,975,125
Management fees and other income	3,944,799	377,047	4,321,846			4,321,846

Total Revenue	12,219,584	3,685,220	15,904,804			15,904,804

Operating Expenses
Cost of goods sold	1,289,118	812,893	2,102,011			2,102,011
Salaries and wages	4,703,486	1,081,258	5,784,744			5,784,744
Management fee	12,200	217,145	229,345	a	(217,145)	12,200
Other general and administrative Taxes and permits	398,617	206,822	605,439			605,439
Charge card and bank fees	122,975	95,521	218,496			218,496
Rent	405,356	165,500	570,856			570,856
Legal and professional	468,098	143,980	612,078			612,078
Advertising and marketing	636,924	162,578	799,502			799,502
Other	2,184,458	756,148	2,940,606			2,940,606
Depreciation & amortization	551,927	90,237	642,164			642,164

Total Operating Expenses	10,773,159	3,732,082	14,505,241			14,288,096

Income (loss) from operations	1,446,425	(46,862)	1,399,563			1,616,708

Other income (expenses)
Interest expense	(1,428,113)	(7,688)	(1,435,801)			(1,435,801)
Interest income	138,402	—	138,402			138,402
Gain on sale of assets	11,379		11,379			11,379
Gain on sale of marketable securities	67,385	—	67,385			67,385
Loss on options	(764,957)	—	(764,957)			(764,957)

	As Reported	CCCG, Inc.	Combined		Pro Forma Adjustments	Pro Forma
Bad debt on uncollectable note receivable	(617,404)	(18,928)	(636,332	)b	18,928	(617,404)

Total Other Income (Expenses)	(2,593,308)	(26,616)	(2,619,924)			(2,600,996)

Income (loss) from continuing operations before income taxes	(1,146,883)	(73,478)	(1,220,361)			(984,288)

Income tax expense - current	(314,402)	—	(314,402)			(314,402)
Income tax expense - deferred	(86,347)	—	(86,347)			(86,347)

Total income taxes	(400,749)	—	(400,749)			(400,749)

Minority interest	(37,177)	—	(37,177)			(37,177)

Income (loss) from continuing operations	(783,311)	(73,478)	(856,789)			(620,716)
Discontinued operations
Loss from operations of discontinued, including loss on disposal of $810,572	(1,075,184)	—	(1,075,184)			(1,075,184)
Income tax	60,334	—	60,334			60,334

Loss from discontinued operations	(1,014,850)	—	(1,014,850)			(1,014,850)

Net income (loss)	(1,798,161)	(73,478)	(1,871,639)			(1,635,566)

Preferred stock dividends	(323,460)	—	(323,460)			(323,460)

Net income (loss) applicable to common shareholders	$(2,121,621)	$(73,478)	$(2,195,099)			$(1,959,026)

Basic income per common share	$(0.26)	$(0.01)	$(0.27)			$(0.24)
Weighted average shares outstanding	8,121,107	8,121,107	8,121,107			8,121,107

VCG Holding Corp

Notes to Unaudited Pro Forma Combined Information

For the Year Ended December 31, 2004

The unaudited pro forma combined financial information gives effect to the following:

The unaudited pro forma combined financial information reflects the following adjustments:

(a)	To eliminate the management fee paid by CCCG, Inc. that is no longer being paid.

(b)	To eliminate the bad debt expense that is unrelated to operations as VCG Holding Corp does not carry house accounts.

VCG Holding Corp.

Pro Forma Statements of Income

For the year ended December 31, 2003

	As Reported	CCCG, Inc.	Combined		Pro Forma Adjustments	Pro Forma
Revenues
Sales of Alcoholic beverages	$3,580,711	$3,285,504	$6,866,215			$6,866,215
Sales of food and merchandise	250,575	721,849	972,424			972,424
Service revenue	2,050,783	1,099,802	3,150,585			3,150,585
Management fees and other income	4,272,608	543,131	4,815,739			4,815,739

Total Revenue	10,154,677	5,650,286	15,804,963			15,804,963

Operating Expenses
Cost of goods sold	907,047	1,227,124	2,134,171			2,134,171
Salaries and wages	4,256,587	1,828,259	6,084,846			6,084,846
Management fee	35,216	296,398	331,614 a		(296,398)	35,216
Other general and administrative
Taxes and permits	437,051	293,959	731,010			731,010
Charge card and bank fees	100,574	157,568	258,142			258,142
Rent	272,960	210,000	482,960			482,960
Legal and professional	230,808	138,503	369,311			369,311
Advertising and marketing	362,070	241,367	603,437			603,437
Other	1,555,595	1,083,683	2,639,278			2,639,278
Royalties
Depreciation & amortization	294,058	163,988	458,046			458,046

Total Operating Expenses	8,451,966	5,640,849	14,092,815			13,796,417

Income from operations	1,702,711	(9,437)	1,712,148			2,008,546

Other income (expenses)
Interest expense	(307,846)	(8,771)	(316,617)			(316,617)
Interest income	76,772	—	76,772			76,772
Bad debt	—	(161,022)	(161,022	)b	161,022	—
Gain on sale of marketable securities	3,085	—	3,085			3,085

Total Other Income (Expenses)	(227,989)	(169,793)	(397,782)			(236,760)

Income (loss) from continuing operations before income taxes	1,474,722	(160,356)	1,314,366			1,771,786

Income tax expense - current	229,979	—	229,979			229,979
Income tax expense - deferred	86,347	—	86,347			86,347

Total income taxes	316,326	—	316,326			316,326

Minority interest	(48,625)	—	(48,625)			(48,625)

Income (loss) from continuing operations	1,109,771	—	949,415			1,406,835

Discontinued operations
Income from operations of discontinued, including loss on the disposal of $0	59,641	—	59,641			59,641
Income tax	(20,278)	—	(20,278)			(20,278)

Income from discontinued operations	39,363	—	39,363			39,363

Net income (loss)	$1,149,134	$(160,356)	$988,778			$1,446,198

Basis income (loss) per common share	$0.16	$(0.02)	$0.14			$0.20
Weighted average shares outstanding	7,070,760	7,070,760	7,070,760			7,070,760

VCG Holding Corp

Notes to Unaudited Pro Forma Combined Information

For the Year Ended December 31, 2003

The unaudited pro forma combined financial information gives effect to the following:

The unaudited pro forma combined financial information reflects the following adjustments:

(a)	To eliminate the management fee paid by CCCG, Inc. that is no longer being paid.

(b)	To eliminate the bad debt expense that is unrelated to operations as VCG Holding Corp does not carry house accounts and will not have uncollectible to CCCG, Inc. related companies.

VCG HOLDING CORP.

1,350,000 shares of Common Stock Issuable upon Conversion

of the Convertible Subordinated Notes and Exercise of Warrants

COMMON STOCK

PROSPECTUS

July     , 2005

You should rely only on the information contained in this prospectus. No dealer, salesperson or other person is authorized to give information that is not contained in this prospectus. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is correct only as of the date of this prospectus, regardless of the time of the delivery of this prospectus or any sale of these securities.

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.	Indemnification of Directors and Officers

The Colorado Business Corporation Act generally allows for the indemnification of directors, officers, employees and agents of a corporation against liabilities incurred in any proceeding in which an individual is made a party because he was a director, officer, employee or agent of the corporation if such person conducted himself in good faith and reasonably believed his actions were in, or not opposed to, the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Our Articles of Incorporation provide that we (i) shall indemnify and advance expenses to a director or officer in connection with a proceeding to the fullest extent permitted or required by and in accordance with the Act, and (ii) may, as determined by the Board of Directors in a specific instance or by resolution of general application, indemnify and advance expense to an employee, fiduciary or agent in connection with a proceeding to the extent permitted or required by and in accordance with the Act.

Our Bylaws provide that our director(s) shall perform his or her duties as a director, including his or her duties as a member of any committee of the Board upon which he or she may serve, in good faith, in a manner he or she reasonably believes to be in the best interests of the corporation, and with such care as an ordinarily prudent person in a like position would use under similar circumstances. In performing his or her duties, a director shall be entitled to rely on information, opinions, reports, or statements, including financial statements and other financial data, in each case prepared or presented by persons and groups listed below; but he or she shall not be considered to be acting in good faith if he or she has knowledge concerning the matter in question that would cause such reliance to be unwarranted. A person who so performs his or her duties shall not have any liability by reason of being or having been a director of the corporation. Those persons and groups on whose information, opinions, reports, and statements a director is entitled to rely upon are:

(a) one or more of our officers or employees whom the director reasonably believes to be reliable and competent in the matters presented;

(b) counsel, public accountants, or other persons as to matters which the director reasonably believes to be within such persons’ professional or expert competence; or

(c) a committee of the Board upon which he or she does not serve, duly designated in accordance with the provision of the Articles of Incorporation or Bylaws, as to matters within its designated authority, which committee the director reasonably believes to merit confidence.

The foregoing is qualified in its entirety by reference to the Act and our Articles of Incorporation and Bylaws and shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled or subsequently acquire under any statute, provision of our Articles of Incorporation or Bylaws, agreement, vote of shareholders or disinterested directors, or otherwise.

At present, there is no pending litigation or other proceeding involving a director or officer of the Registrant as to which indemnification is being sought, nor is the Registrant aware of any threatened litigation that may result in claims for indemnification by any officer or director.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or controlling persons, pursuant to the foregoing provisions, or otherwise, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

We may purchase and maintain insurance on behalf of any person or entity who or which is or was a director, officer, employee or agent of the corporation against any liability asserted against or incurred by such person or entity in such capacity or arising out of such person’s or entity’s status as such, whether or not we would have the power to indemnify such person or entity against such liability under the Act, or the provisions of our Articles of Incorporation or Bylaws.

Item 25.	Other Expenses of Issuance and Distribution

The following table sets forth the estimated costs and expenses, other than the underwriting discounts and commissions, payable by the registrant in connection with the offering of the securities being registered. All the amounts shown are estimates, except for the registration fee:

SEC registration fee	$440.41
Accounting fees and expenses	$2,500.00
Legal fees and expenses	$10,000.00
Printing and miscellaneous expenses	$1,500.00

Total	$14,440.41

Item 26.	Recent Sales of Unregistered Securities

The following information relates to our securities sold during the twelve months ended December 31, 2004, which were not registered under the Securities Act and which have not been previously disclosed:

Common stock

In the fourth quarter 2004, we issued 60,000 shares of restricted common stock valued at $2.50 per share in consideration for loan fees for the following transactions:

•	A loan fee in the amount 20,000 common stock shares in connection with execution of a 12% 30-day promissory note from in the amount of $1,000,000 payable to an unaffiliated third party. This note was paid in full on October 31, 2004.

•	A one-year renewal fee in the amount of 40,000 common stock shares in connection with the renewal of a line of credit of $1,200,000 with an unaffiliated third party. For additional discussion on these transactions please refer to Certain Relationships and Related Transactions.

Convertible Notes Payable

On November 9, 2004, we sold $1,250,000 of 12% convertible subordinated notes in a private placement transaction. The notes, which were issued by our wholly-owned subsidiary, Glenarm Restaurant LLC (Glenarm), have a term of two years and are convertible into shares of our common stock at a conversion price of $2.00 per share at the option of the noteholders. In addition, for every $10,000 principal amount of the notes purchased, an investor in the private placement received a 5-year warrant to purchase up to 1,250 common stock shares at an exercise price of $3.00 per share and a warrant to purchase up to 1,250 common stock shares at an exercise price of $4.00 per share. We also agreed to use our reasonable best efforts to prepare and file within 30 days of the final closing in the private placement a registration statement to permit resale of all of our securities sold in the private placement. If this registration statement is not effective within 90 days from the final closing in the private placement we will provide partial compensation, payable in cash, for such failure to our noteholders in the amount equal to 1.5% of the purchase price for each month until a registration statements is filed and declared effective. Also, some purchasers obtained the right to purchase an additional $1,500,000 of the notes and warrants at the conversion price equal to $3.51 per share, and additional five year warrants exercisable at $3.86 and $4.21. Also, as an additional consideration to the investors in the private placement, upon the purchase of our securities, Glenarm has granted a perfected priority security interest in all of its assets, including goods and equipment, to the investors in the private placement pursuant to a certain security agreement with such investors.

Westminster Securities Corporation acted as an exclusive placement agent in the private placement. We paid Westminster a commission equal to twelve percent (12%) of the dollar value of the aggregate number of securities sold in the private placement (which is equal to $150,000), and issued 5-year placement agent’s warrants to individuals affiliated with Westminster to purchase a number of shares of our common stock equal, in the aggregate, to twelve percent (12%) of common stock shares underlying the notes and warrants sold in the private placement, with an exercise price of $2.00 per share. Also, we issued 5-year financial advisor’s warrants to individuals in the private placement to purchase an aggregate amount of 200,000 shares of our common stock, with an exercise price of $2.50 per share. In addition to the right of exercise, the holders of financial advisor’s and placement agent’s warrants have the right to make a cashless exercise of their respective warrants into shares of our common stock as provided in the warrant agreement.

The securities were issued under the exemption(s) provided by Sections 4(2) and 4(6) of the Securities Act. The securities were issued to a limited number of “accredited investors” within the meaning of the rules and regulations issued under the Securities Act, or to sophisticated persons that had such knowledge and experience in financial and business matters that they were able to evaluate the merits and risks of an investment in our company.

Preferred Stock

We have authorized 1,000,000 shares of the Series A Preferred Stock. We issued 942,000 shares of Series A Preferred Stock at $10.00 per share to 44 shareholders as of March 31, 2005. The Series A Preferred Stock is callable after September 24, 2005. It is convertible after the call at the option of the shareholder only if the shares are trading above $5.34 per share at the time of the conversion. At any time after September 24, 2005 the shareholders with 90 days notice can put the shares back to the company at $10.00 per share . Our Board of Directors has authorized the payment of an 18% cash dividend to be paid monthly to the shareholders of record on the 24th of each month. We paid $323,460 to the Series A Preferred shareholders for the year ended December 31, 2004.

Item 27.	Exhibits

(a) Exhibits Pursuant to Item 601 of Regulation S-B:

Exhibit No.	Identification of Exhibit
3.1	Articles of Incorporation (1)

3.2	Bylaws (1)

4.1	Specimen copy of certificate for common stock $.0001 par value (1)

4.2	Specimen copy of certificate for preferred stock $.0001 par value (1)

4.3	Stock Option and Stock Bonus Plan (1)*

4.4	Security Agreement (9)

4.5	Subscription Agreement (9)

4.6	Parent Guarantee Agreement (9)

4.7	Additional Investment Rights Agreement (9)

4.8	Voting Agreement (9)

4.9	12% Convertible Senior Subordinated Note (9)

4.10	$3.00 Stock Purchase Warrant (9)

4.11	$4.00 Stock Purchase Warrant (9)

5.1	Opinion of Cozen O’Connor (10)

10.1	Stock Purchase/Sale Agreement, dated March 27, 2002, between VCG and Shelia Lichty and Linda Sonnenschein (1)

10.2	Lease Agreement for 213-215 Madison, Brooklyn, Illinois, dated May 1, 2002, between VCG and RELMSS Service, Inc. (1)

10.3	Purchase Agreement dated May 13, 2002 between Lowrie Management, LLLP and Havair Realty (1)

10.4	Letter from Lowrie Management, LLLP to Havair Realty LLP, dated May 13, 2002 (1)

10.5	Stock Purchase Agreement, dated June 30, 2002, between VCG, Tennessee Restaurant Concepts, Inc., Lowrie Management, LLLP and Troy H. Lowrie (1)

10.6	Contract to Buy and Sell Real Estate, dated June 30, 2002, between VCG and Tennessee Restaurant Concepts II, LP (1)

10.7	Trademark License Agreement, dated June 30, 2002, between VCG and Lowrie Management, LLLP (1)

10.8	Line of Credit and Security Agreement, dated June 30, 2002, between VCG and Lowrie Management, LLLP (1)

10.9	Management Contract, dated July 1, 2002, between VCG and International Entertainment Consultant, Inc. (1)*

10.10	Plan of Reorganization Pursuant to IRC §351, dated August 14, 2002, between VCG and Indy of Colorado, Ltd. (1)

10.11	Line of Credit and Security Agreement, dated March 7, 2003, between VCG and Red Rock Investments Co. (2)

10.12	Agreement to Purchase/Sell Real Estate, dated March 5, 2003, between VCG Real Estate Holdings, Inc. and Sacred Grounds Resources, L.L.C. (1)

10.13	Glendale Lease Agreement dated October 1, 2004. (3)

10.14	Tennessee Concepts Purchase Agreement dated January 5, 2005 (4)

10.15	Tennessee Concepts Promissory Note dated January 5, 2005 (4)

10.16	Tennessee Concepts Wraparound Note dated January 5, 2005 (4)

10.17	Tennessee Concepts Sales Contract dated January 5, 2005 (4)

10.18	First Amendment to Commercial Lease dated February 3, 2005 (5)

10.19	Limited Partnership Purchase Agreement, executed effective June 30, 2004, by and among VCG Holding Corp., WCC Acquisitions, Inc. and Lowrie Management LLLP (6)

10.20	Promissory Note and Security Agreement dated July 21, 2004 with Lowrie Management LLLP (6)

10.21	Agreement for the Purchase and Sale of Assets dated August 18, 2004 (7)

10.22	Lease Agreement dated August 31, 2004 (7)

21.1	List of Subsidiaries (10)

23.1	Cozen O’Connor Consent (included in Exhibit 5) (10)

23.2	Causey Demgen & Moore, Inc. Consent (10)

24	Power of Attorney (included on signature page)

*	Indicates a management contract or compensation plan or arrangement.

(1)	Incorporated by reference from Registration Statement on Form SB-2 filed on September 10, 2002 (No. 333-99379).

(2)	Incorporated by reference from Amendment No. 2 to the Registration Statement on Form SB-2 filed on April 21, 2003.

(3)	Incorporated by reference from Current Report on Form 8-K filed on October 8, 2004.

(4)	Incorporated by reference from Current Report on Form 8-K filed on January 11, 2005.

(5)	Incorporated by reference from Current Report on Form 8-K filed on February 9, 2005.

(6)	Incorporated by reference from Current Report on Form 8-K filed on July 29, 2004.

(7)	Incorporated by reference from Amended Current Report on Form 8-K/A filed on October 18, 2004.

(8)	Incorporated by reference from the Annual Report on Form 10-KSB filed May 20, 2003.

(9)	Incorporated by reference from our Quarterly Report on Form 10-QSB for the period ended September 30, 2004 as filed with the Commission on November 22, 2004.

(10)	Filed herewith.

Item 28.	Undertakings

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

i.	include any prospectus required by Section 10(a)(3) of the Securities Act;

ii.	reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; provided, however, that notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

iii.	include any material or changed information on the plan of distribution.

(2)

That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) and 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to he securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fine offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the end of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Denver, Colorado, on July 11, 2005.

VCG HOLDING CORP.

By:	/s/ Troy H. Lowrie
Troy H. Lowrie
Chairman, Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears constitutes and appoints Troy H. Lowrie and Donald W. Prosser, or either of them, as true and lawful attorneys-in-fact and agents with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities to sign the Registration Statement filed herewith and any or all amendments to said Registration Statement (including post-effective amendments and registration statements filed pursuant to Rule 462 and otherwise), and to file the same, with all exhibits thereto, and other documents in connection therewith, the Securities and Exchange Commission granting unto said attorney-in-fact and agents the full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Troy H. Lowrie Troy H. Lowrie	Chief Executive Officer and Director	July 11, 2005

/s/ Edward Bearman Edward Bearman	Director	July 11, 2005

/s/ Micheal L. Ocello Micheal L. Ocello	President and Director	July 11, 2005

/s/ Robert J. McGraw, Jr. Robert J. McGraw, Jr.	Director	July 11, 2005

/s/ Rand E. Kruger Rand E. Kruger	Director	July 11, 2005

/s/ Allan S. Rubin Allan S. Rubin	Director	July 11, 2005

/s/ Donald W. Prosser Donald W. Prosser	Chief Financial and Accounting Officer, Director	July 11, 2005